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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HOSPIRA, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 10, 2015

Dear Stockholder:

         You are cordially invited to attend a special meeting of stockholders of Hospira, Inc., which we refer to as Hospira, to be held on May 13, 2015, at the Four Seasons Hotel at 1111-14th Street, Denver, Colorado 80202, at 9:00 a.m., Mountain time.

         At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of February 5, 2015, which we refer to as the merger agreement, among Pfizer Inc., which we refer to as Pfizer; Perkins Holding Company, which we refer to as Acquisition Sub and which is a wholly owned subsidiary of Pfizer; and Hospira. Pursuant to the terms of the merger agreement, Acquisition Sub will merge with and into Hospira, which we refer to as the merger, and Hospira will become a wholly owned subsidiary of Pfizer. You also will be asked to consider and vote on a non-binding advisory proposal to approve compensation that will or may become payable by Hospira to its named executive officers in connection with the merger.

         If the merger is completed, you will be entitled to receive $90.00 in cash, without interest, for each share of our common stock you own (unless you have properly exercised your appraisal rights with respect to such shares), which represents a premium of (i) approximately 39% to Hospira's closing stock price on February 4, 2015, the last trading day prior to the public announcement of the execution of the merger agreement, and (ii) approximately 48% over the volume weighted average share price of our common stock during the 90 days ended February 4, 2015.

         Hospira's Board of Directors, after considering the reasons more fully described in this proxy statement, unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Hospira and its stockholders, and approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement. The Board of Directors unanimously recommends that you vote (i) "FOR" the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, (ii) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger and (iii) "FOR" the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

         The enclosed proxy statement provides detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of our Board of Directors in connection with its evaluation of the merger agreement and the merger. We encourage you to read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety. You may also obtain more information about Hospira from documents we file with the Securities and Exchange Commission from time to time.

         Whether or not you plan to attend the special meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in "street name," you should instruct your broker how to vote in accordance with the voting instruction form you will receive from your broker, bank or other nominee.

         Your vote is very important, regardless of the number of shares that you own. We cannot complete the merger unless the proposal to adopt the merger agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock. The failure of any stockholder to vote in person by ballot at the special meeting, to submit a signed proxy card or to grant a proxy electronically over the Internet or by telephone will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. If you hold your shares in "street name," the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

         If you have any questions or need assistance voting your shares of our common stock, please contact Georgeson Inc., our proxy solicitor, by calling (800) 676-0194 toll-free.

         On behalf of our Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

John C. Staley Chairman of the Board of Directors	F. Michael Ball Chief Executive Officer

         Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

         The accompanying proxy statement is dated April 10, 2015 and, together with the enclosed form of proxy card, is first being mailed to stockholders of Hospira on or about April 13, 2015.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

         Notice is hereby given that a special meeting of stockholders of Hospira, Inc., a Delaware corporation, which we refer to as Hospira, will be held on May 13, 2015, at the Four Seasons Hotel at 1111-14th Street, Denver, Colorado 80202, at 9:00 a.m., Mountain time for the following purposes:

           1.      To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of February 5, 2015, which we refer to as the merger agreement, among Pfizer Inc., which we refer to as Pfizer; Perkins Holding Company, which we refer to as Acquisition Sub and which is a wholly owned subsidiary of Pfizer; and Hospira, as it may be amended from time to time (a copy of the merger agreement is attached as Annex A to the proxy statement accompanying this notice);

           2.      To consider and vote on the proposal to approve, by means of a stockholder advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger contemplated by the merger agreement;

           3.      To consider and vote on the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and

           4.      To transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

         The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon is required to approve the proposal to adopt the merger agreement. The affirmative vote of a majority of the votes cast at the special meeting, whether or not a quorum is present, is required to approve the proposal to approve one or more adjournments of the special meeting. The affirmative vote of a majority of the votes cast at the special meeting is required to approve the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger. The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement, but will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger. If you hold your shares in "street name," the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement, but will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable to Hospira's named executive officers in connection with the merger. Abstentions will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement, but will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger.

         Only stockholders of record as of the close of business on April 8, 2015 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof. A list of stockholders entitled to vote at the special meeting will be available in our offices located at 275 North Field Drive, Lake Forest, Illinois, 60045, during regular business hours for a period of at least ten days before the special meeting and at the place of the special meeting during the meeting.

         Stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of Hospira common stock if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all applicable requirements under Delaware law, which are summarized herein and reproduced in their entirety in Annex C to the accompanying proxy statement.

         The Board of Directors unanimously recommends that you vote (i) "FOR" the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, (ii) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger and (iii) "FOR" the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

By Order of the Board of Directors,

Royce Bedward Secretary

Dated: April 10, 2015

YOUR VOTE IS IMPORTANT

        WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE, (2) THROUGH THE INTERNET OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before the special meeting. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished to you by such broker, bank or other nominee, which is considered the stockholder of record, in order to vote. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.

        If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone, or vote by ballot in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you are a stockholder of record, voting in person by ballot at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a broker, bank or other nominee, you must obtain from the record holder a valid proxy issued in your name in order to vote in person at the special meeting.

        We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and annexes to the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

480 Washington Blvd., 26th Floor
Jersey City, NJ 07310
Email: hospira@georgeson.com
Call toll-free: (800) 676-0194

SUMMARY

        This summary highlights selected information from this proxy statement related to the merger of Perkins Holding Company with and into Hospira, Inc., with Hospira, Inc. surviving as a wholly owned subsidiary of Pfizer Inc., which transaction we refer to as the merger, and may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page 94. The merger agreement is attached as Annex A to this proxy statement.

        Except as otherwise specifically noted in this proxy statement or as context otherwise requires, "Hospira," "we," "our," "us" and similar words in this proxy statement refer to Hospira, Inc. including, in certain cases, our subsidiaries. Throughout this proxy statement we refer to Pfizer Inc. as Pfizer or Parent and Perkins Holding Company as Acquisition Sub. In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of February 5, 2015, as it may be amended from time to time, among Pfizer, Acquisition Sub and Hospira, as the merger agreement.

Parties Involved in the Merger (page 28)

Hospira, Inc.

        Hospira is the world's leading provider of injectable drugs and infusion technologies, and a global leader in biosimilars. Hospira's portfolio includes generic acute-care and oncology injectables, biosimilars, and integrated infusion therapy and medication management products. Its portfolio of products is used by hospitals and alternate site providers, such as clinics, home healthcare providers and long-term care facilities.

        Hospira was incorporated in Delaware on September 16, 2003, as a wholly owned subsidiary of Abbott Laboratories. Our business first began operation as part of Abbott in the 1930s. On April 30, 2004, Abbott distributed our common stock to Abbott's shareholders. On that date, we began operating as an independent company. Our common stock is currently listed and traded on the New York Stock Exchange, which we refer to as the NYSE, under the symbol "HSP."

Pfizer Inc.

        Pfizer is a research-based, global biopharmaceutical company. Pfizer applies science and its global resources to bring therapies to people that extend and significantly improve their lives through the discovery, development and manufacture of healthcare products. Its global portfolio includes medicines and vaccines, as well as many of the world's best-known consumer healthcare products. Pfizer works across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Pfizer collaborates with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world.

        Pfizer's common stock is currently listed on the NYSE under the symbol "PFE." Upon completion of the merger, Hospira will be a wholly owned subsidiary of Pfizer.

Perkins Holding Company

        Acquisition Sub is a Delaware corporation and a wholly owned subsidiary of Pfizer, formed on February 2, 2015, for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Upon completion of the merger, Acquisition Sub will cease to exist.

Certain Effects of the Merger on Hospira (page 29)

        Upon the terms and subject to the conditions of the merger agreement, Acquisition Sub will merge with and into Hospira, with Hospira continuing as the surviving corporation and a wholly owned subsidiary of Pfizer. Throughout this proxy statement, we use the term surviving corporation to refer to Hospira as the surviving corporation following the merger. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

        The time at which the merger will become effective, which we refer to as the effective time of the merger, will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Pfizer may agree and specify in the certificate of merger).

Effect on Hospira if the Merger is Not Completed (page 30)

        If the merger agreement is not adopted by Hospira stockholders or if the merger is not completed for any other reason, Hospira stockholders will not receive any payment for their shares of common stock. Instead, Hospira will remain a public company, our common stock will continue to be listed and traded on the NYSE and registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and we will continue to file periodic reports with the Securities and Exchange Commission, which we refer to as the SEC. Under specified circumstances, Hospira may be required to reimburse certain of Pfizer's expenses incurred in respect of the transactions contemplated by the merger agreement or pay Pfizer a termination fee, in each case upon the termination of the merger agreement, as described under "Proposal 1: Adoption of the Merger Agreement—Termination Fees" and "—Expense Reimbursement" beginning on page 87.

Merger Consideration (page 30)

        In the merger, each outstanding share of our common stock (other than (i) shares owned by Hospira as treasury stock, (ii) shares owned, directly or indirectly, by Pfizer or Acquisition Sub and (iii) shares owned by stockholders who are entitled to and who properly exercise and perfect their demand for appraisal rights under Delaware law; collectively we refer to all such shares in this proxy statement as "excluded shares") will be converted automatically into the right to receive $90.00 in cash, without interest and less any applicable withholding taxes, which amount we refer to as the per share merger consideration, and, without any action by the holders of such shares, will cease to be outstanding, be canceled and cease to exist, and each certificate formerly representing any of the shares of Hospira common stock (other than the excluded shares) will thereafter represent only the right to receive the per share merger consideration. As described further in "Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures" beginning on page 73, at or immediately prior to the effective time of the merger, Pfizer will deposit or cause to be deposited sufficient funds to pay the aggregate per share merger consideration with a designated paying agent. Following completion of the merger, once a stockholder has provided the paying agent with his or her stock certificates or book-entry shares, as applicable, and the other items specified by the paying agent, the paying agent will promptly pay the stockholder the per share merger consideration.

        After the merger is completed, under the terms of the merger agreement, you will have the right to receive the per share merger consideration, but you no longer will have any rights as a Hospira stockholder as a result of the merger (except that stockholders who properly exercise and perfect their demand for right of appraisal will have the right to receive a payment for the "fair value" of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described under "The Merger—Appraisal Rights" beginning on page 61).

The Special Meeting (page 24)

Date, Time and Place

        The special meeting of our stockholders will be held on May 13, 2015, at the Four Seasons Hotel at 1111-14th Street, Denver, Colorado 80202, at 9:00 a.m., Mountain time.

Record Date; Shares Entitled to Vote

        You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on April 8, 2015, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date.

Purpose

        At the special meeting, we will ask our stockholders of record as of the record date to vote on proposals (i) to adopt the merger agreement, (ii) to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger, and (iii) to approve one or more adjournments of the special meeting to a later date to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Quorum

        As of the record date, there were approximately 172,688,857 shares of our common stock outstanding and entitled to be voted at the special meeting. A quorum of stockholders is necessary to hold a special meeting. Holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting, either present in person or represented by proxy, will constitute a quorum at the special meeting. As a result, 86,344,429 shares must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum.

Required Vote

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon is required to adopt the merger agreement. Approval of the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger requires the affirmative vote of a majority of the votes cast at the special meeting and entitled to vote thereon. Approval of the proposal to approve one or more adjournments of the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the votes cast at the special meeting and entitled to vote thereon.

Share Ownership of Our Directors and Executive Officers

        As of April 8, 2015, the record date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 665,911 shares of our common stock (excluding any shares of our common stock that would be delivered upon exercise or conversion of stock options or other equity-based awards), representing approximately 0.39% of the outstanding shares of our common stock. Our directors and executive officers have informed us that they currently intend to vote all of their shares of Hospira common stock (i) "FOR" the proposal to adopt the merger agreement, (ii) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger and (iii) "FOR" the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Voting of Proxies

        Any Hospira stockholder of record entitled to vote at the special meeting may submit a proxy by returning a signed proxy card by mail or voting electronically over the Internet or by telephone, or may vote in person by appearing at the special meeting. If you are a beneficial owner and hold your shares of Hospira common stock in "street name" through a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish to vote your shares of Hospira common stock using the instructions provided by your broker, bank or other nominee. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. Proposals 1, 2 and 3 in this proxy statement are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions, resulting in what we refer to as a broker non-vote. Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish to vote your shares.

        If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy, signing another proxy card with a later date and returning it to us prior to the special meeting or attending the special meeting and voting in person. If you hold your shares of common stock in "street name," you should contact your broker, bank or other nominee for instructions regarding how to change your vote.

Recommendation of Our Board of Directors and Reasons for the Merger (page 33)

        Our Board of Directors, which we refer to as the Board, after considering various factors described in the section entitled "The Merger—Recommendation of Our Board of Directors and Reasons for the Merger," unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Hospira and its stockholders, and approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement. The Board unanimously recommends that you vote (i) "FOR" the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, (ii) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger and (iii) "FOR" the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Opinion of Morgan Stanley & Co. LLC (page 37)

        On February 4, 2015, Morgan Stanley & Co. LLC, which we refer to as Morgan Stanley, rendered its oral opinion, which was subsequently confirmed in writing, to the Board to the effect that as of that date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the $90.00 per share in cash to be received by the holders of shares of Hospira's common stock (other than excluded shares) pursuant to the merger agreement was fair from a financial point of view to the holders of such shares.

        The full text of Morgan Stanley's written opinion to the Board dated February 4, 2015, is attached to this proxy statement as Annex B, and is incorporated by reference in this proxy statement in its entirety. Holders of shares of Hospira common stock should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Morgan Stanley in rendering its opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Morgan Stanley's opinion was directed to the Board and addressed only the fairness from a financial point of view, as of the date of the opinion, to the holders of shares of Hospira common stock (other than excluded shares) of the $90.00 per share in cash to be received by such holders pursuant to the merger agreement. Morgan Stanley's opinion did not address any other aspects of the merger and did not and does not constitute a recommendation as to how holders of Hospira common stock should vote at the stockholders' meeting to be held in connection with the merger.

Financing of the Merger (page 60)

        Pfizer expects to finance the merger through cash on hand and proceeds from debt financing. The obligations of Pfizer and Acquisition Sub under the merger agreement are not conditioned in any manner upon their ability to obtain financing (or upon any cooperation by Hospira in respect of any financing).

Treatment of Options, Restricted Stock, Restricted Stock Units and Performance Share Awards (page 72)

        The merger agreement provides that Hospira's equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:

Options

        Each outstanding option to purchase shares of Hospira common stock granted under Hospira's 2004 Long-Term Stock Incentive Plan, which we refer to as the Hospira Equity Plan, that is outstanding and unvested as of the day that is twenty (20) days prior to the closing date of the merger shall become vested as of such date. Each Hospira option outstanding and unexercised immediately prior to the effective time of the merger shall be canceled as of the effective time of the merger and, in consideration of such cancellation, the holder thereof shall be entitled to receive a cash payment in an amount equal to the product of (i) the total number of shares of Hospira common stock subject to such option as of the effective time of the merger and (ii) the amount, if any, by which $90.00 exceeds the exercise price per share of the Hospira common stock underlying the stock option, less any applicable withholding or other taxes, or other amounts required to be withheld.

Restricted Stock

        Each share of Hospira restricted stock granted under the Hospira Equity Plan that is outstanding immediately prior to the effective time of the merger and that is subject to vesting or performance conditions shall become fully vested as of the effective time of the merger and shall be treated as a share of Hospira common stock for purposes of the merger.

Restricted Stock Units

        Each Hospira time-vesting restricted stock unit granted under the Hospira Equity Plan that is outstanding immediately prior to the effective time of the merger shall be cancelled as of the effective time of the merger and, in consideration of such cancellation, the holder thereof shall be entitled to receive a cash payment in an amount equal to the product of $90.00 and the number of shares of Hospira common stock then subject thereto, less any applicable withholding or other taxes, or other amounts required to be withheld.

Performance Share Awards

        Each Hospira performance-vesting restricted stock unit or performance share unit, which we refer to collectively as performance share awards, granted under the Hospira Equity Plan that is outstanding immediately prior to the effective time of the merger shall be cancelled as of the effective time of the merger and, in consideration of such cancellation, the holder thereof shall be entitled to receive a cash payment in an amount equal to the product of $90.00 and the number of shares of Hospira common stock then subject thereto, based on an assumption that target performance has been achieved with respect to such performance share award, less any applicable withholding or other taxes, or other amounts required to be withheld.

Employee Stock Purchase Plan

        Under Hospira's Basic Stock Purchase Plan and Supplementary Stock Purchase Plan, which we refer to collectively as the stock purchase plan, no new offering period will commence following completion of the offering period in progress as of the date of the merger agreement, no new participants shall be permitted to participate in the stock purchase plan, participants in the stock purchase plan may not increase their rate of payroll deductions, and each participant's outstanding right to purchase shares of Hospira common stock under the stock purchase plan shall be suspended immediately following the end of the purchase or offering period in effect on the date of the merger agreement (or, if earlier, the date that is two business days prior to the closing date of the merger); provided that each participant's accumulated payroll deductions under the stock purchase plan as of the date of the end of such purchase or offering period shall be used to purchase shares of Hospira common stock on the business day immediately prior to the closing date of the merger in accordance with the terms of the stock purchase plan. Furthermore, the shares of Hospira common stock purchased thereunder shall be cancelled at the effective time of the merger and converted into the right to receive the per share merger consideration. Any amounts remaining in each participant's account after such purchase shall be returned to the participant. Hospira shall cause the stock purchase plan to terminate at the effective time of the merger and no further purchase rights shall be granted or exercised under the stock purchase plan thereafter.

Hospira Equity Plan and Other Plans

        As of the effective time of the merger, the Hospira Equity Plan shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of Hospira capital stock shall be cancelled.

Employee Benefits (page 82)

        For two years following the effective time of the merger, which we refer to as the continuation period, Pfizer has agreed to provide, or cause the surviving corporation to provide, to each employee of Hospira and its subsidiaries who continues to be so employed following the effective time of the merger, whom we refer to collectively as covered employees (excluding covered employees who are subject to collective bargaining agreements for so long as they are subject to a collective bargaining agreement, whom we refer to as covered union employees), an annual base salary or hourly rate of pay and an annual target cash bonus opportunity (expressed as a percentage of base salary) that, in each case, is no less than the base salary or hourly rate of pay or the annual target bonus, as applicable, that such covered employee received from Hospira immediately prior to the effective time of the merger. Pfizer shall provide, or shall cause the surviving corporation to provide, to each covered employee who remains employed through the last day of the calendar year in which the effective time of the merger occurs, an annual bonus payment for such year that is not less than his or her pro-rata annual target bonus for the period commencing on the effective time of the merger and ending on the last day of the calendar year in which the effective time of the merger occurs.

        In addition, during the continuation period, Pfizer has also agreed to, or to cause the surviving corporation to, maintain employee benefit plans, programs, policies, arrangements and agreements including without limitation severance plans, arrangements and agreements for covered employees that are no less favorable in the aggregate (and individually, with respect to any severance plan or arrangement) than the Hospira plans that were in effect immediately prior to the effective time of the merger (other than the bonus plan as described above and excluding long-term incentives, change in control, retention, transaction, stay or similar arrangements), subject to such modifications as may be required under applicable foreign law; provided, however, that with respect to covered union employees, employee benefits shall be provided in accordance with the applicable collective bargaining agreements. Pfizer shall have no obligation to offer any covered employee or covered union employee the opportunity to participate in any of Pfizer's or its subsidiaries' employee benefit plans, programs, policies or arrangements.

        If any covered employee becomes eligible to participate in any employee benefit plan, program, policy, or arrangement of Pfizer or the surviving corporation, each of which we refer to as a Pfizer plan, following the effective time of the merger, Pfizer will or will cause the surviving corporation to use reasonable best efforts to (i) waive any pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements applicable to any covered employee under any Pfizer plan providing medical, dental, or vision benefits to the same extent such limitation would have been waived or satisfied under the employee benefit plan the covered employee participated in immediately prior to coverage under the Pfizer plan; and (ii) provide each covered employee with credit for any co-payments and deductibles paid prior to the covered employee's coverage under any Pfizer plan during the calendar year in which such amount was paid, to the same extent such credit was given under the employee benefit plan the covered employee participated in immediately prior to coverage under the Pfizer plan, in satisfying any applicable deductible or out-of-pocket requirements under the Pfizer plan.

        As of the effective time of the merger, Pfizer shall recognize, or shall cause the surviving corporation to recognize, all service of each covered employee prior to the effective time of the merger to Hospira and its subsidiaries (as well as predecessor entities thereof) for purposes of eligibility to participate and vesting credit, but the service of each covered employee prior to the effective time of the merger shall not be recognized for the purpose of (i) other than with respect to severance and vacation benefits, any entitlement to benefits or benefit accruals, including, but not limited to, under any pension or post-retirement benefit plans, (ii) the level of non-elective employer contributions under any 401(k) plan of Pfizer or (iii) eligibility to participate in, or the level of benefits under, any Pfizer retiree medical program in which any covered employee participates after the effective time of the merger; provided, however, that benefits under this paragraph shall not accrue to the extent such benefits would result in any duplication of benefits for the same period of service.

Interests of the Directors and Executive Officers of Hospira in the Merger (page 48)

        When considering the recommendation of the Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, your interests as a stockholder. The Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of Hospira. These interests may include the following:

  •
  Accelerated vesting of equity and equity-based awards in connection with the merger, and the settlement of such awards in exchange for cash in the amounts specified in this proxy statement;

  •
  Continued indemnification and directors' and officers' liability insurance to be provided by the surviving corporation;

  •
  The possible employment of certain of Hospira's executive officers by Pfizer or the surviving corporation after the merger, although as of the date of this proxy statement no agreements related to such matters have been proposed or entered into; and

  •
  The entitlement of Hospira's named executive officers and other executive officers to receive payments and benefits under their respective change in control agreements with Hospira. For Messrs. Endicott and Stober, and Dr. Ramachandra, the change in control agreements provide for 2.0 times each officer's annual salary and target incentive plan award and two years of additional employee welfare benefits (each as calculated below). For Messrs. Ball and Werner, the change in control agreements provide for 2.99 times each officer's annual salary and target incentive plan award and three years of additional employee welfare benefits (each as calculated below). A more complete description of the change in control agreements, which include additional payments and benefits, follows:

  •
  Term.  The change in control agreements each have a three-year term and do not contain automatic renewal provisions. Effective as of February 4, 2015, Hospira amended its change in control agreements to extend their terms to December 31, 2016. The agreements will extend for two years following a change in control.

  •
  Triggering Events.  During the term of the agreements, each named officer is entitled to receive benefits, as described below, if a change in control occurs and, if (i) the officer is terminated for any reason other than cause or permanent disability; or (ii) the officer terminates for good reason, which includes a significant adverse change in position, authorities or duties (including the officer ceasing to be an executive officer of a public company), reduction in salary, bonus or other compensation or benefits, relocation of the officer, a failure by Hospira to pay current compensation, a failure to provide equity compensation consistent with past practice or the failure to cause a successor to assume the agreements. An officer also is entitled to benefits if the officer's employment is terminated while a potential change of control is pending for any reason other than cause or permanent disability. Payments under the agreements are delayed for six months after the officer becomes entitled to them, except for certain welfare benefits.

  •
  Reimbursement of Certain Taxes.  Contingent on the closing of the merger, the change in control agreements provide for reimbursement of taxes incurred as a result of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code.

  •
  Benefits.  In the circumstances described above under "Summary—Interests of the Directors and Executive Officers of Hospira in the Merger—Triggering Events," beginning on page 8, except as described below, each named executive officer will receive:

  •
  2.0 - 2.99 times (as described above) the officer's annual salary and incentive plan award, with the annual incentive plan award being the amount that would be paid during the period of termination of employment based on an assumption that target performance has been achieved;

  •
  for a termination that occurs after the end of a performance period, the unpaid annual incentive plan award for the completed performance period for which the award has not been paid, calculated as the higher of:

  •
  the amount that would be paid during the period of termination of employment if target performance has been achieved; and

        •
        the actual amount that would have been paid for the completed period as determined under the terms of the annual incentive plan;

            and reduced by any amounts paid under the bullet point below;

      •
      for the year in which the change in control occurs, a pro rata annual incentive award through the date of the change in control, without regard to whether a termination of employment has occurred, with the award being the amount that would be paid during the performance period if the target performance has been achieved;

      •
      if the termination occurs during the performance period following the year in which the change of control occurs, the prorated annual incentive plan award for the period of termination of employment, with the award being the amount that would be paid during the period of termination of employment if the target performance has been achieved;

      •
      up to 2 - 3 years (as described above) of continued employee welfare benefits, including medical, dental, health and accident, prescription, disability and life insurance coverage, as received by the officer before the change of control;

      •
      up to one year of outplacement services; and

      •
      full vesting under applicable agreements of equity awards and options if the acquirer does not continue or replace these with comparable awards.

    •
    Change in Control.  The merger is expected to constitute a change in control for purposes of the executive officers' change in control agreements.

        If the proposal to adopt the merger agreement is approved by our stockholders and the merger closes, under the terms of the merger agreement any shares of common stock held by our directors and executive officers, including such shares held following the vesting or settlement of equity and equity-based awards, will be treated in the same manner as outstanding shares of common stock held by all other stockholders of Hospira entitled to receive the per share merger consideration.

Appraisal Rights (page 61)

        If the merger agreement is adopted by Hospira stockholders, stockholders who do not vote in favor of the adoption of the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL. This means that holders of Hospira common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares of Hospira common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares.

        To exercise your appraisal rights, you must submit a written demand for appraisal to Hospira before the vote is taken on the proposal to adopt the merger agreement, you must not submit a blank proxy or otherwise vote in favor of the proposal to adopt the merger agreement and you must continue to hold the shares of Hospira common stock of record through the effective time of the merger. Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of Hospira common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or nominee.

U.S. Federal Income Tax Consequences of the Merger (page 65)

        The receipt of cash for shares of Hospira common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. Holder (as defined under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 65) in exchange for such U.S. Holder's shares of Hospira common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference between the cash such U.S. Holder receives in the merger and such U.S. Holder's adjusted tax basis in the shares of Hospira common stock surrendered in the merger. A Non-U.S. Holder (as defined under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 65) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States. Stockholders should refer to the discussion in the section entitled "The Merger—U.S. Federal Income Tax Consequences of the Merger," beginning on page 65 and consult their own tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Regulatory Approvals for the Merger (page 67)

        Under the merger agreement, the merger cannot be completed until the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the HSR Act, and other applicable antitrust laws of other jurisdictions have expired or been terminated or approval has been obtained. Hospira and Pfizer filed their respective HSR Act notifications on March 11, 2015. Pfizer withdrew its HSR notification on April 9, 2015; a new 30 calendar day HSR waiting period will begin when Pfizer resubmits its HSR filing, which is expected to occur on April 13, 2015.

Legal Proceedings Regarding the Merger (page 70)

        Following the February 5, 2015 announcement of the merger, five purported class action lawsuits were filed in the Delaware Court of Chancery against Hospira, the members of our Board, Pfizer and Acquisition Sub. Those lawsuits are captioned Casey v. Hospira, Inc. et al., C.A. No. 10630-VCL (Del. Ch. Feb. 9, 2015), which we refer to as the "Casey Action," Montini v. Hospira, Inc. et al., C.A. No. 10637-VCL (Del. Ch. Feb. 10, 2015), which we refer to as the "Montini Action," Zimmerman v. Ball, et al., C.A. No. 10694-VCL (Del. Ch. Feb. 20, 2015), which we refer to as the "Zimmerman Action," Takach v. Hospira, Inc. et al., C.A. No. 10702-VCL (Del. Ch. Feb. 23, 2015), which we refer to as the "Takach Action," and Chen v. Hospira, Inc. et al., C.A. No. 10705-VCL (Del. Ch. Feb. 23, 2015), which we refer to as the "Chen Action." The plaintiffs in the Casey Action, Takach Action and Chen Action have each alleged that the directors of Hospira breached their fiduciary duties in connection with the proposed merger, and that Hospira, Pfizer and Acquisition Sub aided and abetted those alleged breaches of fiduciary duty. Both the plaintiffs in the Montini Action and the Zimmerman Action also have alleged that the directors of Hospira breached their fiduciary duties in connection with the proposed merger, and that Pfizer and Acquisition Sub aided and abetted those alleged breaches of fiduciary duty. Among other remedies, the lawsuits seek to enjoin the merger.

        Although it is not possible to predict the outcome of litigation matters with certainty, Hospira and our directors believe that each of the lawsuits is without merit, and we intend to vigorously defend against all claims asserted.

No Solicitation (page 79)

        Except as otherwise provided in the merger agreement, from the date of the merger agreement until the effective time of the merger or, if earlier, the termination of the merger agreement, Hospira will not:

  •
  Initiate, solicit or knowingly encourage or knowingly induce or take any other action which is intended to lead to the making, submission or announcement of any acquisition proposal,

  •
  Enter into any agreement with respect to an acquisition proposal,

  •
  Engage in discussions or negotiations with, or provide any information or data to, any third party relating to an acquisition proposal,

  •
  Approve, endorse or recommend an acquisition proposal or letter of intent, memorandum of understanding or other contract contemplating an acquisition proposal, or

  •
  Resolve to do any of the foregoing.

        At any time before obtaining the stockholder approval for the proposal to adopt the merger agreement, in the event that Hospira receives a written acquisition proposal from any third party, Hospira may:

  •
  Furnish information concerning Hospira's business, properties or assets to any person pursuant to a confidentiality agreement with terms relating to Hospira's confidential information that are no less favorable, in the aggregate, to Hospira than those contained in the confidentiality agreement between Hospira and Pfizer, and

  •
  Negotiate and participate in discussions and negotiations with such person concerning an acquisition proposal if the Board determines in good faith by resolution duly adopted that such acquisition proposal constitutes or is reasonably likely to constitute a superior proposal (as defined in "Proposal 1: Adoption of the Merger Agreement—No Solicitation" beginning on page 79).

Adverse Recommendation Changes (page 80)

        Under the merger agreement, generally, the Board shall not:

  •
  Withdraw, qualify or modify (or propose to withdraw, qualify or modify) in a manner adverse to Pfizer or Acquisition Sub the Board's recommendation that the holders of shares of our common stock vote "FOR" the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, which recommendation we refer to as the Hospira recommendation;

  •
  Approve or recommend (or publicly propose to approve or recommend) any other acquisition proposal; or

  •
  Enter into any agreement (other than a confidentiality agreement as described above) with respect to any acquisition proposal, with any such action described in this bullet and the preceding two bullets being referred to as an adverse recommendation change.

        Subject to certain notice obligations to Pfizer and certain obligations to discuss and negotiate in good faith any bona fide revisions proposed by Pfizer to the merger agreement in response to such notice, at any time before obtaining stockholder approval for the proposal to adopt the merger agreement, the Board may:

  •
  Make an adverse recommendation change if Hospira receives an acquisition proposal that the Board concludes constitutes a superior proposal (provided that the acquisition proposal was not initiated, solicited, or knowingly encouraged or induced by Hospira in violation of its non-solicitation obligations); or

  •
  Make an adverse recommendation change in connection with the occurrence of a material event or circumstance that was unknown to the Board as of the date of the merger agreement, which such event we refer to as an intervening event, if as a result of such intervening event, the Board determines in good faith that the failure to effect an adverse recommendation change would be inconsistent with its fiduciary duties to stockholders under applicable law.

Conditions to the Closing of the Merger (page 84)

        The following are some of the conditions that must be satisfied or, where permitted by law, waived before the merger may be consummated:

  •
  The approval of the proposal to adopt the merger agreement by the requisite affirmative vote of Hospira's stockholders;

  •
  The approval or expiration or termination of the applicable waiting periods under the HSR Act and applicable antitrust laws in certain other jurisdictions (see "The Merger—Regulatory Approvals for the Merger" beginning on page 67);

  •
  The consummation of the merger not being restrained, enjoined, rendered illegal or otherwise prevented or prohibited by any law or order of any governmental authority;

  •
  The accuracy of the representations and warranties of Hospira, Pfizer and Acquisition Sub in the merger agreement, subject in some instances to materiality or "material adverse effect" qualifiers, as of the closing date of the merger;

  •
  The performance in all material respects by Hospira, on the one hand, and Pfizer and Acquisition Sub, on the other hand, of their respective obligations required to be performed by them under the merger agreement on or before the closing date of the merger; and

  •
  Since the date of the merger agreement, there not having occurred any event, occurrence, development or state of circumstances, change, fact or condition that has had or would, individually or in the aggregate, reasonably be expected to have a "company material adverse effect" with respect to Hospira.

Termination of the Merger Agreement (page 86)

        In general, the merger agreement may be terminated at any time prior to the effective time, whether before or after approval of the proposal to adopt the merger agreement by the stockholders of Hospira, in the following ways:

  •
  By mutual written consent of Pfizer and Hospira;

  •
  By either Pfizer or Hospira:

  •
  If any governmental authority has, by law or order, permanently restrained, enjoined, rendered illegal or otherwise prohibited the transactions contemplated by the merger agreement and such law or order has become final and non-appealable;

  •
  If the merger has not been consummated by December 31, 2015, which date we refer to as the termination date, and which may be extended in certain circumstances to a date not later than June 30, 2016 (provided, that a party may not so terminate if its failure to perform any of its obligations under the merger agreement has been the cause of or resulted in the failure of the effective time of the merger to occur by the termination date), which termination right we refer to as the closing date termination right; or

    •
    If Hospira's stockholders fail to approve the proposal to adopt the merger agreement at the special meeting of stockholders, or any adjournment or postponement thereof, at which a vote on such proposal is taken (provided, that Hospira may not so terminate if its failure to perform any of its obligations under the merger agreement has been the principal cause or resulted in the failure to obtain the stockholder approval), which termination right we refer to as the stockholder approval termination right;

  •
  By Hospira:

  •
  So long as it is not then in material breach of any of its covenants or agreements contained in the merger agreement, if there has been a breach of or inaccuracy in any of Pfizer's or Acquisition Sub's respective representations, warranties, covenants or other agreements in the merger agreement, which (i) would result in the failure of a related closing condition and (ii) is not capable of being cured, or is not cured within 30 calendar days following Pfizer's receipt of written notice of such breach or failure to perform; we refer to Hospira's right to terminate under this bullet as the Hospira satisfaction termination right; or

  •
  Prior to receiving the stockholder approval of the proposal to adopt the merger agreement, if (i) the Board has, after complying with its non-solicitation obligations, made an adverse recommendation change with respect to a superior proposal, (ii) Hospira enters into a definitive agreement in connection with such superior proposal concurrently with such termination and (iii) Hospira pays to Pfizer the termination fee under the merger agreement of $500 million; we refer to Hospira's right to terminate under this bullet as the Hospira alternative acquisition termination right.

  •
  By Pfizer:

  •
  So long as it is not then in material breach of any of its covenants or agreements contained in the merger agreement, if there has been a breach of or inaccuracy in any of Hospira's representations, warranties, covenants or other agreements in the merger agreement, which (i) would result in the failure of a related closing condition and (ii) is not capable of being cured, or is not cured within 30 calendar days following Hospira's receipt of written notice of such breach or failure to perform; we refer to Pfizer's right to terminate under this bullet as the Pfizer satisfaction termination right; or

  •
  If at any time before receiving the stockholder approval of the proposal to adopt the merger agreement:

  •
  the Board makes an adverse recommendation change,

  •
  the Board fails to publicly reaffirm its approval and recommendation of the merger agreement and the merger within ten (10) business days of Pfizer's written request to do so following receipt by Hospira of an acquisition proposal that is publicly announced or otherwise publicly known, or

  •
  Hospira violates or breaches in any material respect its non-solicitation obligations.

Termination Fees (page 87)

        Under the merger agreement, Hospira may be required to pay to Pfizer a termination fee of $500 million (less Pfizer expenses of $20 million, to the extent previously paid by Hospira, as described below) if the merger agreement is terminated under specified circumstances. In no event will Hospira be required to pay the termination fee more than once. In the event Pfizer receives the termination fee in circumstances it becomes payable, such payment will be sole and exclusive remedy of Pfizer and Acquisition Sub under the merger agreement and the transactions contemplated by the merger agreement.

Expense Reimbursement (page 87)

        If the merger agreement is terminated by either party pursuant to the closing date termination right or the stockholder approval termination right or by Pfizer pursuant to the Pfizer satisfaction termination right, and prior to such termination, an acquisition proposal was publicly announced or otherwise communicated to the Board and not withdrawn, Hospira would be required to reimburse $20 million in expenses incurred by Pfizer and Acquisition Sub in connection with the merger agreement and the transactions contemplated thereby. The payment of any termination fee by Hospira to Pfizer would be reduced by any such expense reimbursement amount previously paid.

Specific Performance (page 88)

        Pfizer, Acquisition Sub and Hospira are entitled to specific performance to prevent breaches of the merger agreement and to enforce the terms of the merger agreement in addition to any other remedy to which they are entitled at law or in equity.

Fees and Expenses (page 88)

        Except in specified circumstances (as described under "Proposal 1: Adoption of the Merger Agreement—Expense Reimbursement" beginning on page 71), whether or not the merger is consummated, each party to the merger agreement is responsible for all of its respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement.

Market Prices and Dividend Data (page 91)

        Our common stock is listed on the NYSE under the symbol "HSP." On February 4, 2015, the last trading day prior to the public announcement of the execution of the merger agreement, the closing price of our common stock was $64.80 per share. On April 9, 2015, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on the NYSE was $87.65 per share.

        Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, we may not declare or pay quarterly cash dividends on our common stock without Pfizer's written consent. Under our current dividend policy, we have never declared or paid any cash dividends on our capital stock and have retained any future earnings to support operations and to finance the growth and development of our business.

        Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS

        The following questions and answers are intended to address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Hospira stockholder. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page 94. The merger agreement is attached as Annex A to this proxy statement.

Q:
Why am I receiving these materials?

A:
The Board is furnishing this proxy statement and form of proxy card to the holders of Hospira common stock in connection with the solicitation of proxies to be voted at a special meeting of stockholders or at any adjournments or postponements of the special meeting.

Q:
When and where is the special meeting?

A:
The special meeting will take place on May 13, 2015, at the Four Seasons Hotel at 1111-14th Street, Denver, Colorado 80202, at 9:00 a.m., Mountain time.

Q:
Who is entitled to vote at the special meeting?

A:
Only stockholders of record as of the close of business on April 8, 2015 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. Each holder of Hospira common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Hospira common stock that such holder owned as of the record date.

Q:
May I attend the special meeting and vote in person?

A:
Yes. All stockholders as of the record date may attend the special meeting and vote in person. Seating will be limited. Stockholders will need to present proof of ownership of Hospira common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting. Even if you plan to attend the special meeting in person, we encourage you to complete, sign, date and return the enclosed proxy or vote electronically over the Internet or via telephone to ensure that your shares will be represented at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you hold your shares in "street name," because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

Q:
What am I being asked to vote on at the special meeting?

A:
You are being asked to consider and vote on the following proposals:

•
To adopt the merger agreement, pursuant to which Acquisition Sub will merge with and into Hospira, and Hospira will become a wholly owned subsidiary of Pfizer;

•
To approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger; and

  •
  To approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:
What is the proposed merger and what effects will it have on Hospira?

A:
The proposed merger is the acquisition of Hospira by a subsidiary of Pfizer pursuant to the merger agreement. If the proposal to adopt the merger agreement is approved by the holders of Hospira common stock and the other closing conditions under the merger agreement have been satisfied or waived, Acquisition Sub will merge with and into Hospira, with Hospira continuing as the surviving corporation. As a result of the merger, Hospira will become a wholly owned subsidiary of Pfizer. Hospira would expect to de-list its common stock from the NYSE and de-register under the Exchange Act as soon as reasonably practicable following the effective time of the merger, and would thereafter no longer be a publicly traded company or file periodic reports with the SEC. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

Q:
What will I receive if the merger is completed?

A:
Upon completion of the merger, you will be entitled to receive the per share merger consideration of $90.00 in cash, without interest and less any applicable withholding taxes, for each share of common stock that you own, unless you have properly exercised and perfected and not withdrawn your demand for appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of common stock, you will receive $9,000 in cash in exchange for your shares of common stock, less any applicable withholding taxes. In either case, you will not own shares in the surviving corporation.

Q:
How does the per share merger consideration compare to the market price of Hospira common stock prior to the public announcement of the merger agreement?

A:
The per share merger consideration represents a premium of (i) approximately 39% to Hospira's closing stock price on February 4, 2015, the last trading day prior to the public announcement of the execution of the merger agreement, and (ii) approximately 48% over the volume weighted average share price of the common stock during the 90 days ended February 4, 2015.

Q:
What do I need to do now?

A:
We encourage you to read this proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents we refer to in this proxy statement carefully and consider how the merger affects you. Then complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the special meeting. If you hold your shares in "street name," please refer to the voting instruction forms provided by your broker, bank or other nominee to vote your shares.

Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, under the terms of the merger agreement, you will receive shortly thereafter the letter of transmittal instructing you to send your stock certificates to the paying agent in order to receive the cash payment of the per share merger consideration for each share of our common stock represented by the stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled upon completion of the merger. Please do not send in your stock certificates now.

Q:
What happens if I sell or otherwise transfer my shares of Hospira common stock after the record date but before the special meeting?

A:
The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you sell or transfer your shares of our common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Hospira in writing of such special arrangements, you will transfer the right to receive the per share merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote these shares at the special meeting. Even if you sell or otherwise transfer your shares of common stock after the record date, we encourage you to complete, date, sign and return the enclosed proxy or vote via the Internet or telephone.

Q:
How does Hospira's Board of Directors recommend that I vote?

A:
The Board, after considering the various factors described under "The Merger—Recommendation of Our Board of Directors and Reasons for the Merger," unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Hospira and its stockholders, and approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement.

  The Board unanimously recommends that you vote (i) "FOR" the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, (ii) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger and (iii) "FOR" the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not adopted by Hospira stockholders or if the merger is not completed for any other reason, Hospira stockholders will not receive any payment for their shares of common stock. Instead, Hospira will remain a public company, our common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

  Under specified circumstances, Hospira may be required to reimburse certain of Pfizer's expenses incurred in respect of the transactions contemplated by the merger agreement or pay Pfizer a termination fee upon the termination of the merger agreement as described under "Proposal 1: Adoption of the Merger Agreement—Termination Fees" beginning on page 87 and "Proposal 1: Adoption of the Merger Agreement—Expense Reimbursement" beginning on page 87.

Q:
Do any of Hospira's directors or officers have interests in the merger that may differ from those of Hospira stockholders generally?

A:
In considering the recommendation of the Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of Hospira. For a description of the interests of our directors and executive officers in the merger, see "The Merger—Interests of the Directors and Executive Officers of Hospira in the Merger" beginning on page 48.

Q:
What vote is required to adopt the merger agreement?

A:
The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the proposal to adopt the merger agreement.

  The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. If you hold your shares in "street name," the failure to instruct your broker, bank or other nominee on how to vote your shares will result in a broker non-vote and will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. Abstentions will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

  As of April 8, 2015, the record date for determining who is entitled to vote at the special meeting, there were approximately 172,688,857 shares of Hospira common stock issued and outstanding. Each holder of Hospira common stock is entitled to one vote per share of stock owned by such holder as of the record date.

Q:
What vote is required to approve the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger?

A:
Approval of the proposal to approve one or more adjournments of the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the votes cast. Approval of the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger requires the affirmative vote of a majority of the votes cast.

  Abstentions and failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger. If you hold your shares in "street name," the failure to instruct your broker, bank or other nominee on how to vote your shares will result in a broker non-vote and will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, to be the "stockholder of record." In this case, this proxy statement and your proxy card have been sent directly to you by Hospira.

  If your shares are held through a broker, bank or other nominee, you are considered the "beneficial owner" of the shares of Hospira common stock held in "street name." In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

Q:
How may I vote?

A:
If you are a stockholder of record, there are four ways to vote:

•
By attending the special meeting and voting in person by ballot;

•
By visiting the Internet at the address on your proxy card;

•
By calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

•
By completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope.

  A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible.

  Even if you plan to attend the special meeting in person, you are strongly encouraged to vote your shares of common stock by proxy. If you are a record holder or if you obtain a valid proxy to vote shares which you beneficially own, you may still vote your shares of common stock in person at the special meeting even if you have previously voted by proxy. If you are present at the special meeting and vote in person, your previous vote by proxy will not be counted.

  If your shares are held in "street name" through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or electronically over the Internet or by telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or via telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or nominee.

Q:
If my broker holds my shares in "street name," will my broker vote my shares for me?

A:
Not without your direction. Your broker, bank or other nominee will only be permitted to vote your shares on any proposal only if you instruct your broker, bank or other nominee on how to vote. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. Proposals 1, 2 and 3 in this proxy statement are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares.

  You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares of Hospira common stock. Without instructions, a broker non-vote will result, and your shares will not be voted. A broker non-vote will have the same effect as if you voted against the proposal to adopt the merger agreement, but will have no effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger.

Q:
May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•
Submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•
Delivering a written notice of revocation to our Secretary;

•
Signing another proxy card with a later date and returning it to us prior to the special meeting; or

•
Attending the special meeting and voting in person.

  If you hold your shares of common stock in "street name," you should contact your broker, bank or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your broker, bank or other nominee.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a "proxy," to vote your shares of Hospira common stock. The written document describing the matters to be considered and voted on at the special meeting is called a "proxy statement." The document used to designate a proxy to vote your shares of Hospira common stock is called a "proxy card." The Board has designated F. Michael Ball and Royce R. Bedward, and each of them with full power of substitution, as proxies for the special meeting.

Q:
If a stockholder gives a proxy, how are the shares voted?

A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

  If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted (i) "FOR" the proposal to adopt the merger agreement, (ii) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger and (iii) "FOR" the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:
Where can I find the voting results of the special meeting?

A:
Hospira intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports Hospira files with the SEC are publicly available when filed. See "Where You Can Find More Information" beginning on page 94 of this proxy statement.

Q:
Will I be subject to U.S. federal income tax upon the exchange of Hospira common stock for cash pursuant to the merger?

A:
If you are a U.S. Holder (as defined under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 65), the exchange of Hospira common stock for cash pursuant to the merger generally will require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash you received pursuant to the merger and your adjusted tax basis in the shares of our common stock surrendered pursuant to the merger. A Non-U.S. Holder (as defined under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 65) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States. Because particular circumstances may differ, we recommend that you consult your own tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the merger is provided under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 65 of this proxy statement.

Q:
What will the holders of Hospira stock options, restricted stock, restricted stock units and performance share awards receive in the merger?

A:
Each outstanding option to purchase shares of Hospira common stock granted under the Hospira Equity Plan that is outstanding and unvested as of the day that is twenty (20) days prior to the closing date of the merger shall become vested as of such date. Each Hospira option outstanding and unexercised immediately prior to the effective time of the merger shall be canceled as of the effective time of the merger and, in consideration of such cancellation, the holder thereof shall be entitled to receive a payment in an amount in cash equal to the product of (i) the total number of shares of Hospira common stock subject to such option as of the effective time of the merger and (ii) the amount, if any, by which $90.00 exceeds the exercise price per share of the Hospira common stock underlying the stock option, less any applicable withholding or other taxes, or other amounts required to be withheld.

  Each share of Hospira restricted stock granted under the Hospira Equity Plan that is outstanding immediately prior to the effective time of the merger and that is subject to vesting or performance conditions shall become fully vested as of the effective time of the merger and shall be treated as a share of Hospira common stock for purposes of the merger.

  Each Hospira time-vesting restricted stock unit granted under the Hospira Equity Plan that is outstanding immediately prior to the effective time of the merger shall be cancelled as of the effective time of the merger and, in consideration of such cancellation, the holder thereof shall be entitled to receive a cash payment in an amount equal to the product of $90.00 and the number of shares of Hospira common stock then subject thereto, less any applicable withholding or other taxes, or other amounts required to be withheld.

  Each Hospira performance-vesting restricted stock unit or performance share unit, which we refer to collectively as performance share awards, granted under the Hospira Equity Plan that is outstanding immediately prior to the effective time of the merger shall be cancelled as of the effective time of the merger and, in consideration of such cancellation, the holder thereof shall be entitled to receive a cash payment in an amount equal to the product of $90.00 and the number of shares of Hospira common stock then subject thereto, based on an assumption that target performance has been achieved with respect to such performance share award, less any applicable withholding or other taxes, or other amounts required to be withheld.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible and currently expect to complete the merger in the second half of 2015. However, the exact timing of completion of the merger cannot be predicted because the merger is subject to conditions, including adoption of the merger agreement by our stockholders and the receipt of regulatory approvals.

Q:
Am I entitled to appraisal rights under the DGCL?

A:
If the merger is adopted by Hospira's stockholders, stockholders who do not vote (whether in person or by proxy) in favor of the adoption of the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of Hospira common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares of Hospira common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement.

Q:
Who can help answer my questions?

A:
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

480 Washington Blvd., 26th Floor
Jersey City, NJ 07310
Email: hospira@georgeson.com
Call toll-free: (800) 676-0194

FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain "forward-looking statements" that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "should," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecast" and other words of similar import. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filing on Form 10-K and subsequent periodic and interim reports, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

  •
  The inability to consummate the merger due to the failure to obtain stockholder approval to adopt the merger agreement or failure to satisfy the other conditions to the completion of the merger, including receipt of required regulatory approvals;

  •
  The risk that the merger agreement may be terminated in certain circumstances that require us to pay Pfizer a termination fee of $500 million and/or reimburse Pfizer's expenses of $20 million, which reimbursement would be deducted from any termination fee owed to Pfizer;

  •
  Risks that the proposed merger disrupts our current plans and operations or affects our ability to retain or recruit key employees;

  •
  The effect of the announcement of the merger on Hospira's business relationships (including, without limitation, customers and suppliers), operating results and business generally;

  •
  The amount of the costs, fees, expenses and charges related to the merger agreement or the merger;

  •
  Risks related to diverting management's or employees' attention from ongoing business operations;

  •
  Risk that our stock price may decline significantly if the merger is not completed;

  •
  Risks related to obtaining the requisite consents to the merger, including, without limitation, the timing (including possible delays) and expiration or termination of the applicable waiting periods under the HSR Act and other applicable antitrust laws, and the risk that such consents might not be received;

  •
  The risk that the merger may not be consummated in a timely manner, if at all;

  •
  The nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against us and others; and

  •
  The fact that Hospira's stockholders would forgo the opportunity to realize the potential long-term value of the successful execution of Hospira's current strategy as an independent company.

        Consequently, all of the forward-looking statements we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, (a) the information contained under this heading and (b) the information contained under the headings "Risk Factors" and information in our consolidated financial statements and notes thereto included in our most recent filing on Form 10-K and subsequent periodic and interim report filings (see "Where You

Can Find More Information" beginning on page 94). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

        Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Hospira stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING

        The enclosed proxy is solicited on behalf of the Board for use at the special meeting of stockholders or at any adjournments or postponements thereof.

Date, Time and Place

        We will hold the special meeting on May 13, 2015, at the Four Seasons Hotel at 1111-14th Street, Denver, Colorado 80202, at 9:00 a.m., Mountain time.

Purpose of the Special Meeting

        At the special meeting, we will ask our stockholders of record as of the record date to vote on proposals to (i) adopt the merger agreement, (ii) approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger and (iii) approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Record Date; Shares Entitled to Vote; Quorum

        Only stockholders of record as of the close of business on April 8, 2015, are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the special meeting will be available in our offices located at 275 North Field Drive, Lake Forest, Illinois, 60045, during regular business hours for a period of at least ten days before the special meeting and at the place of the special meeting during the special meeting.

        As of the record date, there were approximately 172,688,857 shares of our common stock outstanding and entitled to be voted at the special meeting.

        A quorum of stockholders is necessary to hold a special meeting. The holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting, either present in person or represented by proxy, will constitute a quorum at the special meeting. As a result, 86,344,429 shares must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum.

        In the event that a quorum is not present at the special meeting, it is expected that the meeting would be adjourned or postponed to a later date to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon is required to approve the proposal to adopt the merger agreement. Adoption of the merger agreement by our stockholders is a condition to the closing of the merger.

        Approval of the proposal to approve one or more adjournments of the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the votes cast. Approval of the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger requires the affirmative vote of a majority of the votes cast.

        If a Hospira stockholder abstains from voting, the abstention will have the same effect as if the stockholder voted "AGAINST" the proposal to adopt the merger agreement, but will have no effect on the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger.

        If you hold your shares in "street name," the failure to instruct your broker, bank or other nominee on how to vote your shares will result in a broker non-vote, and each broker non-vote will count as a vote "AGAINST" the proposal to adopt the merger agreement, but will have no effect on the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger.

Shares Held by Hospira's Directors and Executive Officers

        At the close of business on April 8, 2015, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 665,911 shares of our common stock (excluding any shares of our common stock that would be delivered upon exercise or conversion of stock options or other equity-based awards), which represented approximately 0.39% of the shares of our outstanding common stock on that date. The directors and executive officers have informed Hospira that they currently intend to vote all of their shares of Hospira common stock (i) "FOR" the proposal to adopt the merger agreement, (ii) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger and (iii) "FOR" the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Voting of Proxies

        If your shares are registered in your name with our transfer agent, Computershare, you may cause your shares to be voted by returning a signed proxy card, or you may vote in person at the special meeting. Additionally, you may submit electronically over the Internet or by phone a proxy authorizing the voting of your shares by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

        If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

        Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted (i) "FOR" the proposal to adopt the merger agreement, (ii) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger and (iii) "FOR" the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. No proxy that is specifically marked against the proposal to adopt the merger agreement will be voted in favor of the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger, unless it is specifically marked "FOR" the approval of such proposal.

        If your shares are held in "street name" through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or by the Internet or telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or other nominee. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. Proposals 1, 2 and 3 in this proxy statement are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. If you do not return your broker's, bank's or other nominee's voting form, do not vote via the Internet or telephone through your broker, bank or other nominee, if applicable, or do not attend the special meeting and vote in person with a proxy from your broker, bank or other nominee, such actions will result in a broker non-vote and will have the same effect as if you voted "AGAINST" the proposal to adopt the merger agreement but will not have any effect on the adjournment proposal or the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger.

Revocability of Proxies

        If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

  •
  Submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

  •
  Delivering a written notice of revocation to our Secretary;

  •
  Signing another proxy card with a later date and returning it to us prior to the special meeting; or

  •
  Attending the special meeting and voting in person.

        Please note that to be effective, your new proxy card, internet or telephonic voting instructions or written notice of revocation must be received by our Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m., Eastern time on May 12, 2015. If you have submitted a proxy, your appearance at the special meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

        If you hold your shares of common stock in "street name," you should contact your broker, bank or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your broker, bank or other nominee. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow Hospira stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned.

Board of Directors' Recommendation

        The Board, after considering various factors described in the section entitled "The Merger—Recommendation of Our Board of Directors and Reasons for the Merger," unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Hospira and its stockholders, and approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement. The Board unanimously recommends that you vote (i) "FOR" the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, (ii) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger and (iii) "FOR" the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Solicitation of Proxies

        The expense of soliciting proxies in the enclosed form will be borne by Hospira. We have retained Georgeson Inc., a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $25,000 plus expenses. We have agreed to indemnify Georgeson, Inc. against losses arising out of its provision of such services on our behalf. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by some of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

        Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to adopt the merger agreement, we anticipate that the merger will be consummated in the second half of 2015.

Rights of Stockholders Who Seek Appraisal

        If the merger is adopted by Hospira stockholders, stockholders who do not vote in favor of the adoption of the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of Hospira common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares of Hospira common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares.

        To exercise your appraisal rights, you must submit a written demand for appraisal to Hospira before the vote is taken on the adoption of the merger agreement, you must not submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement and you must continue to hold the shares of Hospira common stock of record through the effective time of the merger. Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of Hospira common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank firm or nominee.

Other Matters

        At this time, we know of no other matters to be submitted at the special meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 13, 2015

        The proxy statement is available at www.hospirainvestor.com under "Proposed Merger with Pfizer Inc." The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

Householding of Special Meeting Materials

        We may send a single copy of this proxy statement to any household at which two or more stockholders reside in accordance with SEC rules, unless we have received contrary instructions. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce our expenses.

        If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to: Hospira Investor Relations, 275 North Field Drive, Department 051M, Building H-1, Lake Forest, Illinois 60045, or contact our Investor Relations department at (224) 212-2711. We will promptly deliver upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request "householding" of their communications should contact their broker.

THE MERGER

        This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Parties Involved in the Merger

Hospira, Inc.

  275 North Field Drive
  Lake Forest, Illinois 60045
  Phone: (224) 212-2000

        Hospira is the world's leading provider of injectable drugs and infusion technologies, and a global leader in biosimilars. Hospira's portfolio includes generic acute-care and oncology injectables, biosimilars, and integrated infusion therapy and medication management products. Its portfolio of products is used by hospitals and alternate site providers, such as clinics, home healthcare providers and long-term care facilities.

        Hospira was incorporated in Delaware on September 16, 2003, as a wholly owned subsidiary of Abbott Laboratories. Our business first began operation as part of Abbott in the 1930s. On April 30, 2004, Abbott distributed our common stock to Abbott's shareholders. On that date, we began operating as an independent company. Our common stock is currently listed and traded on the NYSE under the symbol "HSP."

Pfizer Inc.

  235 East 42nd Street
  New York, New York 10017
  Phone: (212) 733-2323

        Pfizer is a research-based, global biopharmaceutical company. Pfizer applies science and its global resources to bring therapies to people that extend and significantly improve their lives through the discovery, development and manufacture of healthcare products. Its global portfolio includes medicines and vaccines as well as many of the world's best-known consumer healthcare products. Pfizer works across developed and emerging markets to advance wellness, prevention, treatments and cures that challenge the most feared diseases of our time. Pfizer collaborates with health care providers, governments and local communities to support and expand access to reliable, affordable health care around the world.

        Pfizer's common stock is currently listed on the NYSE under the symbol "PFE." Upon completion of the merger, Hospira will be a wholly owned subsidiary of Pfizer.

Perkins Holding Company

  c/o Pfizer Inc.
  235 East 42nd Street
  New York, New York 10017
  Phone: (212) 733-2323

        Acquisition Sub is a Delaware corporation and a wholly owned subsidiary of Pfizer, formed on February 2, 2015, for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Upon completion of the merger, Acquisition Sub will cease to exist.

Certain Effects of the Merger on Hospira

        Upon the terms and subject to the conditions of the merger agreement, Acquisition Sub will merge with and into Hospira, with Hospira continuing as the surviving corporation and a wholly owned subsidiary of Pfizer. As a result of the merger, Hospira will become a wholly owned subsidiary of Pfizer. Hospira expects to de-list our common stock from the NYSE and de-register under the Exchange Act as soon as reasonably practicable following the effective time of the merger, and thereafter we would no longer be a publicly traded company or file periodic reports with the SEC. If the merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

        The time at which the merger will become effective, which we refer to as the effective time of the merger, will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we and Pfizer may agree and specify in the certificate of merger).

Effect on Hospira if the Merger is Not Completed

        If the merger agreement is not adopted by Hospira stockholders or if the merger is not completed for any other reason, Hospira stockholders will not receive any payment for their shares of common stock. Instead, Hospira will remain a public company, our common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and we will continue to file periodic reports with the SEC.

        Furthermore, if the merger is not consummated, and depending on the circumstances that would have caused the merger not to be consummated, it is likely that the price of Hospira's common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Hospira's common stock would return to the price at which it trades as of the date of this proxy statement.

        Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Hospira's common stock. If the merger is not consummated, the Board will continue to evaluate and review Hospira's business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the merger agreement is not adopted by Hospira's stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Hospira will be offered or that Hospira's business, prospects or results of operation will not be adversely impacted.

        In addition, under specified circumstances, Hospira may be required to reimburse certain of Pfizer's expenses incurred in respect of the transactions contemplated by the merger agreement or pay Pfizer a termination fee upon the termination of the merger agreement, as described under "Proposal 1: Adoption of the Merger Agreement—Termination Fees" and "—Expense Reimbursement" beginning on page 87.

Merger Consideration

        In the merger, each outstanding share of common stock of Hospira issued and outstanding immediately prior to the effective time of the merger (other than excluded shares) will be converted automatically into the right to receive $90.00 in cash, without interest and less any applicable withholding taxes, which amount we refer to as the per share merger consideration, and, without any action by the holders of such shares, will cease to be outstanding, be canceled and cease to exist, and each certificate or book-entry share formerly representing any of the shares of Hospira common stock will thereafter represent only the right to receive the per share merger consideration.

        After the merger is completed, under the terms of the merger agreement, you will have the right to receive the per share merger consideration, but you will no longer have any rights as a Hospira stockholder as a result of the merger (except that stockholders who properly exercise and perfect their demand for right of appraisal will have the right to receive a payment for the "fair value" of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described below under "—Appraisal Rights").

Background of the Merger

Background of the Merger

        The Board and Hospira's senior management regularly review and revise Hospira's long-term strategic plan with the goal of maximizing stockholder value. As part of that process, the Board and Hospira's senior management have evaluated a number of potential acquisitions and other potential opportunities intended to increase stockholder value. Over several months in 2014, Hospira conducted due diligence and engaged in negotiations regarding a significant potential acquisition by Hospira. Those discussions, which concluded in late fall 2014, did not result in a transaction.

        From time to time, Hospira has been contacted by third parties indicating an interest in pursuing a strategic transaction with Hospira. In July 2014, Hospira received a written indication of interest from a medical technology company proposing to pursue a "merger of equals" with Hospira. In August 2014, Hospira received a written, conditional indication of interest from a specialty pharmaceuticals company proposing to acquire Hospira for $68.50 per share in a mix of cash and stock. In each case, following consultation with Skadden, Arps, Slate, Meagher & Flom LLP, legal counsel to Hospira, which we refer to as Skadden, and Morgan Stanley, financial advisor to Hospira, and a review of Hospira's business, prospects and other alternatives, the Board determined that pursuing these potential transactions was not in the best interests of Hospira and its stockholders. After the Board's decision was communicated to each of these potential transaction counterparties, Hospira received no further offers or indications of interest from either party regarding a potential transaction.

        On December 16, 2014, Ian Read, the chairman of the board and chief executive officer of Pfizer, contacted Michael Ball, the chief executive officer of Hospira, and requested a meeting to present a proposal to Hospira.

        Following discussions with Morgan Stanley and Skadden, and consultation with John Staley, the chairman of the Board, as well as various other members of the Board, Mr. Ball agreed to meet with Mr. Read on December 22, 2014.

        In engaging Skadden and Morgan Stanley, senior management and the Board were aware of Skadden's representation of Pfizer in various unrelated matters and of Morgan Stanley's prior work on behalf of Pfizer in various unrelated matters.

        On December 22, Mr. Ball and Brian Smith, senior vice president and special counsel of Hospira, met with Mr. Read and Frank D'Amelio, executive vice president, business operations and chief financial officer of Pfizer. At the meeting, Messrs. Read and D'Amelio presented a proposal for Pfizer to acquire Hospira for $82.00 per share in cash, which constituted a premium of approximately 30% to Hospira's closing share price on December 22. Pfizer's proposal was subject to confirmatory due diligence, which was expected to take approximately two weeks. Pfizer also requested that Hospira work exclusively with Pfizer during the due diligence period to allow Pfizer to complete its due diligence. Mr. Ball told Messrs. Read and D'Amelio that Hospira would respond to Pfizer's proposal after the Board had the opportunity to consider the proposal with its advisors, which was expected to be in early January 2015.

        On December 23, a meeting of the Board was held, at which representatives of Morgan Stanley and Skadden were present. At this meeting, a representative of Morgan Stanley, along with Mr. Ball and Mr. Smith, reviewed with the Board the terms of Pfizer's December 22 proposal. A representative of Skadden reviewed the fiduciary duties of the Board. The Board discussed the Pfizer proposal and the Board's desired process for evaluating and responding to the proposal, and directed senior management and Morgan Stanley to prepare additional analysis with respect to the proposal. No decision regarding the Pfizer proposal was made at this time, but the Board determined to further consider the proposal at a subsequent meeting.

        On January 6, 2015, a meeting of the Board was held, at which representatives of Morgan Stanley and Skadden were present. At this meeting, senior management of Hospira reviewed with the Board Hospira's preliminary 2014 financial results and Hospira's strategic plan and prospects. A representative of Skadden reviewed the fiduciary duties of the Board, including in the context of a potential change of control transaction. Representatives of Morgan Stanley reviewed the terms of Pfizer's proposal and provided Morgan Stanley's preliminary valuation analysis. The Board considered whether to engage in discussions with Pfizer and potential responses, as well as whether to contact other parties that might have an interest in acquiring Hospira. Following discussion, the Board instructed senior management to inform Pfizer that Hospira was not prepared to engage in discussions with Pfizer regarding a potential transaction at the price proposed by Pfizer and that, if Pfizer sought to engage Hospira in such discussions, Pfizer would need to increase its price.

        On January 8, Messrs. Ball and Smith communicated to Messrs. Read and D'Amelio the Board's position with respect to Pfizer's proposal.

        On January 13, Messrs. Read and D'Amelio informed Messrs. Ball and Smith that Pfizer was prepared to increase its proposal to $87.00 per share in cash, which constituted a premium of approximately 41% to Hospira's closing share price on January 13. The revised proposal was subject to the same requirements with respect to due diligence as Pfizer's initial December 22 proposal and the Pfizer representatives renewed their request for exclusivity during the diligence process. Mr. Ball informed Messrs. Read and D'Amelio that Hospira would respond to Pfizer's revised proposal after the Board had the opportunity to consider it with its advisors.

        On January 16, a meeting of the Board was held, at which representatives of Morgan Stanley and Skadden were present. A representative of Skadden reviewed the fiduciary duties of the Board. Representatives of Morgan Stanley reviewed with the Board the terms of Pfizer's revised proposal and provided Morgan Stanley's preliminary valuation analysis with respect to the revised proposal. The Board considered Pfizer's request for exclusivity, including possible benefits and risks of granting exclusivity, and received advice from the representatives of Morgan Stanley and Skadden. The Board discussed the merits of contacting other parties that might be interested in acquiring Hospira. Following discussion, the Board determined that it would be prepared to allow Pfizer to conduct due diligence on Hospira for a limited period without granting exclusivity, with the understanding that before the Board would consider approving a transaction with Pfizer, Pfizer would need to increase its price from the $87.00 per share reflected in its revised proposal. Alternatively, the Board determined that it was prepared to offer Pfizer exclusivity for a limited duration in return for an increase in the price offered by Pfizer to $90.00 per share, a level that the Board believed would maximize the value attainable by stockholders. In offering the alternative of a period of exclusivity in return for Pfizer increasing its price to $90.00, the Board considered, among other things, Pfizer's repeated requests for exclusivity, the benefits to Hospira's stockholders of an increase in the proposed price, the attractiveness of an all cash proposal with no financing risk, Morgan Stanley's preliminary valuation analysis with respect to Pfizer's proposal, an analysis of the other companies that might be interested in acquiring Hospira, the likelihood that each such company would be prepared to do so at a higher price, the strategic benefits to Pfizer relative to other potential acquirers from acquiring Hospira and the understanding that Hospira would require any merger agreement with Pfizer to permit Hospira to accept a higher price for the company if one were to emerge, subject to the payment of a customary termination fee. The Board instructed senior management to respond to Pfizer's revised proposal by presenting these two alternatives to Pfizer.

        Later on January 16, Messrs. Ball and Smith communicated to Messrs. Read and D'Amelio the Board's position with respect to Pfizer's revised proposal.

        On January 19, Messrs. Read and D'Amelio informed Messrs. Ball and Smith that Pfizer was prepared to increase its proposal to $90.00 per share in cash, which constituted a premium of approximately 42% to Hospira's closing share price on January 16, in return for an exclusivity commitment from Hospira of a limited duration.

        On January 20, Hospira and Pfizer entered into a confidentiality and standstill agreement allowing for confidential negotiations, exchange of information and the conduct of due diligence. On January 21, Hospira and Pfizer entered into an exclusivity agreement, which provided for an exclusivity period through February 3, 2015.

        From January 20 through February 4, Pfizer and its representatives conducted due diligence on Hospira.

        On January 22, Ropes & Gray LLP, counsel to Pfizer, provided Skadden with a draft merger agreement, which included a proposed termination fee of 3.25% of Hospira's enterprise value upon the occurrence of certain termination events. Between January 27 and February 4, representatives of Hospira and Pfizer negotiated the provisions of the proposed merger agreement.

        On January 26, a meeting of the Board was held, at which representatives of Skadden were present. At the meeting, Mr. Ball provided an update on the status of the potential transaction with Pfizer.

        On February 2, a meeting of the Board was held, at which representatives of Morgan Stanley and Skadden were present. A representative of Skadden reviewed the fiduciary duties of the Board. Representatives of Morgan Stanley presented to the Board Morgan Stanley's financial analysis with respect to the proposed transaction. A representative of Skadden reviewed the proposed terms of the draft merger agreement, including the circumstances in which the Board would be entitled to negotiate with third parties making a proposal to acquire Hospira and to change its recommendation of the Pfizer transaction, the duration of Pfizer's match rights in respect of any superior offer, the circumstances in which the Board would be entitled to terminate the merger agreement to accept a superior proposal, the termination events and circumstances giving rise to the payment of termination fees and expenses to Pfizer, and the amount of such proposed termination fees and expenses. Skadden also described the terms of the merger agreement that were still the subject of ongoing negotiations. The Board directed senior management and Skadden to continue negotiations, including in respect of termination fees and expenses.

        On February 3, the exclusivity agreement expired in accordance with its terms.

        On February 4, a meeting of the Board was held, at which representatives of Morgan Stanley and Skadden were present. A representative of Skadden reviewed the proposed terms of the merger agreement, including changes since the prior meeting, including a proposed termination fee upon the occurrence of certain termination events of $500 million, which constituted less than 3% of Hospira's enterprise value at $90.00 per share. Representatives of Morgan Stanley then presented Morgan Stanley's financial analysis of the proposed transaction and rendered Morgan Stanley's oral opinion, subsequently confirmed by delivery of a written opinion dated February 4, 2015, to the effect that, as of that date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the $90.00 per share in cash to be received by the holders of shares of Hospira's common stock (other than excluded shares) pursuant to the merger agreement was fair from a financial point of view to such holders. After discussion, the Board unanimously determined that the merger agreement and the transactions contemplated by the merger agreement were advisable, fair to, and in the best interests of Hospira and its stockholders, approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, and resolved, subject to the terms of the merger agreement, to recommend that Hospira's stockholders approve the merger agreement and the transactions contemplated thereby. In addition, the Board determined to make certain amendments to Hospira's bylaws and compensation arrangements with its executive officers.

        Hospira and Pfizer executed the merger agreement during the early morning on February 5, 2015. That same morning, Hospira and Pfizer issued a press release announcing entry into the merger agreement.

Recommendation of Our Board of Directors and Reasons for the Merger

Recommendation of Our Board of Directors

        The Board, after considering various factors described below, unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Hospira and its stockholders, and approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement.

        The Board unanimously recommends that you vote (i) "FOR" the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, (ii) "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger and (iii) "FOR" the proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Reasons for the Merger

        In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Board consulted with Hospira's senior management, outside legal counsel and an independent financial advisor. In recommending that Hospira's stockholders vote their shares of common stock in favor of the proposal to adopt the merger agreement, the Board also considered a number of reasons, including the following (not necessarily in order of relative importance):

  •
  Hospira's business and operations, and its current and historical financial condition and results of operations.

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  Hospira's business plan and related financial projections and the ability to execute long-term, high-potential opportunities, and the risks and uncertainties in executing on the business plan and achieving such financial projections and opportunities, including risks in relation to the development and production of new products, including biolsimilars, risks related to Hospira's ongoing regulatory compliance initiatives in both its pharmaceutical and device businesses, risks related to Hospira's efforts to build out and obtain regulatory approval for its new pharmaceutical manufacturing facility in Vizag, India, and the uncertainty regarding future regulatory developments in the industry, and the "risk factors" set forth in Hospira's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and subsequent reports filed with the SEC.

  •
  The historic trading ranges of the common stock and the potential trading range of the common stock absent announcement of the merger agreement.

  •
  The relationship of the $90.00 per share merger consideration to the trading price of our common stock, including that the per share merger consideration constituted a premium of:

  •
  Approximately 39% to Hospira's closing stock price on February 4, 2015, the last trading day prior to the public announcement of the execution of the merger agreement;

  •
  Approximately 43% over the volume weighted average share price of the common stock during the 30 days ended February 4, 2015;

  •
  Approximately 48% over the volume weighted average share price of the common stock during the 90 days ended February 4, 2015; and

  •
  Approximately 35% over the all-time high of the common stock.

  •
  The financial analysis of Morgan Stanley, Hospira's financial advisor in connection with the merger, and the opinion of Morgan Stanley, dated as of February 4, 2015 and delivered to the Board, to the effect that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth therein, the $90.00 per share in cash to be paid to the holders of shares of Hospira's common stock (other than excluded shares) pursuant to the merger agreement was fair from a financial point of view to the holders of Hospira's common stock, as more fully described below under the heading "—Opinion of Morgan Stanley & Co. LLC."

  •
  The fact that the all-cash merger consideration will provide certainty of value and liquidity to Hospira's stockholders, while eliminating long-term business and execution risk.

  •
  The perceived risks of continuing as a standalone public company; and the assessment that no other internally developed alternatives were reasonably likely in the near term to create greater value for Hospira's stockholders than the merger, taking into account business, competitive, industry and market risk.

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  The Board's view that the terms of the merger agreement would not deter interested third parties from making a superior proposal.

  •
  Hospira's right under the merger agreement to respond to third parties submitting acquisition proposals by providing information subject to a confidentiality agreement, and to engage in negotiations or discussions with such persons, if the Board, prior to taking any such actions, determines in good faith that such acquisition proposal either constitutes a superior proposal or is reasonably likely to constitute a superior proposal.

  •
  The Board's right, under certain circumstances, to withdraw, qualify or modify its recommendation that our stockholders adopt the merger agreement.

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  Hospira's ability to terminate the merger agreement in order to enter into an alternative acquisition agreement that the Board determines to be a superior proposal, subject to certain conditions (including Pfizer's right to have an opportunity to revise the terms of the merger agreement), provided that we concurrently pay a $500 million termination fee to Pfizer under circumstances as described in "Proposal 1: Adoption of the Merger Agreement—Termination Fees" beginning on page 87.

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  The other terms of the merger agreement, including:

  •
  The other termination provisions, including the fact that the Board believed that the termination fee of $500 million is reasonable in light of, among other things, the benefits of the merger to Hospira's stockholders, the typical size of such fees in similar transactions and the likelihood that a fee of such size would not preclude or unreasonably restrict the emergence of alternative acquisition proposals; and

  •
  The conditions to the closing and the fact that there is no pending litigation condition and no financing condition in the merger agreement.

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  The likelihood that the merger and related transactions with Pfizer would be completed, including its knowledge of Pfizer's financial condition and ability to fund the cash merger consideration, and the commitment by Pfizer to obtain applicable consents and approvals under antitrust and similar laws and assume the risks related to certain conditions and requirements that may be imposed by regulators in connection with securing such approvals up to a specified threshold.

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  The fact that the merger agreement was the product of arms-length negotiations and contained terms and conditions that were, in the Board's view, favorable to Hospira and its stockholders.

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  The fact that the merger agreement was approved by the Board, which is comprised of a majority of independent directors who are not affiliated with Pfizer and are not employees of Hospira or any of its subsidiaries, and which retained and received advice from Hospira's outside financial and legal advisors in evaluating, negotiating and recommending the terms of the merger agreement.

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  The requirement that the merger will only be effective if approved by the holders of a majority of the outstanding shares of Hospira common stock and the absence of any stock voting commitments by management or other stockholders, so that stockholders will have the right to approve or disapprove of the merger.

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  Hospira's ability to specifically enforce Pfizer's obligations under the merger agreement, including Hospira's obligations to consummate the merger, and Hospira's ability to seek damages upon any breach by Pfizer of the merger agreement.

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  The availability of appraisal rights to Hospira's stockholders who comply with specified procedures under Delaware law.

        The Board also considered a number of uncertainties, risks and other factors in its deliberations concerning the merger and the other transactions contemplated by the merger agreement, including the following (not necessarily in order of relative importance):

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  The fact that Hospira engaged in exclusive negotiations with Pfizer regarding a potential transaction, did not contact other potential buyers before or during the exclusivity period and that the non-solicitation covenant in the merger agreement would impose restrictions on Hospira's ability to solicit other potential buyers after signing.

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  The fact that Hospira's stockholders would forgo the opportunity to realize the potential long-term value of the successful execution of Hospira's current strategy as an independent company.

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  The fact that receipt of the all-cash merger consideration would be taxable to Hospira's stockholders that are treated as U.S. holders for U.S. federal income tax purposes.

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  The fact that, under specified circumstances, Hospira may be required to pay fees and expenses in the event the merger agreement is terminated and the effect this could have on Hospira, including:

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  The possibility that the $500 million termination fee payable by Hospira to Pfizer upon the termination of the merger agreement under certain circumstances could discourage some potential acquirers from making an acquisition proposal, although the Board believed that the termination fee was reasonable in amount and would not unduly deter any other party that might be interested in acquiring Hospira;

  •
  The requirement that Hospira reimburse Pfizer for $20 million in expenses incurred by Pfizer and Acquisition Sub in connection with the merger agreement if an acquisition proposal is outstanding and subsequently the merger agreement is terminated under certain circumstances, which reimbursement would be offset against any termination fee that might subsequently become payable by Hospira to Pfizer pursuant to the merger agreement; and

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  If the merger is not consummated, Hospira will generally be required to pay its own expenses associated with the merger agreement and the transactions contemplated thereby.

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  The significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to consummate the merger, which could disrupt Hospira's business operations.

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  The fact that the announcement and pendency of the merger, or the failure to complete the merger, may cause substantial harm to Hospira's relationships with its employees (including making it more difficult to attract and retain key personnel and the possible loss of key management, technical, sales and other personnel), vendors and customers.

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  The restrictions in the merger agreement on Hospira's conduct of business prior to completion of the merger, which could delay or prevent Hospira from undertaking business opportunities that may arise, or taking other actions with respect to its operations that the Board and management might believe were appropriate or desirable.

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  The fact that, while Hospira expects the merger to be consummated if the proposal to adopt the merger agreement is approved by Hospira's stockholders, there can be no assurance that all conditions to the parties' obligations to consummate the merger will be satisfied.

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  The fact that the market price of our common stock could be affected by many factors, including: (i) if the merger agreement is terminated, the reason or reasons for such termination and whether such termination resulted from factors adversely affecting Hospira; (ii) the possibility that, as a result of the termination of the merger agreement, possible acquirers may consider Hospira to be a less attractive acquisition candidate; and (iii) the possible sale of our common stock by short-term investors following an announcement that the merger agreement was terminated.

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  The fact that Hospira's directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, those of Hospira's stockholders. The Board was made aware of and considered these interests, to the extent such interests existed at the time; for more information about such interests, see below under the heading "—Interests of the Directors and Executive Officers of Hospira in the Merger."

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  The fact that the completion of the merger would require approval or expiration or termination of the applicable waiting periods under the HSR Act and other applicable antitrust laws and the amount of time that might be required to do so.

        The Board believed that, overall, the potential benefits of the merger to Hospira's stockholders outweighed the risks and uncertainties of the merger.

        The foregoing discussion of factors considered by the Board is not intended to be exhaustive, but includes the material factors considered by the Board. In light of the variety of factors considered in connection with its evaluation of the merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information presented.

Opinion of Morgan Stanley & Co. LLC

        Morgan Stanley was retained by Hospira to act as its financial advisor to render a financial opinion in connection with the proposed merger. Hospira selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in Hospira's industry and its knowledge of the business and affairs of Hospira. On February 4, 2015, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing, to the Board to the effect that, as of that date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the $90.00 per share in cash to be received by the holders of shares of common stock of Hospira (other than excluded shares) pursuant to the merger agreement was fair from a financial point of view to the holders of such shares.

        The full text of Morgan Stanley's written opinion to the Board dated February 4, 2015, is attached as Annex B to this proxy statement and is hereby incorporated into this proxy statement by reference in its entirety. Holders of shares of Hospira common stock should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Morgan Stanley in rendering its opinion. This summary is qualified in its entirety by reference to the full text of such opinion. Morgan Stanley's opinion was directed to the Board and addressed only the fairness from a financial point of view, as of the date of the opinion, to the holders of shares of common stock of Hospira (other than excluded shares) of the $90.00 per share in cash to be received by such holders pursuant to the merger agreement. Morgan Stanley's opinion did not address any other aspects of the merger and did not and does not constitute a recommendation as to how holders of Hospira common stock should vote at the stockholders' meeting to be held in connection with the merger.

        In arriving at its opinion, Morgan Stanley:

  •
  Reviewed certain publicly available financial statements and other business and financial information of Hospira;

  •
  Reviewed certain internal financial statements and other financial and operating data concerning Hospira;

  •
  Reviewed certain financial projections prepared by the management of Hospira;

  •
  Discussed the past and current operations and financial condition and the prospects of Hospira with senior executives of Hospira;

  •
  Reviewed the pro forma impact of the merger on Pfizer's earnings per share, cash flow, consolidated capitalization and financial ratios;

  •
  Reviewed the reported prices and trading activity for Hospira's common stock;

  •
  Compared the financial performance of Hospira and the prices and trading activity of Hospira's common stock with that of certain other publicly-traded companies comparable with Hospira and their securities;

  •
  Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

  •
  Reviewed a draft of the merger agreement and certain related documents; and

  •
  Performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

        In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Hospira and formed a substantial basis for its opinion. With respect to Hospira's financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Hospira of the future financial performance of Hospira. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions and that the definitive merger agreement would not differ in any material respect to its analysis from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley noted that it is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Hospira and its legal, tax, and regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Hospira's officers, directors or employees, or any class of such persons, relative to the per share merger consideration to be received by the holders of shares of Hospira common stock in the merger. Morgan Stanley's opinion did not address the relative merits of the transactions contemplated by the merger agreement as compared to other business or financial strategies that might be available to Hospira, nor did it address the underlying business decision of Hospira to enter into the merger agreement or proceed with any other transaction contemplated by the merger agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Hospira, and was not furnished with any such valuations or appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, February 4, 2015. Events occurring after such date may affect Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion. Morgan Stanley noted that, in arriving at its opinion, it was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction involving Hospira.

Summary of Financial Analyses

        The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion to the Board. The following summary is not a complete description of Morgan Stanley's opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. Unless stated otherwise, the following quantitative information, to the extent that it is based on market data, is based on market data as of January 30, 2015, which was the last trading day immediately preceding the February 2, 2015 presentation by Morgan Stanley to the Board, and is not necessarily indicative of current market conditions. In performing its financial analyses summarized below and in arriving at its opinion, with the consent of the Board, Morgan Stanley used and relied upon the following financial projections: (i) the Management Long Range Plan, as more fully described below in the section entitled "The Merger—Certain Financial Forecasts" and (ii) certain publicly available Wall Street projections for Hospira, referred to below as the Street Consensus Estimates. Some of the financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole. Assessing any portion of such analyses and of the factors reviewed, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley's opinion.

Historical Trading Range Analysis

        Morgan Stanley reviewed the historical trading range of shares of Hospira common stock for the 52-week period ending January 30, 2015 and noted that, during such period, the maximum closing trading price for shares of Hospira common stock was $66.56 and the minimum closing trading price for shares of Hospira common stock was $40.41. Morgan Stanley also noted that the closing trading price for shares of Hospira common stock on January 30, 2015, the last day of trading prior to the Board presentation, was $63.43, the 30-Day VWAP was $62.87, the 90-Day VWAP was $60.37 and the All-Time High was $66.56. The term VWAP refers to the "volume weighted average price" during a reference period, which is a measure of the average price of a share of stock over a given period of time.

Equity Research Analyst Targets

        Morgan Stanley reviewed the undiscounted price targets for shares of Hospira common stock prepared and published by equity research analysts that had been published by Bloomberg during the time period from August 30, 2014 through January 20, 2015. These targets reflect each analyst's estimate of the future public market trading price of shares of Hospira common stock. The range of equity analyst undiscounted price targets for shares of Hospira common stock was $51.00 to $68.00.

        In order to better compare the equity research analysts' stock price targets with the merger consideration, based on its professional judgment and experience, Morgan Stanley discounted each analyst's price target to present value assuming a cost of equity of 8.1%, which discount rate was based on the Capital Asset Pricing Model using a market risk premium of 6.0%, a risk-free rate of 2.2% and a beta of 1.0 for Hospira's common stock that was determined by Morgan Stanley using market data from Barra US Equity Model (Long Term Horizon) as of December 31, 2014. This analysis resulted in a discounted analyst price target range for Hospira common stock of $47.16 to $62.88.

        The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for Hospira common stock and these estimates are subject to uncertainties, including the future financial performance of Hospira and future financial market conditions.

Comparable Company Analysis

        Morgan Stanley performed a comparable company analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared, using publicly available information, certain current and historical financial information for Hospira with corresponding current and historical financial information, ratios and public market multiples for publicly traded companies in the generic pharmaceuticals space, companies with significant hospital presence and pharmaceutical companies with significant exposure to biologics that shared certain similar business and operating characteristics to Hospira.

        These companies were chosen based on Morgan Stanley's knowledge of the industry and because they have businesses that may be considered similar to Hospira's. Although none of such companies are identical or directly comparable to Hospira, these companies are publicly traded companies with operations and/or other criteria, such as lines of business, markets, business risks, growth prospects, maturity of business and size and scale of business, that for purposes of its analysis Morgan Stanley considered similar to Hospira.

        For purposes of this analysis, Morgan Stanley analyzed the following ratios of stock price to estimated earnings per share for calendar years 2015 and 2016, based on publicly available financial information as of January 30, 2015:

Comparable Company Multiples

Comparables	Price to 2015 Estimated Earnings Per Share	Price to 2016 Estimated Earnings Per Share
Generic Pharmaceuticals
Actavis plc	15.4x	12.8x
Akorn, Inc.	24.2x	21.8x
Fresenius SE & Co KGaA	20.9x	18.7x
Hikma Pharmaceuticals plc	24.0x	22.4x
Mylan, Inc.	12.7x	11.4x
Perrigo Company plc	18.6x	15.9x
Teva Pharmaceuticals Industries Limited	11.0x	11.0x
Hospital Supply
Baxter International Inc.	15.5x	14.9x
Becton, Dickinson and Company	18.8x	15.9x
CR Bard Inc.	18.5x	17.0x
Teleflex Incorporated	17.5x	15.3x
Biologics
AbbVie Inc.	13.7x	11.8x
Amgen Inc.	16.4x	14.5x
Biogen Idec Inc.	23.6x	20.0x
Novo Nordisk A/S	25.3x	21.3x
Roche Holding AG	17.1x	16.0x

        Based on the analysis of the relevant metrics for each of the comparable companies, Morgan Stanley selected a representative range of price to earnings multiples of the comparable companies and applied this range of multiples to the relevant Hospira financial statistics based on the Management Long Range Plan and Street Consensus Estimates. Morgan Stanley calculated a range of estimated implied values per share of Hospira's common stock as of January 30, 2015 as follows:

Comparable Company Multiples

Benchmark	Estimated Hospira Earnings Per Share	Range of Comparable Company Price to Earnings Multiples	Implied Value Per Share Range for Hospira
Management Long Range Plan
Price to Estimated 2015 Earnings per Share	$2.40	20.0x - 25.5x	$47.99 - $61.29
Price to Estimated 2016 Earnings per Share	$3.33	18.0x - 21.0x	$59.91 - $69.90
Street Consensus Estimates
Price to Estimated 2015 Earnings per Share	$2.39	20.0x - 25.5x	$47.78 - $61.02
Price to Estimated 2016 Earnings per Share	$2.86	18.0x - 21.0x	$51.45 - $60.02

        No company utilized in the comparable company analysis is identical to Hospira. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Hospira. These include, among other things, comparable company growth, the impact of competition on the businesses of Hospira and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Hospira or the industry, or in the financial markets in general. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using comparable company data.

Discounted Equity Value Analysis

        Morgan Stanley performed a discounted equity value analysis, which is designed to value a company's future earnings in order to help determine the estimated future value of a company's common equity. The resulting value is subsequently discounted back to the present day at the company's cost of equity in order to arrive at an estimate of the present value for the company's potential future stock price.

        Morgan Stanley calculated ranges of implied equity values per share for Hospira as of December 31, 2014. In arriving at the estimated equity values per share of Hospira, Morgan Stanley applied a price to earnings multiple equal to the 2018 price to earnings multiple range of 16.0x to 20.0x (based on the comparable companies referred to above and reflecting normalized multiples consistent with historical averages) to Hospira's 2018 estimated earnings per share based on the Management Long Range Plan and Street Consensus Estimates. Morgan Stanley then discounted the resulting equity value to December 31, 2014 at a discount rate equal to Hospira's assumed cost of equity of 8.1%. Based on these calculations, this analysis implied the following per share value ranges for Hospira's common stock:

Valuation Scenario	Estimated Hospira 2018 Earnings Per Share	Range of Comparable Company Price to Earnings Multiples	Implied Value Per Share Range for Hospira
Management Long Range Plan	$5.27	16.0x - 20.0x	$66.71 - $83.39
Street Consensus Estimates	$4.02	16.0x - 20.0x	$50.91 - $63.64

Precedent Transactions Analysis

        Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms and premia of selected transactions. Morgan Stanley selected certain injectables transactions since 2003 for which relevant financial information was publicly available.

        For these transactions, Morgan Stanley reviewed the purchase price paid and calculated the ratio of the aggregate value of each transaction to the estimated last twelve months ("LTM") EBITDA,

based on publicly available financial information. Morgan Stanley reviewed the following transactions in connection with this analysis:

Precedent Transaction Multiples

Acquiror	Target	Aggregate Value / LTM EBITDA
Par Pharmaceuticals	JHP Pharmaceuticals	12.3x
Mylan	Agila Specialties	17.0x
Amgen	Mustafa Nevzat	17.0x
Hikma Pharmaceuticals	Baxter Multi-Source Injectables Business	7.7x
Mylan	Bioniche Pharma Global Injectables	12.8x
Hospira	Orchid Generic Injectable Pharmaceuticals	13.0x
Sandoz	Ebewe Pharma	17.5x
Fresenius Kabi	APP Pharmaceuticals	18.1x
Daiichi-Sankyo	Ranbaxy	29.2x
Fresenius Kabi	Dabur Pharma	31.6x
Hospira	Mayne Pharma	16.9x
Mylan	Matrix Laboratories	18.3x
Novartis	Sabex	16.0x
Teva Pharmaceuticals	Sicor	15.7x

        These transactions varied significantly based upon company scale, product mix, and geography. Based on its professional judgment and taking into consideration, among other things, the observed multiples and implied premia for the selected transactions listed above, Morgan Stanley selected representative ranges of financial multiples of the transactions and applied these ranges of financial multiples to the relevant financial statistic for Hospira. Morgan Stanley applied an Aggregate Value / LTM EBITDA multiple range from 15.0x to 18.0x to Hospira's 2014 EBITDA of $842 million based on the draft consolidated income statement of Hospira and its subsidiaries for 2014 provided by the management of Hospira, as adjusted to eliminate non-recurring amortization and certain one-time items. Based on this analysis, Morgan Stanley derived a range of implied equity values per share of Hospira's common stock of $66.22 to $80.17.

        Morgan Stanley also reviewed, based on publicly available information, the premiums paid in certain worldwide acquisition transactions. The analyses excluded real estate, financial institution and leveraged buy-out transactions as they were not considered comparable to the merger. Morgan Stanley considered premiums paid in announced transactions with a transaction value of approximately $10 billion or more that involved worldwide publicly traded target companies since 2009. The observed premium data for this set of transactions was as follows:

Premium Data	Premium
75th Percentile	45%
25th Percentile	24%
Median	31%

        Based on the foregoing, Morgan Stanley applied a premium range of 25% to 45% to the closing price per share of Hospira common stock on January 30, 2015, of $63.43. This analysis resulted in an illustrative range of implied values per share of Hospira common stock of $79.29 to $91.97.

        No company or transaction utilized in the precedent transactions or premia paid analyses is identical to Hospira or the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, market and financial conditions and other matters, many of which are beyond the control of Hospira, such as the impact of competition on the business of Hospira or the industry generally, industry growth and the absence of any adverse material change in the financial condition of Hospira or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared. Morgan Stanley considered a number of factors in analyzing the merger consideration. The fact that points in the ranges of implied present value per share of Hospira derived from the valuation of precedent transactions were less than or greater than the merger consideration was not necessarily dispositive in connection with Morgan Stanley's analysis of the merger consideration, but was one of many factors Morgan Stanley considered.

Discounted Cash Flow Analysis

        Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of that company.

        Morgan Stanley calculated a range of implied values per share of Hospira common stock based on estimates of future cash flows for calendar years 2015 through 2019. Morgan Stanley performed this analysis on the estimated future cash flows contained in the forecasts representing the Management Long Range Plan and Street Consensus Estimates. Morgan Stanley first calculated the estimated unlevered free cash flows (calculated as tax-affected earnings before interest and taxes and after stock-based compensation expense, plus depreciation and amortization, less capital expenditures and adjusted for changes in working capital and certain after tax one-time items of Hospira, in each case based on guidance from Hospira's management). Morgan Stanley then calculated a terminal value for Hospira as of December 31, 2019 by applying a perpetual growth rate of 3.5%, selected based on Morgan Stanley's experience and professional judgment. The unlevered free cash flows from calendar years 2015 through 2019 and the terminal value were then discounted to present values using a range of discount rates of 7.5% to 8.5% (which Morgan Stanley derived based on Hospira's assumed weighted average cost of capital using its experience and professional judgment), to calculate an implied aggregate value for Hospira. Morgan Stanley then adjusted the total implied aggregate value ranges by Hospira's estimated total debt and cash and cash equivalents based on the draft consolidated balance sheet of Hospira and its subsidiaries as of December 31, 2014 provided by the management of Hospira and divided the resulting implied total equity value ranges by Hospira's fully diluted shares outstanding as provided by Hospira's management.

        Based on the above-described analysis, Morgan Stanley derived the following range of implied equity values per share for Hospira common stock as of December 31, 2014:

Forecast Scenario	Implied Value Per Share Range for Hospira
Management Long Range Plan	$74.44 - $96.17
Street Consensus Estimates	$55.96 - $72.28

General

        In connection with the review of the merger by the Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition,

Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Hospira. In performing its analyses, Morgan Stanley made numerous assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Hospira. These include, among other things, the impact of competition on Hospira's business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Hospira, or the industry, or in the financial markets in general. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the consideration to be received by the holders of shares of Hospira common stock (other than excluded shares) pursuant to the merger agreement and in connection with the delivery of its opinion, dated February 4, 2015, to the Board. These analyses do not purport to be appraisals or to reflect the prices at which shares of Hospira's common stock might actually trade.

        The consideration to be received by the holders of shares of Hospira common stock (other than excluded shares) pursuant to the merger agreement was determined through arm's-length negotiations between Hospira and Pfizer and was unanimously approved by the Board. Morgan Stanley provided advice to the Board during these negotiations but did not, however, recommend any specific consideration to Hospira or the Board or that any specific consideration constituted the only appropriate consideration for the merger.

        Morgan Stanley's opinion and its presentation to the Board was one of many factors taken into consideration by the Board in deciding to approve, adopt and authorize the merger agreement and the transactions contemplated thereby. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board with respect to the consideration pursuant to the merger agreement or of whether the Board would have been willing to agree to different consideration. Morgan Stanley's opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley's customary practice.

        The Board retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or for the accounts of their customers, in debt or equity securities or loans of Hospira, Pfizer, or any other company, or any currency or commodity, that may be involved in the merger, or any related derivative instrument.

        Under the terms of its engagement letter, Morgan Stanley provided the Board with financial advisory services and a financial opinion, described in this section and attached to this proxy statement as Annex B, in connection with the merger, and Hospira has agreed to pay Morgan Stanley a fee for its services, $8.6 million of which became payable upon the announcement of the merger and approximately $60 million of which is payable immediately prior to closing of the merger (subject to adjustment based on the aggregate value of the merger at closing). Hospira has also agreed to reimburse Morgan Stanley for its reasonable out-of-pocket expenses, including reasonable fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, Hospira has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain losses, claims, damages and liabilities, including liabilities under the federal securities laws, relating to or arising out of Morgan Stanley's engagement.

        Since 2010, Morgan Stanley or its affiliates have provided financing services and financial advisory services to Hospira, for which Morgan Stanley or its affiliates has received compensation of approximately $10 million. Since 2010, Morgan Stanley or its affiliates have provided various financing services and financial advisory services to Pfizer, including with respect to the sale of Pfizer's Capsugel and Nutrition businesses, and the split-off of Zoetis (all of which are unrelated to the transactions contemplated by the merger agreement). Morgan Stanley or its affiliates have received compensation from Pfizer of approximately $73 million during this period. Morgan Stanley and its affiliates may also seek to provide financial advisory and financing services to Pfizer and Hospira in the future and would expect to receive fees for the rendering of these services.

Certain Financial Forecasts

        Hospira does not, as a matter of course, publicly disclose long-term projections as to its future financial performance due to, among other reasons, the unpredictability of the underlying assumptions and estimates, though Hospira has in the past provided investors with full-year financial guidance which may cover areas such as revenue and adjusted diluted earnings per share, among other items, which it may update from time to time during the relevant year. However, in connection with Hospira's evaluation of a possible transaction, Hospira provided the Board and its advisors, including Morgan Stanley in performing its financial analysis summarized under "—Opinion of Morgan Stanley & Co. LLC" with certain non-public unaudited prospective financial information prepared by our management. The forecasts were used as the basis for the long-range financial plan of Hospira, which we refer to as the Management Long-Range Plan and which is summarized below. Certain portions of the Management Long-Range Plan were also provided to Pfizer in connection with its due diligence review of a possible transaction.

        The Management Long-Range Plan was not prepared with a view to public disclosure and is included in this proxy statement only because such information was made available as described above. The Management Long-Range Plan was not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to as GAAP, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, Deloitte & Touche LLP, our independent auditor, has not examined, reviewed, compiled or otherwise applied procedures to, the Management Long-Range Plan and, accordingly, assumes no responsibility for, and expresses no opinion on, the Management Long-Range Plan. The Management Long-Range Plan included in this proxy statement has been prepared by, and is the responsibility of, our management. The Management Long-Range Plan was prepared solely for internal use of Hospira and is subjective in many respects.

        Although a summary of the Management Long-Range Plan is presented with numerical specificity, it reflects numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the Management Long-Range Plan was prepared, taking into account the relevant information available to management at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Management Long-Range Plan not to be achieved include general economic conditions, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures, and changes in tax laws. In addition, the Management Long-Range Plan does not take into account any circumstances or events occurring after the date that they were prepared and does not give effect to the merger. As a result, there can be no assurance that the Management Long-Range Plan will or would be realized, and actual results may be materially better or worse than those contained in the Management Long-Range Plan. The inclusion of this information should not be regarded as an indication that the Board, Hospira, Morgan Stanley or any other recipient of this information considered, or now considers, the Management Long-Range Plan to be material information of Hospira or predictive of actual future results nor should it be construed as financial guidance, and it should not be relied upon as such. The summary of the Management Long-Range Plan is not included in this proxy statement in order to induce any stockholder to vote in favor of the proposal to adopt the merger agreement or any of the other proposals to be voted on at the special meeting or to influence any stockholder to make any investment decision with respect to the merger, including whether or not to seek appraisal rights with respect to shares of our common stock.

        The Management Long-Range Plan should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Hospira contained in our public filings with the SEC.

        The forecasts contained within the Management Long-Range Plan constitute forward-looking statements. For information on factors that may cause Hospira's future results to materially vary, see "Forward-Looking Statements" beginning on page 23.

        Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Management Long-Range Plan to reflect circumstances existing after the date when Hospira prepared the Management Long-Range Plan or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Management Long-Range Plan are shown to be in error.

        In light of the foregoing factors and the uncertainties inherent in the Management Long-Range Plan, stockholders are cautioned not to rely on the Management Long-Range Plan included in this proxy statement.

        Certain of the measures included in the Management Long-Range Plan may be considered non-GAAP financial measures, as noted below. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Hospira may not be comparable to similarly titled amounts used by other companies.

        The following table reflects selected measures from, or generated using, the Management Long-Range Plan prepared by Hospira management and, at Hospira's direction, used by Morgan Stanley in connection with its financial analysis summarized under "—Opinion of Morgan Stanley & Co. LLC." Pfizer received the Revenue and EBIT portions of the Management Long-Range Plan prior to signing the merger agreement.

($ in millions, except EPS)	2015E	2016E	2017E	2018E	2019E
Revenue	$4,447	$5,106	$5,543	$6,041	$6,702
EBIT(1)	625	860	1,112	1,341	1,701
Unlevered Free Cash Flow(2)	(218)	237	593	615	899
EPS	2.40	3.33	4.40	5.27	6.77

(1)
EBIT is defined as net income excluding net interest expense and income tax expense. EBIT is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

(2)
Unlevered free cash flow is defined as tax-affected earnings before interest and taxes and after stock-based compensation expense, plus depreciation and amortization, less capital expenditures and adjusted for changes in working capital and certain after tax one-time items of Hospira, in each case based on guidance from Hospira's management. Stock-based compensation expense was not added back in the calculations. Unlevered free cash flow is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

Interests of the Directors and Executive Officers of Hospira in the Merger

        When considering the recommendation of the Board that you vote to approve the proposal to adopt the merger agreement, you should be aware that some of our directors and executive officers may have interests in the merger that may be deemed to be different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Board was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of Hospira.

Arrangements with Pfizer

        As of the date of this proxy statement, none of our executive officers has entered into any agreement with Pfizer or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates. Prior to or following the closing, however, some or all of our executive officers may discuss or enter into agreements with Pfizer or Acquisition Sub or any of their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates.

Insurance and Indemnification of Directors and Executive Officers

        For a period of six (6) years after the effective time of the merger, Pfizer shall cause the certificate of incorporation, bylaws or other organizational documents of the surviving corporation to contain provisions with respect to indemnification, advancement of expenses and limitation of director, officer and employee liability that are no less favorable to the current or former directors or officers of Hospira, whom we refer to as indemnitees, than those set forth in the Hospira charter documents as of the date of the merger agreement, which provisions thereafter shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any indemnitees.

        All rights to exculpation and indemnification (and all rights to advancement of expenses relating thereto) for acts or omissions occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger (including any matters arising in connection with the transactions contemplated by the merger agreement, including the merger), existing as of the execution of the merger agreement in favor of the indemnitees as provided in the Hospira charter documents or in any contract between such indemnitee and Hospira (in each case as in effect on the date of the merger agreement) shall survive the merger and shall continue in full force and effect. From and after the effective time of the merger, the surviving corporation shall indemnify, defend and hold harmless, and advance expenses to, indemnitees with respect to (x) all acts or omissions by them in their capacities as such at any time at or prior to the effective time of the merger or (y) any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to the merger, the merger agreement and any transactions contemplated thereby, in either case, in each of (x) and (y) to the extent provided in the Hospira charter documents or in any contract between such indemnitee and Hospira (in each case as in effect on the date of the merger agreement).

        The merger agreement provides that prior to the effective time of the merger, Acquisition Sub shall obtain and fully pay the premium for a six-year "tail" prepaid policy on terms and conditions no less advantageous to the indemnitees than the existing directors' and officers' insurance policies and Hospira's existing fiduciary liability insurance policies, which we refer to as D&O insurance, with respect to any claim related to any period of time at or prior to the effective time of the merger from an insurance carrier with the same or better credit rating as Hospira's current insurance carrier with respect to D&O insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Hospira's existing policies as in effect as of the date of the merger agreement; however, neither Acquisition Sub nor Pfizer shall be required to pay for such "tail" prepaid policy more than three hundred percent (300%) of the annual premium currently paid by Hospira for its D&O insurance. The surviving corporation shall maintain such "tail" policy in full force and effect for its full term. If the surviving corporation is unable to, or otherwise does not, obtain such "tail" prepaid policy prior to the effective time of the merger, the surviving corporation shall continue to maintain in effect, for a period of at least six (6) years from and after the effective time of the merger, the D&O insurance in place as of the date of the merger agreement with Hospira's current insurance carrier or with an insurance carrier with the same or better credit rating as Hospira's current insurance carrier with respect to D&O insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Hospira's existing policies as of the date of the merger agreement or, if such insurance coverage is unavailable, the best available coverage; provided, however, that Pfizer and the surviving corporation shall not be required to pay an annual premium for the D&O insurance in excess of two hundred fifty percent (250%) of the annual premium currently paid by Hospira for such insurance; provided, further, that if the annual premiums of such insurance coverage exceed such amount, Pfizer or the surviving corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the effective time of the merger, for a cost not exceeding such amount.

Treatment of Equity and Equity-Based Awards

        Each outstanding option to purchase shares of Hospira common stock granted under the Hospira Equity Plan that is outstanding and unvested as of the day that is twenty (20) days prior to the closing date of the merger shall become vested as of such date. Each Hospira option outstanding and unexercised immediately prior to the effective time of the merger shall be canceled as of the effective time of the merger and, in consideration of such cancellation, the holder thereof shall be entitled to receive a payment in an amount in cash equal to the product of (i) the total number of shares of Hospira common stock subject to such option as of the effective time of the merger and (ii) the amount, if any, by which $90.00 exceeds the exercise price per share of Hospira common stock underlying the stock option, less any applicable withholding or other taxes, or other amounts required to be withheld.

        Each share of Hospira restricted stock granted under the Hospira Equity Plan that is outstanding immediately prior to the effective time of the merger and that is subject to vesting or performance conditions shall become fully vested as of the effective time of the merger and shall be treated as a share of Hospira common stock for purposes of the merger.

        Each Hospira time-vesting restricted stock unit granted under the Hospira Equity Plan that is outstanding immediately prior to the effective time of the merger shall be cancelled as of the effective time of the merger and, in consideration of such cancellation, the holder thereof shall be entitled to receive a cash payment in an amount equal to the product of $90.00 and the number of shares of Hospira common stock then subject thereto, less any applicable withholding or other taxes, or other amounts required to be withheld.

        Each Hospira performance-vesting restricted stock unit or performance share unit, which we refer to collectively as performance share awards, granted under the Hospira Equity Plan that is outstanding immediately prior to the effective time of the merger shall be cancelled as of the effective time of the merger and, in consideration of such cancellation, the holder thereof shall be entitled to receive a cash payment in an amount equal to the product of $90.00 and the number of shares of Hospira common stock then subject thereto, based on an assumption that target performance has been achieved with respect to such performance share award, less any applicable withholding or other taxes, or other amounts required to be withheld.

        Under Hospira's Basic Stock Purchase Plan and Supplementary Stock Purchase Plan, which we refer to collectively as the stock purchase plan, no new offering period will commence following completion of the offering period in progress as of the date of the merger agreement, no new participants shall be permitted to participate in the stock purchase plan, participants in the stock purchase plan may not increase their rate of payroll deductions, and each participant's outstanding right to purchase shares of Hospira common stock under the stock purchase plan shall be suspended immediately following the end of the purchase or offering period in effect on the date of the merger agreement (or, if earlier, the date that is two business days prior to the closing date of the merger); provided that each participant's accumulated payroll deductions under the stock purchase plan as of the date of the end of such purchase or offering period shall be used to purchase shares of Hospira common stock on the business day immediately prior to the closing date of the merger in accordance with the terms of the stock purchase plan. Furthermore, the shares of Hospira common stock purchased thereunder shall be cancelled at the effective time of the merger and converted into the right to receive the per share merger consideration. Any amounts remaining in each participant's account after such purchase shall be returned to the participant. Hospira shall cause the stock purchase plan to terminate at the effective time of the merger and no further purchase rights shall be granted or exercised under the stock purchase plan thereafter.

        As of the effective time of the merger, the Hospira Equity Plan shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of Hospira capital stock shall be cancelled.

        The following table shows the estimated amounts that each Hospira executive officer would be eligible to receive (without subtraction of applicable withholding taxes) in connection with the merger with regard to outstanding options (vested and nonvested), performance units, "Team Hospira" awards, and 2015 Hospira Equity Plan awards (as defined below and described further in the notes accompanying the table). Further information regarding the named executive officers may be found in "The Merger—Interests of the Directors and Executive Officers of Hospira in the Merger—Golden Parachutes," beginning on page 58. Stock, restricted stock and stock unit award and phantom award information is presented in the table immediately following the table below.

 Executive Officer Merger-Related Payments

	Outstanding Options(1)
				Team Hospira Awards ($)(3)	Hospira Equity Plan Awards ($)
	Shares	Value ($)	Performance Units ($)(2)			Total Value ($)
Named Executive Officers
F. Michael Ball	937,545	46,351,531	9,172,620	4,343,670	9,240,030	69,107,851
David Endicott	72,971	3,269,831	1,367,640	—	3,500,010	8,137,481
Sumant Ramachandra, M.D.	117,790	5,627,240	2,643,480	819,090	3,017,070	12,106,880
Matthew Stober	66,780	3,441,024	2,242,530	1,085,940	2,340,810	9,110,304
Thomas Werner	296,112	14,296,345	2,812,500	1,085,940	2,520,000	20,714,785
Other Executive Officers
Royce Bedward	80,915	4,052,386	550,350	434,340	2,375,820	7,412,896
Richard Davies	191,175	10,067,621	2,242,530	1,085,940	1,400,040	14,796,131
Mary Gendron	16,738	594,366	318,240	—	980,010	1,892,616
Richard Hoffman	94,239	4,715,193	—	434,340	500,040	5,649,573
Zena Kaufman	101,036	5,278,292	1,309,500	1,085,940	1,400,040	9,073,772
Kenneth Meyers	149,321	7,040,845	1,250,010	1,085,940	1,513,440	10,890,235
Brian Smith	195,091	9,296,797	1,718,820	1,085,940	1,400,040	13,501,597
Marc Yoskowitz	63,459	3,047,874	—	327,600	1,400,040	4,775,514

(1)
This column includes vested and nonvested options, as well as performance options (i.e., options that vest depending on Hospira's financial performance within a fixed term).

(2)
This column includes unvested performance units as well as performance units that have vested and are expected to be paid in common stock between April 8, 2015 and December 31, 2015.

(3)
"Team Hospira" awards are one-time performance-based restricted stock unit awards scheduled to vest on February 27, 2016 (or, in the case of Dr. Ramachandra, June 30, 2016).

        The following table shows the estimated amounts that each Hospira director and executive officer would be eligible to receive (without subtraction of applicable withholding taxes) in connection with the merger with regard to common stock, restricted stock and stock unit awards that may be settled for common stock, and Hospira phantom stock issued pursuant to Hospira's Non-Qualified Savings and Investment Plan. Each share of Hospira phantom stock is the economic equivalent of one share of common stock. The vested shares of phantom stock become payable in cash based upon the account balance at the time of distribution upon the earlier of a date specified by the reporting person, a change in control, or his or her separation from service, death or disability. Further information regarding the named executive officers may be found below in "The Merger—Interests of the Directors and Executive Officers of Hospira in the Merger—Golden Parachutes," beginning on page 58.

 Director and Executive Officer Common Stock Consideration

	Common Stock
	Shares(1)	Value ($)
Non-Employee Directors
Irving W. Bailey, II	55,785	5,020,615
Barbara L. Bowles	28,390	2,555,085
William G. Dempsey	20,383	1,834,443
Dennis M. Fenton	15,477	1,392,930
Roger W. Hale	36,867	3,317,988
Heino von Prondzynski	22,388	2,014,920
Jacque J. Sokolov, M.D.	44,825	4,034,250
John C. Staley, Chair	52,534	4,728,083
Mark F. Wheeler, M.D.	36,496	3,284,605
Named Executive Officers
F. Michael Ball	324,750	29,227,500
David Endicott	117,501	10,575,090
Sumant Ramachandra, M.D.	91,585	8,242,650
Matthew Stober	67,254	6,052,860
Thomas Werner	88,772	7,989,480
Other Executive Officers
Royce Bedward	50,238	4,521,420
Richard Davies	72,799	6,551,910
Mary Gendron	29,999	2,699,910
Richard Hoffman	34,731	3,125,790
Zena Kaufman	43,956	3,956,040
Kenneth Meyers	49,053	4,414,770
Brian Smith	74,456	6,701,040
Marc Yoskowitz	46,819	4,213,710

(1)
This column is current as of April 8, 2015. This column includes Hospira phantom stock issued pursuant to Hospira's Non-Qualified Savings and Investment Plan, the balance of the Hospira 401(k) Retirement Savings Plan if held in Hospira common stock, and restricted stock and stock unit awards (including, for directors, deferred account balances under Hospira's Non-Employee Directors' Fee Plan). This column does not include performance units that have vested and are expected to be paid in common stock between April 8, 2015 and December 31, 2015, which are instead reflected in the "Performance Units" column of the "Executive Officer Merger-Related Payments" table above.

        The following table shows the estimated amounts that each executive officer (other than the named executive officers, for whom such information may be found below in "The Merger—Interests of the Directors and Executive Officers of Hospira in the Merger—Golden Parachutes," beginning on page 58) would receive upon a termination of employment without cause or through resignation for good reason on December 31, 2015. The following table does not replicate information already disclosed in the "Executive Officer Merger-Related Payments" table above.

 Potential Change-in-Control Payments to Executive Officers (Other than Named Executive Officers)

	Cash Severance(1)
	2 or 2.99x Salary ($)	2 or 2.99x Target Bonus ($)	Pro-Rata Bonus ($)	Pension / NQDC ($)(2)	Perquisites / Benefits ($)(3)	Total ($)(4)
Executive Officers (Excluding Named Executive Officers)
Royce Bedward	1,100,000	770,000	385,000	—	61,554	2,316,554
Richard Davies	987,600	790,080	395,040	24,431	55,324	2,252,475
Mary Gendron	875,600	525,360	262,680	9,036	59,689	1,732,365
Richard Hoffman	684,684	342,342	171,171	—	61,554	1,259,751
Zena Kaufman	945,000	567,000	283,500	—	26,361	1,821,861
Kenneth Meyers	993,800	596,280	298,140	—	28,204	1,916,424
Brian Smith	1,597,557	1,118,290	374,010	—	83,551	3,173,408
Marc Yoskowitz	892,000	535,200	267,600	7,179	62,565	1,764,544

(1)
The amounts shown in these columns are based on assumptions of the compensation and benefit levels to be in effect on December 31, 2015, which are assumed to be the same as those in effect on the date of this proxy statement; therefore, if compensation and benefit levels are changed after the date of this proxy statement, actual payments to an executive officer may be different than those provided for above. Cash severance for each listed executive officer comprises salary and target bonus (each multiplied by a factor of 2.99 for Mr. Smith and by a factor of 2.0 for each other listed executive officer), and a pro-rata bonus (which, because the assumed consummation date of the merger is December 31, is the full bonus amount for fiscal year 2015).

(2)
This column represents Hospira company matching contributions under the Hospira Non-Qualified Savings and Investment Plan, and assumes termination of the plan as of December 30, 2015.

(3)
This column represents the estimated value of COBRA continuation, assumed to be paid for 2 years for each listed executive officer other than Mr. Smith (and for 3 years for Mr. Smith), and outplacement services assumed to be paid for one year for each executive officer, and all assumed to be paid out in a lump sum on December 31, 2015. Amounts attributable to life insurance, accident insurance, and long-term disability insurance, are immaterial and have been excluded from this column.

(4)
As described below, each executive officer's employment agreement provides for a gross-up of excise taxes incurred as a result of Sections 280G and 4999 of the Code. The aggregate excise tax gross-up amount for all executive officers other than the named executive officers is approximately $14,410,159. Excise tax gross-up amounts for the named executive officers may be found in "The Merger—Interest of the Directors and Executive Officers of Hospira in the Merger—Golden Parachutes," beginning on page 58.

Payments to Executives upon Termination Following Change-in-Control

Executive Agreements Regarding Change in Control

        Each of Hospira's named executive officers and each of Hospira's other executive officers is party to an Agreement Regarding Change in Control, which we refer to collectively as the change in control agreements. The change in control agreements provide enhanced benefits generally in the event an executive officer who is party thereto experiences a qualifying termination of employment without cause or resigns for good reason on or following the completion of a transaction such as the merger and before the later of December 31, 2016, and the second anniversary of the consummation of a change in control, which we refer to herein as a qualifying termination. In connection with the merger, Hospira amended the change in control agreements to provide for reimbursement of taxes incurred as a result of Sections 280G and 4999 of the Code upon a change in control, contingent on the closing of the merger.

  F. Michael Ball

        Mr. Ball's change in control agreement provides that if he experiences a qualifying termination, subject to his execution of a release of claims in favor of Hospira, he will be entitled to receive the following payments and benefits: (i) a cash amount equal to 2.99 times his annual salary and incentive plan award, with the annual incentive plan award being the amount that would be paid during the period of termination of employment based on an assumption that target performance has been achieved; (ii) for a termination that occurs after the end of a performance period, the unpaid annual incentive plan award for the completed performance period for which the award has not been paid, calculated as the higher of (x) the amount that would be paid during the period of termination of employment if target performance has been achieved; and (y) the actual amount that would have been paid for the completed period as determined under the terms of the annual incentive plan (reduced by any amounts paid under (a) below); (iii) if the termination occurs during the performance period following the year in which the change of control occurs, the prorated annual incentive plan award for the period of termination of employment, with the award being the amount that would be paid during the period of termination of employment based on an assumption that target performance has been achieved; (iv) up to 3 years of continued employee welfare benefits, including medical, dental, health and accident, prescription, disability and life insurance coverage, no less favorable than as received by him and his family before the change of control; (v) up to one year of outplacement services; and (vi) full vesting under applicable agreements of stock awards and options if Pfizer does not continue or replace same with comparable awards. Mr. Ball's change in control agreement also provides that upon completion of the merger (whether or not he experiences a qualifying termination following completion of the merger, as applicable), (a) he will receive for the year in which the change in control occurs, a pro rata annual incentive award through the date of the change in control, with the award being the amount that would be paid during the performance period based on an assumption that target performance has been achieved; and (b) contingent on the closing of the merger, Hospira shall provide for reimbursement of taxes incurred as a result of Sections 280G and 4999 of the Code. Such severance payments will be paid in one lump sum amount on the first day of the seventh month following the date of Mr. Ball's termination of employment, and thereafter any payments that constitute reimbursements to Mr. Ball shall be made in accordance with their payment terms under his change in control agreement but no later than the end of the calendar year following the year in which such expense was incurred.

  Thomas E. Werner

        Mr. Werner's change in control agreement provides that if he experiences a qualifying termination, subject to his execution of a release of claims in favor of Hospira, he will be entitled to receive the following payments and benefits: (i) a cash amount equal to 2.99 times his annual salary and incentive plan award, with the annual incentive plan award being the amount that would be paid during the period of termination of employment based on an assumption that target performance has been achieved; (ii) for a termination that occurs after the end of a performance period, the unpaid annual incentive plan award for the completed performance period for which the award has not been paid, calculated as the higher of (x) the amount that would be paid during the period of termination of employment if target performance has been achieved; and (y) the actual amount that would have been paid for the completed period as determined under the terms of the annual incentive plan (reduced by any amounts paid under (a) below); (iii) if the termination occurs during the performance period following the year in which the change of control occurs, the prorated annual incentive plan award for the period of termination of employment, with the award being the amount that would be paid during the period of termination of employment based on an assumption that target performance has been achieved; (iv) up to 3 years of continued employee welfare benefits, including medical, dental, health and accident, prescription, disability and life insurance coverage, no less favorable than as received by him and his family before the change of control; (v) up to one year of outplacement services; (vi) full vesting under applicable agreements of stock awards and options if Pfizer does not continue or replace same with comparable awards. Mr. Werner's change in control agreement also provides that upon completion of the merger (whether or not he experiences a qualifying termination following completion of the merger, as applicable), (a) he will receive for the year in which the change in control occurs, a pro rata annual incentive award through the date of the change in control, with the award being the amount that would be paid during the performance period based on an assumption that target performance has been achieved; and (b) contingent on the closing of the merger, Hospira shall provide for reimbursement of taxes incurred as a result of Sections 280G and 4999 of the Code. Such severance payments will be paid in one lump sum amount on the first day of the seventh month following the date of Mr. Werner's termination of employment, and thereafter any payments that constitute reimbursements to Mr. Werner shall be made in accordance with their payment terms under his change in control agreement but no later than the end of the calendar year following the year in which such expense was incurred.

  David J. Endicott

        Mr. Endicott's change in control agreement provides that if he experiences a qualifying termination, subject to his execution of a release of claims in favor of Hospira, he will be entitled to receive the following payments and benefits: (i) a cash amount equal to 2.0 times his annual salary and incentive plan award, with the annual incentive plan award being the amount that would be paid during the period of termination of employment based on an assumption that target performance has been achieved; (ii) for a termination that occurs after the end of a performance period, the unpaid annual incentive plan award for the completed performance period for which the award has not been paid, calculated as the higher of (x) the amount that would be paid during the period of termination of employment if target performance has been achieved; and (y) the actual amount that would have been paid for the completed period as determined under the terms of the annual incentive plan (reduced by any amounts paid under (a) below); (iii) if the termination occurs during the performance period following the year in which the change of control occurs, the prorated annual incentive plan award for the period of termination of employment, with the award being the amount that would be paid during the period of termination of employment based on an assumption that target performance has been achieved; (iv) up to 2 years of continued employee welfare benefits, including medical, dental, health and accident, prescription, disability and life insurance coverage, no less favorable than as received by him and his family before the change of control; (v) up to one year of outplacement services; (vi) full vesting under applicable agreements of stock awards and options if Pfizer does not continue or replace same with comparable awards. Mr. Endicott's change in control agreement also provides that upon completion of the merger (whether or not he experiences a qualifying termination following completion of the merger, as applicable), (a) he will receive for the year in which the change in control occurs, a pro rata annual incentive award through the date of the change in control, with the award being the amount that would be paid during the performance period based on an assumption that target performance has been achieved; and (b) contingent on the closing of the merger, Hospira shall provide for reimbursement of taxes incurred as a result of Sections 280G and 4999 of the Code. Such severance payments will be paid in one lump sum amount on the first day of the seventh month following the date of Mr. Endicott's termination of employment, and thereafter any payments that constitute reimbursements to Mr. Endicott shall be made in accordance with their payment terms under his change in control agreement but no later than the end of the calendar year following the year in which such expense was incurred.

  Sumant Ramachandra

        Dr. Ramachandra's change in control agreement provides that if he experiences a qualifying termination, subject to his execution of a release of claims in favor of Hospira, he will be entitled to receive the following payments and benefits: (i) a cash amount equal to 2.0 times his annual salary and incentive plan award, with the annual incentive plan award being the amount that would be paid during the period of termination of employment based on an assumption that target performance has been achieved; (ii) for a termination that occurs after the end of a performance period, the unpaid annual incentive plan award for the completed performance period for which the award has not been paid, calculated as the higher of (x) the amount that would be paid during the period of termination of employment if target performance has been achieved; and (y) the actual amount that would have been paid for the completed period as determined under the terms of the annual incentive plan (reduced by any amounts paid under (a) below); (iii) if the termination occurs during the performance period following the year in which the change of control occurs, the prorated annual incentive plan award for the period of termination of employment, with the award being the amount that would be paid during the period of termination of employment based on an assumption that target performance has been achieved; (iv) up to 2 years of continued employee welfare benefits, including medical, dental, health and accident, prescription, disability and life insurance coverage, no less favorable than as received by him and his family before the change of control; (v) up to one year of outplacement services; (vi) full vesting under applicable agreements of stock awards and options if Pfizer does not continue or replace same with comparable awards. Dr. Ramachandra's change in control agreement also provides that upon completion of the merger (whether or not he experiences a qualifying termination following completion of the merger, as applicable), (a) he will receive for the year in which the change in control occurs, a pro rata annual incentive award through the date of the change in control, with the award being the amount that would be paid during the performance period based on an assumption that target performance has been achieved; and (b) contingent on the closing of the merger, Hospira shall provide for reimbursement of taxes incurred as a result of Sections 280G and 4999 of the Code. Such severance payments will be paid in one lump sum amount on the first day of the seventh month following the date of Dr. Ramachandra's termination of employment, and thereafter any payments that constitute reimbursements to Dr. Ramachandra shall be made in accordance with their payment terms under his change in control agreement but no later than the end of the calendar year following the year in which such expense was incurred.

  Matthew R. Stober

        Mr. Stober's change in control agreement provides that if he experiences a qualifying termination, subject to his execution of a release of claims in favor of Hospira, he will be entitled to receive the following payments and benefits: (i) a cash amount equal to 2.0 times his annual salary and incentive plan award, with the annual incentive plan award being the amount that would be paid during the period of termination of employment based on an assumption that target performance has been achieved; (ii) for a termination that occurs after the end of a performance period, the unpaid annual incentive plan award for the completed performance period for which the award has not been paid, calculated as the higher of (x) the amount that would be paid during the period of termination of employment based on an assumption that target performance has been achieved; and (y) the actual amount that would have been paid for the completed period as determined under the terms of the annual incentive plan (reduced by any amounts paid under (a) below); (iii) if the termination occurs during the performance period following the year in which the change of control occurs, the prorated annual incentive plan award for the period of termination of employment, with the award being the amount that would be paid during the period of termination of employment if target performance has been achieved; (iv) up to 2 years of continued employee welfare benefits, including medical, dental, health and accident, prescription, disability and life insurance coverage, no less favorable than as received by him and his family before the change of control; (v) up to one year of outplacement services; (vi) full vesting under applicable agreements of stock awards and options if Pfizer does not continue or replace same with comparable awards. Mr. Stober's change in control agreement also provides that upon completion of the merger (whether or not he experiences a qualifying termination following completion of the merger, as applicable), (a) he will receive for the year in which the change in control occurs, a pro rata annual incentive award through the date of the change in control, with the award being the amount that would be paid during the performance period based on an assumption that target performance has been achieved; and (b) contingent on the closing of the merger, Hospira shall provide for reimbursement of taxes incurred as a result of Sections 280G and 4999 of the Code. Such severance payments will be paid in one lump sum amount on the first day of the seventh month following the date of Mr. Stober's termination of employment, and thereafter any payments that constitute reimbursements to Mr. Stober shall be made in accordance with their payment terms under his change in control agreement but no later than the end of the calendar year following the year in which such expense was incurred.

        Royce Bedward, Richard Davies, Mary Gendron, Zena Kaufman, Kenneth Meyers, Brian Smith, Marc Yoskowitz and Richard Hoffman.

        Each executive officer (listed immediately above) of Hospira other than the named executive officers is also party to a change in control agreement. In the event any such executive officer experiences a qualifying termination, subject to his or her execution of a release of claims in favor of Hospira, he or she will be entitled to receive the following payments and benefits: (i) a cash amount equal to 2.0 times (for Mr. Smith, 2.99 times) his or her annual salary and incentive plan award, with the annual incentive plan award being the amount that would be paid during the period of termination of employment based on an assumption that target performance has been achieved; (ii) for a termination that occurs after the end of a performance period, the unpaid annual incentive plan award for the completed performance period for which the award has not been paid, calculated as the higher of (x) the amount that would be paid during the period of termination of employment if target performance has been achieved; and (y) the actual amount that would have been paid for the completed period as determined under the terms of the annual incentive plan (reduced by any amounts paid under (a) below); (iii) if the termination occurs during the performance period following the year in which the change of control occurs, the prorated annual incentive plan award for the period of termination of employment, with the award being the amount that would be paid during the period of termination of employment based on an assumption that target performance has been achieved; (iv) up to 2 years (for Mr. Smith, up to 3 years) of continued employee welfare benefits, including medical, dental, health and accident, prescription, disability and life insurance coverage, no less favorable than as received by him and his family or her and her family before the change of control; (v) up to one year of outplacement services; (vi) full vesting under applicable agreements of stock awards and options if Pfizer does not continue or replace same with comparable awards. The executive officers' change in control agreement also provides that upon completion of the merger (whether or not he or she experiences a qualifying termination following completion of the merger, as applicable), (a) he or she will receive for the year in which the change in control occurs, a pro rata annual incentive award through the date of the change in control, with the award being the amount that would be paid during the performance period based on an assumption that target performance has been achieved; and (b) contingent on the closing of the merger, Hospira shall provide for reimbursement of taxes incurred as a result of Sections 280G and 4999 of the Code. Such severance payments will be paid in one lump sum amount on the first day of the seventh month following the date of each executive officer's termination of employment, and thereafter any payments that constitute reimbursements to such executive officer shall be made in accordance with their payment terms under his or her change in control agreement but no later than the end of the calendar year following the year in which such expense was incurred.

Golden Parachutes

        The following tables show the estimated amounts of payments and benefits that each named executive officer of Hospira would receive in connection with the merger, assuming consummation of the merger occurred on December 31, 2015, the termination date of the merger agreement, and the employment of the named executive officer was terminated without cause or resigned for good reason on such date.

        The first table below, entitled "Potential Change-in-Control Payments to Named Executive Officers," along with its footnotes, sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation payable to Hospira's chief executive officer, chief financial officer, and the three other most highly compensated executive officers, as determined for purposes of its most recent annual proxy statement, each of whom we refer to as a named executive officer, which compensation is subject to an advisory vote of Hospira's stockholders, as described below in "Proposal 2: Advisory Vote on Merger-Related Executive Compensation Arrangements" beginning on page 89.

        The calculations in the tables below do not include amounts the named executive officers were already entitled to receive or that were vested as of December 31, 2015, or amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all of the salaried employees of Hospira. In addition to the assumptions regarding the consummation date of the merger and termination of the employment of the named executive officers, these estimates are based on certain other assumptions that are described in the footnotes accompanying the tables below. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger may differ from the amounts set forth below.

Potential Change-in-Control Payments to Named Executive Officers

Officer	Cash ($)(1)	Equity ($)(2)	Pension / NQDC ($)(3)	Perquisites / Benefits ($)(4)	Tax Reimbursement ($)(5)	Total ($)(6)
Mr. Ball	8,620,357	20,148,857	—	82,823	15,004,247	43,856,284
Mr. Endicott	2,798,250	5,921,781	17,557	61,951	4,717,774	13,517,313
Dr. Ramachandra	2,548,920	6,298,020	—	61,554	3,933,329	12,841,823
Mr. Stober	2,172,720	5,005,165	—	61,554	3,461,512	10,700,951
Mr. Werner	3,063,799	5,856,834	—	76,986	4,085,089	13,082,708

(1)
The amounts shown in this column are based on assumptions of the compensation and benefit levels to be in effect on December 31, 2015, which are assumed to be the same as those in effect on the date of this proxy statement; therefore, if compensation and benefit levels are changed after the date of this proxy statement, actual payments to a named executive officer may be different than those provided for above. Cash severance for each named executive officer comprises salary and target bonus (each multiplied by a factor of 2.0 for Messrs. Endicott and Stober, and Dr. Ramachandra, and by a factor of 2.99 for Messrs. Ball and Werner), and a pro-rata bonus

  (which, because the assumed consummation date of the merger is December 31, is the full bonus amount for fiscal year 2015), as further delineated below:

Officer	2 or 2.99x Salary ($)	2 or 2.99x Target Bonus ($)	Pro-Rata Bonus ($)	Total ($)
Mr. Ball	3,313,817	3,976,580	1,329,960	8,620,357
Mr. Endicott	1,365,000	955,500	477,750	2,798,250
Dr. Ramachandra	1,158,600	926,880	463,440	2,548,920
Mr. Stober	987,600	790,080	395,040	2,172,720
Mr. Werner	1,481,844	1,185,475	396,480	3,063,799
(2)
The equity column calculation assumes that, for purposes of the agreements, termination occurred immediately before the completion of the 2015 incentive period. This column comprises performance awards (all unvested performance awards are assumed to be paid out at target), restricted stock awards, restricted stock units, unvested stock options, the value of accelerated payments of one-time performance-based restricted stock unit awards known as "Team Hospira" awards scheduled to vest on February 27, 2016 (or, in the case of Dr. Ramachandra, June 30, 2016), and Hospira's annual equity grants that were made on or around February 25, 2015 (which we refer to herein as 2015 Hospira Equity Plan awards), as follows:

Officer	Performance Awards ($)	Restricted Awards ($)	Stock Options ($)	"Team Hospira" Awards ($)	Hospira Equity Plan Awards ($)	Total ($)
Mr. Ball	9,172,620	229,272	1,459,503	47,433	9,240,030	20,148,858
Mr. Endicott	1,367,640	675,588	378,553	—	3,500,000	5,921,781
Dr. Ramachandra	2,643,480	128,541	465,612	43,317	3,017,070	6,298,020
Mr. Stober	2,242,530	60,535	349,433	11,859	2,340,810	5,005,167
Mr. Werner	2,812,500	69,010	443,466	11,859	2,520,000	5,856,835
(3)
Represents Hospira company matching contributions under the Hospira Non-Qualified Savings and Investment Plan, and assumes termination of the plan as of December 30, 2015. A portion of Mr. Endicott's payment would pertain to an unvested balance that accelerates in the plan termination.

(4)
Represents the estimated value of COBRA continuation, assumed to be paid for 2 years for each of Messrs. Endicott and Stober, and Dr. Ramachandra, and for 3 years for each of Messrs. Ball and Werner, and outplacement services assumed to be paid for one year for each, and all assumed to be paid out in a lump sum on December 31, 2015. Amounts attributable to life insurance, accident insurance, and long-term disability insurance, which in the aggregate constituted between $1,618 and $2,326 per named executive officer, have been excluded from this column and from the following table:

Officer	COBRA Benefit Continuation ($)	Outplacement ($)
Mr. Ball	70,823	12,000
Mr. Endicott	49,951	12,000
Dr. Ramachandra	49,554	12,000
Mr. Stober	49,554	12,000
Mr. Werner	64,986	12,000

(5)
Represents potential reimbursement of taxes to the extent incurred pursuant to Sections 280G and 4999 of the Code.

(6)
The amounts in this column represent the total of all compensation in columns (1) through (5). The above payments are a mix of "single-trigger" in nature as they will become payable immediately upon the completion of the merger and "double-trigger" in nature as they will only be payable in the event of a termination of employment without cause or for good reason following the completion of the merger and before the second anniversary of the completion of the merger. The amounts in column (5) will depend on whether the payments in columns (1) through (4) are made and, for purposes of the table below, have been allocated pro-rata with the relative allocation of the items in columns (1) through (4). The "single-trigger" and "double-trigger" components of the aggregate total compensation amounts, respectively, for each named executive officer are as follows:

Officer	Single-Trigger Payments ($)(1)	Double-Trigger Payments ($)(2)
Mr. Ball	2,021,594	41,834,690
Mr. Endicott	767,558	12,749,755
Dr. Ramachandra	668,061	12,173,762
Mr. Stober	583,927	10,117,024
Mr. Werner	576,489	12,506,219

(1)
Represents an aggregation of column (3) of the main table, the "Pro-Rata Bonus ($)" column of the table accompanying the footnote to column (1) of the main table, and a pro-rata allocation of column (5) of the main table.

(2)
Represents an aggregation of column (1) of the main table (except for the "Pro-Rata Bonus ($)" component thereof), columns (2) and (4) of the main table, and a pro-rata allocation of column (5) of the main table.

Financing of the Merger

        Pfizer expects to finance the merger through cash on hand and proceeds from debt financing. At Pfizer's request, Hospira will use its reasonable best efforts to cause its representatives to cooperate with Pfizer (such as by furnishing Hospira's financial statements, assisting in the preparation of marketing and syndication materials, participating in road shows and drafting sessions, and obtaining customary comfort letters) in connection with Pfizer obtaining debt financing to fund the merger and related fees and expenses. The obligations of Pfizer and Acquisition Sub under the merger agreement are not conditioned in any manner upon their ability to obtain financing (or upon any cooperation by Hospira in respect of any financing).

Closing and Effective Time of the Merger

        Unless another date is agreed by the parties, the closing will take place no later than the second business day following the satisfaction or waiver in accordance with the merger agreement of all of the conditions to closing (as described under "Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger" beginning on page 84), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions. Concurrently with the closing, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by the parties and specified in the certificate of merger.

Appraisal Rights

        If the merger agreement is adopted by Hospira stockholders, stockholders who do not vote in favor of the proposal to adopt the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL, which we refer to as Section 262.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of Hospira common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A person having a beneficial interest in shares of common stock of Hospira held of record in the name of another person, such as a bank, broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Hospira common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or the other nominee.

        Under Section 262, holders of shares of common stock of Hospira who do not vote in favor of the proposal to adopt the merger agreement, who continuously are the record holders of such shares through the effective time of the merger, and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares of Hospira common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court.

        Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Hospira's notice to its stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the merger, any holder of common stock of Hospira who wishes to exercise appraisal rights, or who wishes to preserve such holder's right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the per share merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, Hospira believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

        Stockholders wishing to exercise the right to seek an appraisal of their shares of Hospira common stock must do ALL of the following:

  •
  The stockholder must not vote in favor of the proposal to adopt the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal to adopt the merger agreement, abstain or not vote its shares;

  •
  The stockholder must deliver to Hospira a written demand for appraisal before the vote on the proposal to adopt the merger agreement at the special meeting;

  •
  The stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger; and

  •
  The stockholder or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving company is under no obligation to file any petition and has no intention of doing so.

Filing Written Demand

        Any holder of shares of common stock of Hospira wishing to exercise appraisal rights must deliver to Hospira, before the vote on the adoption of the merger agreement at the special meeting at which the proposal to adopt the merger agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder's shares, and that stockholder must not submit a blank proxy or vote in favor of the proposal to adopt the merger agreement. A holder of shares of common stock of Hospira wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, and it will constitute a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the merger agreement or abstain from voting on the proposal to adopt the merger agreement. Neither voting against the proposal to adopt the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement. A proxy or vote against the proposal to adopt the merger agreement will not constitute a demand. A stockholder's failure to make the written demand prior to the taking of the vote on the proposal to adopt the merger agreement at the special meeting of Hospira's stockholders will constitute a waiver of appraisal rights.

        Only a holder of record of shares of Hospira common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A demand for appraisal in respect of shares of common stock of Hospira should be executed by or on behalf of the holder of record, and must reasonably inform Hospira of the identity of the holder and state that the person intends thereby to demand appraisal of the holder's shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

        STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS, BANKS AND NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

        All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Hospira, Inc.
275 N. Field Drive
Lake Forest, IL 60045
Attention: Corporate Secretary

        Any holder of common stock of Hospira may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to Hospira a written withdrawal of the demand for appraisal within 60 days after the effective date of the merger. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

Notice by the Surviving Corporation

        If the merger is completed, within 10 days after the effective time of the merger, the surviving corporation will notify each holder of common stock of Hospira who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the proposal to adopt the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

        Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of common stock of Hospira who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation is under no obligation to and has no present intention to file a petition, and holders should not assume that the surviving corporation will file a petition or initiate any negotiations with respect to the fair value of shares of common stock of Hospira. Accordingly, any holders of common stock of Hospira who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of common stock of Hospira within the time and in the manner prescribed in Section 262. The failure of a holder of common stock of Hospira to file such a petition within the period specified in Section 262 could nullify the stockholder's previous written demand for appraisal.

        Within 120 days after the effective time of the merger, any holder of common stock of Hospira who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the proposal to adopt the merger agreement and with respect to which Hospira has received demands for appraisal, and the aggregate number of holders of such shares. The surviving corporation must mail this statement to the requesting stockholder within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition seeking appraisal or request from the surviving corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

        If a petition for an appraisal is duly filed by a holder of shares of common stock of Hospira and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss such stockholder from the proceedings.

Determination of Fair Value

        After determining the holders of common stock of Hospira entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of the shares of common stock of Hospira, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although Hospira believes that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Neither Hospira nor Pfizer anticipates offering more than the per share merger consideration to any stockholder of Hospira exercising appraisal rights, and each of Hospira and Pfizer reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the "fair value" of a share of common stock of Hospira is less than the per share merger consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

        If any stockholder who demands appraisal of shares of common stock of Hospira under Section 262 fails to perfect, or loses or successfully withdraws, such holder's right to appraisal, the stockholder's shares of common stock of Hospira will be deemed to have been converted at the effective time of the merger into the right to receive the per share merger consideration applicable to the shares, less applicable withholding taxes. A stockholder will fail to perfect, or effectively lose or withdraw, the holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger or if the stockholder delivers to the surviving corporation a written withdrawal of the holder's demand for appraisal and an acceptance of the per share merger consideration in accordance with Section 262.

        From and after the effective time of the merger, no stockholder who has demanded appraisal rights will be entitled to vote the common stock of Hospira for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder's shares of common stock of Hospira, if any, payable to stockholders of Hospira of record as of a time prior to the effective time of the merger; provided, however, that if no petition for an appraisal is filed, or if the stockholder delivers to the surviving corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time of the merger or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder of Hospira without the approval of the court.

        Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder's statutory appraisal rights. Consequently, any stockholder of Hospira wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

        The merger will be accounted for as a "purchase transaction" for financial accounting purposes.

U.S. Federal Income Tax Consequences of the Merger

        The following discussion is a summary of the U.S. federal income tax consequences of the merger that are relevant to holders of shares of Hospira common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service, which we refer to as the IRS, and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of Hospira common stock as "capital assets" within the meaning of the Code (generally, property held for investment purposes). This summary does not describe any of the tax consequences arising under the laws of any state, local or foreign tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., state, gift or alternative minimum tax or the Medicare net investment income surtax). In addition, this summary does not address the U.S. federal income tax consequences to holders of shares who exercise appraisal rights under Delaware law. For purposes of this discussion, a "holder" means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.

        This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances, including:

  •
  Holders who may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes, insurance companies, mutual funds, dealers in stocks and securities, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, or certain expatriates or former long-term residents of the United States;

  •
  Holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

  •
  Holders that received their shares of Hospira common stock in a compensatory transaction;

  •
  Holders who own an equity interest, actually or constructively, in Pfizer or the surviving corporation; or

  •
  U.S. Holders whose "functional currency" is not the U.S. dollar.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Hospira common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the shares of Hospira common stock and partners therein should consult their tax advisors regarding the consequences of the merger.

        We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

        A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

U.S. Holders

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of shares of Hospira common stock who or that is for U.S. federal income tax purposes:

  •
  An individual who is a citizen or resident of the United States;

  •
  A corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, or any state thereof or the District of Columbia;

  •
  An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in the Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        The receipt of cash by a U.S. Holder in exchange for shares of Hospira common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder's gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder's adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder's adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder's holding period in such shares is more than one year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder. There are limitations on the deductibility of capital losses.

Non-U.S. Holders

        For purposes of this discussion, the term "Non-U.S. Holder" means a beneficial owner of shares of Hospira common stock who or that is not a U.S. Holder or an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes.

        Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

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  The gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable tax treaty);

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  Such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable tax treaty); or

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  We are or have been a "United States real property holding corporation" as such term is defined in the Code, which we refer to as a USRPHC, at any time within the shorter of the five-year period preceding the merger and such Non-U.S. Holder's holding period with respect to the applicable shares of Hospira common stock, which we refer to as the relevant period, and, if shares of Hospira common stock are regularly traded on an established securities market (within the meaning of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of shares of Hospira common stock at any time during the relevant period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons. We believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the anticipated date of completion of the merger.

Regulatory Approvals for the Merger

General

        Hospira and Pfizer have agreed to use their reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required or advisable to consummate the merger and the other transactions contemplated by the merger agreement. These approvals include approval under the HSR Act and the competition laws of Canada, European Union, Brazil, India, New Zealand, Australia and Taiwan. Following execution of the merger agreement, Pfizer also determined to file a notification under Turkey's Protection of Competition Act, as described below; however, approval thereunder is not a condition to closing of the merger. Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement.

HSR Act and U.S. Antitrust Matters

        Under the HSR Act and the rules promulgated thereunder by the FTC, the merger cannot be completed until Hospira and Pfizer each file a notification and report form with the FTC and the Antitrust Division of the DOJ under the HSR Act and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties' filing of their respective HSR Act notification forms or the early termination of that waiting period. Hospira and Pfizer filed their respective HSR Act notifications on March 11, 2015. Pfizer withdrew its HSR notification on April 9, 2015; a new 30 calendar day HSR waiting period will begin when Pfizer resubmits its HSR filing, which is expected to occur on April 13, 2015.

        At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Australia Antitrust Matters

        Under the Competition and Consumer Act of 2010, hereinafter referred to as the CCA, a clearance or authorization can be requested from the Australian Competition & Consumer Commission (ACCC) or the Competition Tribunal, respectively. A clearance process can be formal or informal but the formal process is not typically pursued. Most informal clearances are completed in 12 to 20 weeks from the date of filing. The ACCC or the Competition Tribunal, respectively, will analyze the information in the notification and can consult with third parties. Upon its investigation, the ACCC or the Competition Tribunal, respectively, can decide to approve the transaction unconditionally, prolong the investigation, impose remedies or conditions or prohibit the transaction.

Brazil Antitrust Matters

        Under the New Competition Law of 2011, the merger may not be completed until a notification has been filed and approval has been granted by the Conselho Administrativo de Defesa Econômica (CADE). The initial review period under the New Competition Law expires on the 240th calendar day following filing with CADE, which can be extended to 330 calendar days. CADE will analyze the information in the notification and can consult with third parties. Upon its investigation, CADE can decide to approve the transaction unconditionally, prolong the investigation, impose remedies or conditions or prohibit the transaction.

Canada Antitrust Matters

        Under the Competition Act, the merger may not be completed until a notification has been filed with the Commissioner of Competition, which we refer to as the Commissioner, and the applicable waiting period has expired or been terminated or waived by the Commissioner. The initial waiting period under the Competition Act expires on the 30th calendar day following filing with the Commissioner, unless the Commissioner issues a request for additional information during the initial waiting period. The Commissioner will analyze the information in the notification and can consult with third parties. Upon its investigation, the Commissioner can decide to not to challenge the transaction, seek to enjoin the completion of the transaction or seek certain remedies, such as the divestiture of assets.

E.U. Antitrust Matters

        Under Council Regulation (EC) 139/2004 of 2004, hereinafter referred to as the EC Merger Regulation or ECMR, the merger may not be completed until a notification has been filed with and approval has been granted by the European Commission. The initial review period under the ECMR expires on the 25th business day following filing with the European Commission, unless Pfizer needs to offer remedies to address serious doubts raised by the European Commission as a condition for the approval of the merger. If the European Commission expresses such serious doubts and Pfizer decides to make such an offer during the initial review, the initial review period will expire on the 35th business day following filing. The European Commission will analyze the information in the notifications and can consult with third parties. Upon its investigation, the European Commission can decide to approve the transaction unconditionally, prolong the investigation, impose remedies or conditions or prohibit the transaction.

India Antitrust Matters

        Under the Competition Act of 2002, the merger may not be completed until a notification has been filed with and approval has been granted by the Competition Commission of India. The initial review period under the Competition Act expires on the 30th calendar day following filing with the Indian Competition Commission (not including the time taken by the parties to respond to any additional requests for information). On the expiry of this initial review period, the Competition Commission can approve or initiate a detailed Phase II review if it reaches the preliminary view that the merger is likely to cause appreciable adverse effects on competition. On completion of the detailed review, the Competition Commission may approve the transaction unconditionally, impose remedies, or prohibit the transaction.

        The Competition Commission has 210 calendar days from the day of the filing to complete its review and issue a decision. Parties also have the ability to voluntarily offer remedies in the initial review phase, and if so, the time taken, (a) by the parties to propose remedies, and (b) the period of evaluation by the Competition Commission (which shall not exceed 15 days), shall be excluded from the overall 210 day period.

New Zealand Antitrust Matters

        Under the Commerce Act of 1986, authorization can be requested from the New Zealand Commerce Commission. The initial review period for the Commerce Commission expires on the 60th business day following filing with the Commerce Commission. If no decision is taken by the Commerce Commission by the expiry of the review period, the authorization is deemed to be denied. The Commerce Commission will analyze the information in the notification and can consult with third parties. Upon its investigation, the Commerce Commission can decide to approve the transaction unconditionally, prolong the investigation, impose remedies or conditions or prohibit the transaction.

Taiwan Antitrust Matters

        Under the Fair Trade Law of 1991, the merger may not be completed until a notification has been filed with and approval has been granted by the Taiwan Fair Trade Commission, hereinafter referred to as the TFTC. The initial review period under the Fair Trade Law expires on the 30th calendar day after filing, which can be extended with another 30 calendar days. The TFTC will analyze the information in the notification and can consult with third parties. Upon its investigation, the TFTC can decide to approve the transaction unconditionally, prolong the investigation, impose remedies or conditions or prohibit the transaction.

Turkey Antitrust Matters

        Under the Protection of Competition Act, a merger may not be completed until a notification has been filed with and approval has been granted by the Competition Board or the applicable waiting period has expired. The initial review period under the Protection of Competition Act is 30 calendar days following filing with the Competition Board, unless the Competition Board issues a request for additional information during the waiting period in which case the review period restarts from zero as from the day that all requested information has been provided to the Competition Board. The Competition Board will analyze the transaction and can consult with third parties. Upon its investigation, the Competition Board can decide to approve the transaction unconditionally, prolong the investigation, impose remedies or conditions or prohibit the transaction.

Legal Proceedings Regarding the Merger

        Following the February 5, 2015 announcement of the merger, five purported class action lawsuits were filed in the Delaware Court of Chancery against Hospira, the members of our Board, Pfizer and Acquisition Sub. Those lawsuits are captioned Casey v. Hospira, Inc. et al., C.A. No. 10630-VCL (Del. Ch. Feb. 9, 2015), Montini v. Hospira, Inc. et al., C.A. No. 10637-VCL (Del. Ch. Feb. 10, 2015), Zimmerman v. Ball, et al., C.A. No. 10694-VCL (Del. Ch. Feb. 20, 2015), Takach v. Hospira, Inc. et al., C.A. No. 10702-VCL (Del. Ch. Feb. 23, 2015), and Chen v. Hospira, Inc. et al., C.A. No. 10705-VCL (Del. Ch. Feb. 23, 2015). The plaintiffs in the Casey Action, Takach Action and Chen Action have each alleged that the directors of Hospira breached their fiduciary duties in connection with the proposed merger, and that Hospira, Pfizer and Acquisition Sub aided and abetted those alleged breaches of fiduciary duty. Both the plaintiffs in the Montini Action and the Zimmerman Action also have alleged that the directors of Hospira breached their fiduciary duties in connection with the proposed merger, and that Pfizer and Acquisition Sub aided and abetted those alleged breaches of fiduciary duty. Among other remedies, the lawsuits seek to enjoin the merger.

        Although it is not possible to predict the outcome of litigation matters with certainty, Hospira and our directors believe that each of the lawsuits is without merit, and we intend to vigorously defend against all claims asserted.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

        The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the merger agreement carefully in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

        The representations, warranties, covenants and agreements described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement except as expressly stated therein and may be subject to important qualifications, limitations and supplemental information agreed to by Hospira, Pfizer and Acquisition Sub in connection with negotiating the terms of the merger agreement. In addition, the representations and warranties were included in the merger agreement for the purpose of allocating contractual risk between Hospira, Pfizer and Acquisition Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Hospira, Pfizer or Acquisition Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. The merger agreement is described below, and attached as Annex A hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Hospira or our business. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Hospira and our business. Please see "Where You Can Find More Information" beginning on page 94.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

        The merger agreement provides that, subject to the terms and conditions of the merger agreement, and in accordance with the DGCL, at the effective time of the merger, Acquisition Sub will be merged with and into Hospira, with Hospira becoming a wholly owned subsidiary of Pfizer. From and after the effective time of the merger, the surviving corporation will possess all rights, privileges, powers and franchises of Hospira and Acquisition Sub, and all of the obligations, liabilities and duties of Hospira and Acquisition Sub will become the obligations, liabilities and duties of the surviving corporation.

        Effective as of, and immediately following, the effective time of the merger, the board of directors of the surviving corporation will consist of the directors of Acquisition Sub, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until the earlier of their death, resignation or removal or until their successors are duly elected, designated or qualified, as the case may be. From and after the effective time of the merger, the officers of Hospira at the effective time will be the officers of the surviving corporation, until the earlier of their death, resignation or removal or until their successors have been duly elected or appointed and qualified, as the case may be. At the effective time of the merger, the certificate of incorporation of Hospira as the surviving corporation will be amended in its entirety as set forth in Exhibit A to the merger agreement until amended in accordance with applicable law and the applicable provisions of such certificate, and the bylaws of Acquisition Sub will be the bylaws of the surviving corporation as amended as set forth in Exhibit B to the merger agreement, until amended in accordance with applicable law and the applicable provisions of such bylaws (subject to Pfizer's and the surviving corporation's obligations described in "The Merger—Interests of the Directors and Executive Officers of Hospira in the Merger—Insurance and Indemnification of Directors and Executive Officers" beginning on page 48).

Closing and Effective Time of the Merger

        Unless another date is agreed by the parties, the closing will take place no later than the second business day following the satisfaction or, to the extent permitted by law, waiver of all conditions to closing (described below under "—Conditions to the Closing of the Merger") (other than those conditions to be satisfied at the closing). Concurrently with the closing, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by Pfizer and Hospira and specified in the certificate of merger.

Merger Consideration

Common Stock

        At the effective time of the merger, each share of Hospira common stock issued and outstanding immediately prior to such time (other than excluded shares) will be converted into the right to receive $90.00 per share in cash, without interest and less any applicable withholding taxes. All shares converted into the right to receive the per share merger consideration will automatically be canceled at the effective time of the merger.

Outstanding Equity Awards and Other Awards

        The merger agreement provides that Hospira's equity and equity-based awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:

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  Options.  Each outstanding option to purchase shares of Hospira common stock granted under Hospira's 2004 Long-Term Stock Incentive Plan, which we refer to as the Hospira Equity Plan, that is outstanding and unvested as of the day that is twenty (20) days prior to the closing date of the merger shall become vested as of such date. Each Hospira option outstanding and unexercised immediately prior to the effective time of the merger shall be canceled as of the effective time of the merger and, in consideration of such cancellation, the holder thereof shall be entitled to receive a cash payment in an amount equal to the product of (i) the total number of shares of Hospira common stock subject to such option as of the effective time of the merger and (ii) the amount, if any, by which $90.00 exceeds the exercise price per share of Hospira common stock underlying the stock option, less any applicable withholding or other taxes, or other amounts required to be withheld.

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  Restricted Stock.  Each share of Hospira restricted stock granted under the Hospira Equity Plan that is outstanding immediately prior to the effective time of the merger and that is subject to vesting or performance conditions shall become fully vested as of the effective time of the merger and shall be treated as a share of Hospira common stock for purposes of the merger.

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  Restricted Stock Units.  Each Hospira time-vesting restricted stock unit granted under the Hospira Equity Plan that is outstanding immediately prior to the effective time of the merger shall be cancelled as of the effective time of the merger and, in consideration of such cancellation, the holder thereof shall be entitled to receive a cash payment in an amount equal to the product of $90.00 and the number of shares of Hospira common stock then subject thereto, less any applicable withholding or other taxes, or other amounts required to be withheld.

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  Performance Share Awards.  Each Hospira performance-vesting restricted stock unit or performance share unit, which we refer to collectively as performance share awards, granted under the Hospira Equity Plan that is outstanding immediately prior to the effective time of the merger shall be cancelled as of the effective time of the merger and, in consideration of such cancellation, the holder thereof shall be entitled to receive a cash payment in an amount equal to the product of $90.00 and the number of shares of Hospira common stock then subject thereto, based on an assumption that target performance has been achieved with respect to such performance share award, less any applicable withholding or other taxes, or other amounts required to be withheld.

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  Employee Stock Purchase Plan.  Under Hospira's Basic Stock Purchase Plan and Supplementary Stock Purchase Plan, which we refer to collectively as the stock purchase plan, no new offering period will commence following completion of the offering period in progress as of the date of the merger agreement, no new participants shall be permitted to participate in the stock purchase plan, participants in the stock purchase plan may not increase their rate of payroll deductions, and each participant's outstanding right to purchase shares of Hospira common stock under the stock purchase plan shall be suspended immediately following the end of the purchase or offering period in effect on the date of the merger agreement (or, if earlier, the date that is two business days prior to the closing date of the merger); provided that each participant's accumulated payroll deductions under the stock purchase plan as of the date of the end of such purchase or offering period shall be used to purchase shares of Hospira common stock on the business day immediately prior to the closing date of the merger in accordance with the terms of the stock purchase plan. Furthermore, the shares of Hospira common stock purchased thereunder shall be cancelled at the effective time of the merger and converted into the right to receive the per share merger consideration. Any amounts remaining in each participant's account after such purchase shall be returned to the participant. Hospira shall cause the stock purchase plan to terminate at the effective time of the merger and no further purchase rights shall be granted or exercised under the stock purchase plan thereafter.

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  Hospira Equity Plan and Other Plans.  As of the effective time of the merger, the Hospira Equity Plan shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of Hospira capital stock shall be cancelled.

Exchange and Payment Procedures

        Prior to the closing, Pfizer will designate a U.S. bank or trust company reasonably acceptable to Hospira, which institution we refer to as the paying agent, to make payments of the per share merger consideration to stockholders. At or prior to the effective time of the merger, Pfizer will deposit or cause to be deposited with the paying agent cash sufficient to pay the aggregate per share merger consideration to stockholders.

        Within three business days after the effective time of the merger, the paying agent will send to each holder of Hospira common stock a letter of transmittal and instructions advising stockholders how to surrender stock certificates and book-entry shares in exchange for the per share merger consideration. Upon (i) surrender of certificates (or affidavits of loss in lieu thereof) or book-entry shares representing the shares of common stock and (ii) receipt of a signed letter of transmittal and such other documents as may be required pursuant to such instructions, the holder of such shares will be entitled to receive the per share merger consideration in exchange therefor. The amount of any per share merger consideration paid to the stockholders may be reduced by any applicable withholding taxes. Pfizer or the surviving corporation will pay all charges and expenses, including those of the paying agent, in connection with the foregoing exchange procedures.

        If any cash deposited with the paying agent is not claimed within one year following the effective time of the merger, the surviving corporation may require the paying agent to return such cash to the surviving corporation, upon demand, and any holders of common stock who have not complied with the exchange procedures in the merger agreement will thereafter look only to the surviving corporation (subject to applicable abandoned property, escheat or other similar laws) as general creditor for payment of the per share merger consideration.

        The letter of transmittal will include instructions if a stockholder has lost a share certificate or if such certificate has been stolen or destroyed. If a stockholder has lost a certificate, or if such certificate has been stolen or destroyed, then before such stockholder will be entitled to receive the per share merger consideration, such stockholder will have to make an affidavit of the loss, theft or destruction, and if required by Pfizer, post a bond in such amount as Pfizer may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate.

Representations and Warranties

        The merger agreement contains representations and warranties of Hospira, Pfizer and Acquisition Sub.

Hospira

        Certain of the representations and warranties in the merger agreement made by Hospira are qualified as to "materiality" or a "Company Material Adverse Effect." For purposes of the merger agreement, "Company Material Adverse Effect" means any event, occurrence, development or state of circumstances, change, fact or condition that (i) prevents, materially impedes or materially delays the consummation of the merger to a date following the termination date (provided, that this clause (i) shall be disregarded for purposes of the conditions to closing or the termination, amendment and waiver rights in the merger agreement) or (ii) has had a material adverse effect on the financial condition, assets, liabilities, business or results of operations of Hospira and its subsidiaries, taken as a whole; provided, however, that a Company Material Adverse Effect shall not be deemed to include, and determination as to whether a Company Material Effect has occurred shall not take into account, effects, events, occurrences, developments or state of circumstances, changes, facts or conditions arising out of, relating to or resulting from:

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  Changes generally affecting the economy, financial or securities markets or political, legislative or regulatory conditions;

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  Changes in Hospira's industry;

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  Any change in law or the interpretation thereof;

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  Any change in applicable accounting regulations or principles, including GAAP, or the interpretation thereof;

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  Any outbreak, escalation, or acts of war, armed hostility or terrorism, or any acts of God or natural disasters;

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  Any change attributable to the announcement or pendency of the merger, including any litigation resulting therefrom, or any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of Hospira and its subsidiaries due to the announcement and pendency of the merger or the identity of the parties to the merger agreement (or any communication by Pfizer regarding its plans or intentions with respect to the conduct of the business of Hospira or any of its subsidiaries);

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  Any failure by Hospira to meet (x) its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself or (y) published industry analyst estimates, expectations, projections or forecasts or estimates of Hospira's revenues, earnings or other financial performance or results of operations for any period, in and of itself (provided that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of "Company Material Adverse Effect" may be deemed to constitute, and may be taken into account in determining whether there has been, a Company Material Adverse Effect);

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  Any change in the price or trading volume of Hospira common stock on the NYSE (provided that the facts and circumstances giving rise to such change that are not otherwise excluded from the definition of "Company Material Adverse Effect" may be deemed to constitute, and may be taken into account in determining whether there has been, a Company Material Adverse Effect);

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  Any actions required pursuant to the merger agreement to secure removal of any restraints or to otherwise obtain approval or clearance under applicable laws to consummate the merger and the other transactions contemplated by the merger agreement; and

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  Any actions taken (or omitted to be taken) at the specific written request of Pfizer or any action not taken for which Pfizer's prior consent or approval was requested and such consent or approval was not given in breach of the merger agreement.

        The events, occurrences, developments or state of circumstances, changes, facts or conditions set forth in the first through third exclusions and fifth exclusion above may be taken into account in determining whether a Company Material Adverse Effect with respect to Hospira has occurred to the extent (and only to the extent) such changes have a disproportionate adverse impact on Hospira and its subsidiaries, taken as a whole, relative to other participants in Hospira's industry.

        In the merger agreement, Hospira has made customary representations and warranties to Pfizer and Acquisition Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

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  Due organization, valid existence, good standing and qualification to conduct business with respect to Hospira and its subsidiaries;

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  Hospira's corporate power and authority to execute and deliver the merger agreement and the enforceability of the merger agreement;

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  Votes of Hospira stockholders required in connection with the merger agreement;

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  Required consents and regulatory filings in connection with the merger agreement;

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  The absence of conflicts with laws, Hospira's organizational documents and Hospira's contracts;

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  The capital structure of Hospira and Hospira's ownership of its subsidiaries;

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  The accuracy of Hospira's SEC filings and financial statements;

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  Hospira's disclosure controls and procedures;

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  The accuracy of the information supplied by or on behalf of Hospira for inclusion in this proxy statement;

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  (i) The conduct of the business of Hospira and its subsidiaries in the ordinary course consistent with past practices in all material respects and (ii) the absence of any event, occurrence, development or state of circumstances, fact or condition that has had or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, in each case since January 1, 2014 through the date of the merger agreement;

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  No actions having been taken by Hospira or any of its subsidiaries with respect to (i) the sale, disposition, transfer or license of material properties, rights or assets, (ii) the creation of any lien on material properties, rights or assets; (iii) the payment of any dividend or other distribution with respect to Hospira's and any of its subsidiaries' capital stock or other equity interests; (iv) the intentional failure to make payments required to maintain material intellectual property; (v) material investments in or material loans to any other person (other than a Hospira subsidiary), and (vi) the entry into or termination of certain hedging transactions or the unwinding of certain hedging transactions prior to their maturity, in each case since January 1, 2014 through the date of the merger agreement;

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  The absence of specified undisclosed liabilities;

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  Hospira's compliance with laws and Hospira's possession of necessary permits;

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  The existence and enforceability of specified categories of Hospira's material contracts;

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  Litigation matters;

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  Property matters;

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  Trademarks, patents and copyrights;

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  Tax matters;

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  Employee benefits;

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  Labor matters;

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  Environmental matters;

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  Regulatory matters;

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  Insurance matters;

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  Payment of fees to brokers in connection with the merger agreement;

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  Morgan Stanley's fairness opinion to the Board; and

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  The inapplicability of anti-takeover statutes.

Pfizer and Acquisition Sub

        Certain of the representations and warranties in the merger agreement made by Pfizer and Acquisition Sub are qualified as to a "Parent Material Adverse Effect." For purposes of the merger agreement, "Parent Material Adverse Effect" means any change, effect, event or occurrence that, individually or in the aggregate, is or would reasonably be expected to prevent, materially delay or materially impair the ability of Pfizer and Acquisition Sub to perform its obligations under the agreement or to consummate the merger and the other transactions contemplated hereby prior to the termination date.

        In the merger agreement, Pfizer and Acquisition Sub have made customary representations and warranties to Hospira that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

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  Due organization, valid existence, good standing and qualification to conduct business with respect to Pfizer and Acquisition Sub;

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  Pfizer's and Acquisition Sub's corporate power and authority to execute and deliver the merger agreement and the enforceability of the merger agreement;

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  Required consents and regulatory filings in connection with the merger agreement;

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  The absence of conflicts with laws, Pfizer's or Acquisition Sub's organizational documents and Pfizer's or Acquisition Sub's contracts;

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  Pfizer's ownership of Acquisition Sub and the capital structure of Acquisition Sub;

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  The accuracy of the information supplied by or on behalf of Pfizer for inclusion in this proxy statement;

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  Sufficiency of funds to consummate the merger;

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  Ownership of common stock of Hospira; and

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  The absence of litigation.

        None of the representations and warranties contained in the merger agreement survive the consummation of the merger.

Conduct of Business Pending the Merger

        The merger agreement provides that, except (i) as required or specifically permitted by the merger agreement, (ii) as required by applicable law or (iii) agreed in writing by Pfizer (such consent not to be unreasonably withheld, delayed or conditioned), between the date of the merger agreement and the earlier of the effective time of the merger and the date, if any, the merger agreement is terminated, (x) Hospira will, and will cause its subsidiaries to, conduct its business in the ordinary course of business consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to preserve Hospira's assets, keep its business organization intact and maintain its advantageous relations with customers, suppliers, distributors, regulators and others having significant business dealings with them and (y) among other things, Hospira will not, and will not permit any of its subsidiaries to, subject in each case to certain specified exceptions:

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  Amend its organizational documents;

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  Issue, deliver, sell, grant, dispose of, pledge or otherwise encumber any shares of capital stock, or any rights, warrants, options, calls, commitments or any securities or rights of any kind to acquire any shares of capital stock;

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  Redeem, purchase or otherwise acquire any shares of capital stock, or any rights, warrants, options, calls, commitments or any securities or agreements of any kind to acquire shares of capital stock;

  •
  Adjust, split, combine, subdivide or reclassify any shares of capital stock;

  •
  Except as required by the merger agreement, accelerate the vesting of any outstanding equity award;

  •
  Make certain acquisitions of assets or of other businesses;

  •
  Sell, dispose of, transfer or license any material properties, rights or assets;

  •
  Create or subject to any lien any material properties, rights or assets;

  •
  Incur, create, assume, issue, guarantee or otherwise become liable for indebtedness for borrowed money;

  •
  Declare, set aside, make or pay any dividend or other distribution;

  •
  Increase the compensation of any directors, officers, employees or independent contractors or consultants;

  •
  Grant any severance or termination benefits to any directors, officers, employees or independent contractors or consultants;

  •
  Make any new equity or equity-based awards to any directors, officers, employees or independent contractors or consultants;

  •
  Take any action to accelerate the vesting or payment, or fund or in any other way secure the payment of, compensation or benefits to the extent not required by the terms of Hospira's equity or other benefit plans;

  •
  Enter into, negotiate, establish, amend or terminate equity or other benefit plans;

  •
  Change any actuarial or other assumptions used to calculate funding obligations with respect to benefit plans;

  •
  Enter into, establish, terminate, negotiate or amend any collective bargaining agreement;

  •
  Change accounting practices;

  •
  Settle, release, assign or compromise certain litigation;

  •
  Take certain actions with respect to tax matters, including change material tax elections or methods;

  •
  Make or commit to any material capital expenditures on an annual basis in excess of specified amounts;

  •
  Enter into, materially amend, renew, cancel or terminate any material contract;

  •
  Enter into any material joint venture, license, alliance, joint promotion, co-marketing or development agreement or arrangement with any other person;

  •
  Intentionally fail to pay any required fees to maintain material intellectual property;

  •
  Implement, effect or announce certain reductions in force, early retirement programs, severance programs or other similar programs concerning the termination of employment of employees of Hospira or any of its subsidiaries;

  •
  Make certain material investments in, or material loans to any person other than a subsidiary;

  •
  Terminate any officer of Hospira with the title of Corporate Vice President or higher or offer employment to persons with base compensation exceeding a specified amount;

  •
  Enter into, amend or cancel any material insurance policies;

  •
  Merge or consolidate with any other person or adopt a plan of complete or partial liquidation or other reorganization of Hospira or its subsidiaries;

  •
  Enter into, amend or terminate certain hedging transactions or amend, terminate or unwind certain hedging transactions prior to their maturity;

  •
  Agree or commit to the Food and Drug Administration, Department of Justice, or European Medicines Agency to take or refrain from taking certain actions regarding Hospira's products or facilities;

  •
  Make voluntary contributions to pension plans of Hospira or its subsidiaries; or

  •
  Enter into agreements to do any of the foregoing.

No Solicitation

        Under the merger agreement Hospira is generally not permitted to solicit or discuss acquisition proposals with third parties, subject to certain exceptions.

        For purposes of the merger agreement:

  •
  an "acquisition proposal" is a bona fide proposal or offer from any person (other than Pfizer and its subsidiaries) relating to any (i) merger, consolidation, share exchange, business combination, recapitalization or other similar transaction involving Hospira, pursuant to which any such person would own or control, directly or indirectly, twenty percent (20%) or more of the voting power of Hospira, (ii) sale, lease, license, liquidation, dissolution or other disposition directly or indirectly of assets of Hospira (including equity interests of any of its subsidiaries) or any subsidiary of Hospira representing twenty percent (20%) or more of the consolidated assets, revenues or net income of Hospira and its subsidiaries, taken as a whole, or to which twenty percent (20%) or more of Hospira's revenues, earnings or assets on a consolidated basis are attributable, taken as a whole, (iii) issuance or sale or other disposition of equity interests representing twenty percent (20%) or more of the voting power of Hospira, (iv) tender offer, exchange offer or any other similar transaction or series of transactions in which any person will acquire, directly or indirectly, beneficial ownership or the right to acquire beneficial ownership of equity interests representing twenty percent (20%) or more of the voting power of Hospira or (v) any combination of the foregoing; and

  •
  a "superior proposal" is a bona fide written acquisition proposal (provided, that for purposes of this definition references to twenty percent (20%) in the definition of "acquisition proposal" shall be deemed to be references to fifty (50%)) which the Board determines in good faith (after consultation with its financial advisor) to be more favorable to Hospira's stockholders than the merger and the other transactions contemplated thereby, in each case, taking into account at the time of determination such circumstances as the Board determines in good faith to be appropriate, including the various legal, financial and regulatory aspects of the proposal, all the terms and conditions of such proposal and the merger agreement and the ability of the person making such acquisition proposal to consummate the transactions contemplated by such acquisition proposal (based upon, among other things, expectation of obtaining required approvals).

        Except as otherwise provided in the merger agreement, from the date of the merger agreement and until the effective time of the merger or, if earlier, the termination of the merger agreement in accordance with its terms, Hospira will not, and will use reasonable best efforts not to permit its officers, directors, employees and representatives to:

  •
  Initiate, solicit or knowingly encourage or knowingly induce or take any other action which is intended to lead to the making, submission or announcement of any acquisition proposal,

  •
  Enter into any agreement with respect to any acquisition proposal,

  •
  Engage in discussions or negotiations with, or provide any information to, any third party relating to an acquisition proposal,

  •
  Approve, endorse or recommend an acquisition proposal or any letter of intent, memorandum of understanding or other contract contemplating an acquisition proposal, or

  •
  Resolve to do any of the foregoing.

        At any time before the stockholder approval is obtained, in the event that Hospira receives a written acquisition proposal (that did not result from a breach of its solicitation obligations) from any third party, Hospira may:

  •
  Furnish information concerning Hospira's business, properties or assets to any person pursuant to a confidentiality agreement with terms relating to Hospira's confidential information that are no less favorable, in the aggregate, to Hospira than those contained in the confidentiality agreement between Hospira and Pfizer, and

  •
  Negotiate and participate in discussions and negotiations with such person concerning an acquisition proposal if the Board determines in good faith by resolution duly adopted that such acquisition proposal constitutes or is reasonably likely to constitute a superior proposal.

        Hospira will promptly and in any event within twenty-four hours of Hospira receiving any acquisition proposal or any inquiry that could reasonably be expected to lead to an acquisition proposal, deliver to Pfizer a written notice including (i) the identity of the third party making such acquisition proposal or inquiry and (ii) if applicable, the material terms of such acquisition proposal (and, if applicable, a copy of the written materials submitted therewith). In addition, Hospira will keep Pfizer reasonably informed of the status and details (including material amendments or material proposed amendments) of any such acquisition proposal on a reasonably prompt basis, and in any event within twenty-four hours of any material development.

Adverse Recommendation Changes

        As described in the "The Merger—Recommendation of Our Board of Directors and Reasons for the Merger" beginning on page 33, and subject to the provisions described below, the Board has made the recommendation that the holders of shares of our common stock vote "FOR" the proposal to adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, which recommendation we refer to as the Hospira recommendation. The merger agreement provides that the Board will not effect an "adverse recommendation change" except as described below.

        Under the merger agreement, generally, the Board shall not:

  •
  Withdraw, qualify or modify (or propose to withdraw, qualify or modify) in a manner adverse to Pfizer or Acquisition Sub the Hospira recommendation;

  •
  Approve or recommend (or publicly propose to approve or recommend) any acquisition proposal; or

  •
  Enter into any agreement (other than a confidentiality agreement as described above) with respect to any acquisition proposal, with any such action described in this bullet and the preceding two bullets being referred to as an adverse recommendation change.

        Subject to certain notice obligations and certain obligations to discuss and negotiate in good faith any bona fide revisions proposed by Pfizer to the merger agreement in response to such notice, at any time before obtaining stockholder approval for the proposal to adopt the merger agreement, the Board may:

  •
  Make an adverse recommendation change if Hospira receives an acquisition proposal that the Board concludes constitutes a superior proposal (provided that the acquisition proposal was not initiated, solicited, or knowingly encouraged or induced by Hospira in violation of its non-solicitation obligations); or

  •
  Make an adverse recommendation change in connection with the occurrence of a material event or circumstance that was unknown to the Board as of the date of the merger agreement, which such event we refer to as an intervening event, if as a result of such intervening event, the Board determines in good faith that the failure to effect an adverse recommendation change would be inconsistent with its fiduciary duties to stockholders under applicable law.

        Before the Board may make an adverse recommendation change with respect to a superior proposal, (i) Hospira must notify Pfizer in writing that it intends to effect an adverse recommendation change, (ii) Hospira must provide Pfizer with a copy of all proposed definitive agreements with respect to such superior proposal (including any financing documents), (iii) if Pfizer requests, for a period of four (4) business days following the delivery of notice to Pfizer, Hospira must, and must make its representatives available to, discuss and negotiate in good faith with Pfizer's representatives any bona fide proposed modifications to the terms and conditions of the merger agreement, and (iv) at the end of the four (4) business day period, the Board must conclude (after considering the modifications to the merger agreement proposed by Pfizer), that the superior proposal still constitutes a superior proposal. Any material amendment to the terms (financial or otherwise) of such superior proposal will require a new notice and Hospira will be required to comply again with the requirements of this paragraph; provided, however, that with respect to any subsequent notices, references to a four (4) business day period shall be replaced with a three (3) business day period.

        Before the Board may make an adverse recommendation change with respect to an intervening event, (i) Hospira must notify Pfizer in writing that it intends to effect an adverse recommendation change, describing in reasonable detail the reasons therefor, (ii) if Pfizer requests, for a period of four (4) business days following the delivery of notice to Pfizer, Hospira must, and must make its representatives available to, discuss and negotiate in good faith with Pfizer's representatives any bona fide proposed modifications to the terms and conditions of the merger agreement, and (iii) at the end of the four (4) business day period, the Board must determine in good faith (after considering the modifications to the merger agreement proposed by Pfizer), that the failure to effect an adverse recommendation change would still be inconsistent with the Board's fiduciary duties to Hospira's stockholders under applicable law.

        The merger agreement does not restrict Hospira from (A) taking and disclosing to stockholders its position with respect to any tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2(a) of the Exchange Act or from issuing a "stop, look and listen" statement in accordance with the Exchange Act pending disclosure of the Board's position thereunder or (B) making any disclosure to stockholders if the Board determines in good faith that the failure to make such disclosure would be inconsistent with its fiduciary duties to stockholders under applicable law. However, any such disclosure (other than issuance of a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) that relates to the approval, recommendation, or declaration of advisability by the Board with respect to the merger agreement or an acquisition proposal will be deemed to be an adverse recommendation change unless the Board publicly states that its recommendation with respect to the merger agreement has not changed, or refers to its prior recommendation without disclosing any adverse recommendation change.

Financing Cooperation

        At Pfizer's request, Hospira will use its reasonable best efforts to cause its representatives to cooperate with Pfizer (such as by furnishing Hospira's financial statements, assisting in the preparation of marketing and syndication materials, participating in road shows and drafting sessions, and obtaining customary comfort letters) in connection with Pfizer obtaining debt financing to fund the merger and related fees and expenses. The obligations of Pfizer and Acquisition Sub under the merger agreement are not conditioned in any manner upon their ability to obtain financing (or upon any cooperation by Hospira in respect of any financing).

Employee Benefits

        As of the effective time of the merger, the Hospira Equity Plan shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of Hospira capital stock shall be cancelled.

        For two years following the effective time of the merger, which we refer to as the continuation period, Pfizer has agreed to provide, or cause the surviving corporation to provide, to each employee of Hospira and its subsidiaries who continues to be so employed following the effective time of the merger, whom we refer to collectively as covered employees (excluding covered employees who are subject to collective bargaining agreements for so long as they are subject to a collective bargaining agreement, whom we refer to as covered union employees), an annual base salary or hourly rate of pay and an annual target cash bonus opportunity (expressed as a percentage of base salary) that, in each case, is no less than the base salary or hourly rate of pay or the annual target bonus, as applicable, that such covered employee received from Hospira immediately prior to the effective time of the merger. Pfizer shall provide, or shall cause the surviving corporation to provide, to each covered employee who remains employed through the last day of the calendar year in which the effective time of the merger occurs, an annual bonus payment for such year that is not less than his or her pro-rata annual target bonus for the period commencing on the effective time of the merger and ending on the last day of the calendar year in which the effective time of the merger occurs.

        During the continuation period, Pfizer has also agreed to, or cause the surviving corporation to, maintain employee benefit plans, programs, policies, arrangements and agreements including without limitation severance plans, arrangements and agreements for covered employees that are no less favorable in the aggregate (and individually, with respect to any severance plan or arrangement) than the Hospira plans that were in effect immediately prior to the effective time of the merger (other than the bonus plan as described above and excluding long-term incentives, change in control, retention, transaction, stay or similar arrangements), subject to modifications as may be required by applicable foreign law; provided, however, that with respect to covered union employees, employee benefits shall be provided in accordance with the applicable collective bargaining agreements. Pfizer shall have no obligation to offer any covered employee or covered union employee the opportunity to participate in any of Pfizer's or its subsidiaries' employee benefit plans, programs, policies or arrangements.

        If any covered employee becomes eligible to participate in any employee benefit plan, program, policy, or arrangement of Pfizer or the surviving corporation, each of which we refer to as a Pfizer plan, following the effective time of the merger, Pfizer will or will cause the surviving corporation to use reasonable best efforts to (i) waive any pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements applicable to any covered employee under any Pfizer plan providing medical, dental, or vision benefits to the same extent such limitation would have been waived or satisfied under the employee benefit plan the covered employee participated in immediately prior to coverage under the Pfizer plan; and (ii) provide each covered employee with credit for any co-payments and deductibles paid prior to the covered employee's coverage under any Pfizer plan during the calendar year in which such amount was paid, to the same extent such credit was given under the employee benefit plan the covered employee participated in immediately prior to coverage under the Pfizer plan, in satisfying any applicable deductible or out-of-pocket requirements under the Pfizer plan.

        As of the effective time of the merger, Pfizer shall recognize, or shall cause the surviving corporation to recognize, all service of each covered employee prior to the effective time of the merger to Hospira and its subsidiaries (as well as predecessor entities thereof) for purposes of eligibility to participate and vesting credit, but the service of each covered employee prior to the effective time of the merger shall not be recognized for the purpose of (i) other than with respect to severance and vacation benefits, any entitlement to benefits or benefit accruals, including, but not limited to, under any pension or post-retirement benefit plans, (ii) the level of non-elective employer contributions under any 401(k) plan of Pfizer or (iii) eligibility to participate in, or the level of benefits under, any Pfizer retiree medical program in which any covered employee participates after the effective time of the merger; provided, however, that benefits under this paragraph shall not accrue to the extent such benefits would result in any duplication of benefits for the same period of service.

        Until the effective time of the merger, Hospira and its subsidiaries shall, following consultation with Pfizer, use their reasonable best efforts to satisfy all notice, consultation and consent requirements with respect to the employees of Hospira and its subsidiaries under applicable law, or the terms of any collective bargaining agreement. Notwithstanding anything in the merger agreement to the contrary, after the effective time of the merger, the terms and conditions of employment for any covered union employee, to the extent applicable and in accordance with the terms of the relevant collective bargaining agreement, shall continue to be governed by such collective bargaining agreement until its expiration, modification or termination in accordance with its terms and applicable law.

        Nothing described in this section shall be construed to limit the right of Pfizer or any of its subsidiaries (including, following the effective time of the merger, Hospira and its subsidiaries) to amend or terminate any Hospira plan or other employee benefit plan, program, agreement or arrangement in accordance with its terms or to require Pfizer or any of its subsidiaries (including, following the effective time of the merger, the surviving corporation and its subsidiaries) to retain the employment of any particular covered employee or covered union employee for any fixed period of time following the effective time of the merger.

Efforts to Close the Merger

        Hospira, Pfizer and Acquisition Sub agreed to use their respective reasonable best efforts to consummate the transactions contemplated by the merger agreement and to cause the conditions to the merger to be satisfied. Pfizer and Acquisition Sub also agree to promptly take any and all steps necessary to avoid or eliminate any impediment and obtain all consents under antitrust laws, including committing to or effecting, by consent decree or otherwise, hold separate order or otherwise, the sale divestiture, license or other disposition of any and all of the capital stock, assets, rights, products or businesses of Pfizer or Hospira and their respective subsidiaries and any other restrictions on the activities of Pfizer or Hospira and their respective subsidiaries; provided Pfizer shall not be required to sell, divest or otherwise dispose of, hold separate, enter into any license or similar agreement with respect to, restrict the ownership or operation of, or agree to sell, divest or otherwise dispose of, hold separate, enter into any license or similar agreement with respect to, or restrict the ownership or operation of any assets or businesses of either Pfizer or Hospira, or any of their respective subsidiaries, to the extent that such sale, divestiture, disposition or agreement would, individually or together with other sales, divestitures, dispositions or agreements, involve assets owned by either Pfizer or Hospira, or any of their respective subsidiaries, that generated revenue in excess of $450 million during the twelve (12) months ended September 30, 2014.

Indemnification and Insurance

        The merger agreement provides that all rights to exculpation and indemnification (and all rights to advancement of expenses relating thereto) for acts or omissions occurring at or prior to the effective time of the merger existing as of the execution of the merger agreement in favor of Hospira's current and former directors and officers, which we refer to as indemnitees, as provided in the Hospira charter documents or in any contract between such indemnitee and Hospira (in each case as in effect on the date of the merger agreement) shall survive the merger and shall continue in full force and effect.

        Prior to the effective time of the merger, Acquisition Sub shall obtain and fully pay the premium for a six-year "tail" prepaid policy on terms and conditions no less advantageous to the indemnitees than the existing directors' and officers' insurance policies and Hospira's existing fiduciary liability insurance policies; however, neither Acquisition Sub nor Pfizer shall be required to pay for such "tail" prepaid policy more than three hundred percent (300%) of the annual premium currently paid by Hospira for its existing insurance policies. If the surviving corporation is unable to, or otherwise does not, obtain such "tail" prepaid policy prior to the effective time of the merger, the surviving corporation shall continue to maintain in effect, for a period of at least six (6) years from and after the effective time of the merger, the insurance policies in place as of the date of the merger agreement; provided however, that Pfizer and the surviving corporation shall not be required to pay an annual premium in excess of two hundred fifty percent (250%) of the annual premium currently paid by Hospira for such insurance but shall be obligated to obtain a policy with the greatest coverage available for such amount.

        Please see "The Merger—Interests of the Directors and Executive Officers of Hospira in the Merger—Insurance and Indemnification of Directors and Executive Officers" beginning on page 48 for additional information.

Other Covenants

Stockholders Meeting

        Hospira has agreed to duly call, convene and hold a meeting of stockholders as promptly as practicable after the date of the merger agreement following the clearance of this proxy statement by the SEC for the purpose of voting upon the proposal to adopt the merger agreement, and has agreed to schedule the special meeting to be held within forty-five days of the initial mailing of the proxy statement. Notwithstanding the foregoing, Hospira may postpone, recess or adjourn such meeting of stockholders only (i) with the written consent of Pfizer (which consent shall not be unreasonably withheld, conditioned or delayed) or (ii) to allow reasonable additional time for the filing and distribution and review by stockholders of any supplemental disclosure required by applicable laws. Hospira may, and upon instruction of Pfizer, shall, postpone, recess or adjourn such meeting if there are not sufficient votes to obtain the stockholder approval; however, (i) Pfizer may require no more than two such postponements, recesses or adjournments which together will not exceed twenty days, and (ii) Hospira may not effect more than two such postponements, recesses or adjournments without Pfizer's consent.

Conditions to the Closing of the Merger

        The respective obligations of each party to consummate the merger are subject to the satisfaction or, where permitted by law, waiver, by each party of the following conditions:

  •
  The approval of the proposal to adopt the merger agreement by a majority of the outstanding shares of Hospira common stock entitled to vote thereon;

  •
  (i) Any waiting periods (including any extensions thereof) applicable to the consummation of the merger under the HSR Act having expired or early termination having been granted and (ii) approval having been granted, or any waiting periods (including any extensions thereof) applicable to the consummation of the merger under any other applicable antitrust laws having expired or early termination having been granted; and

  •
  The consummation of the merger not being restrained, enjoined, rendered illegal or otherwise prevented or prohibited by any law or order of any governmental authority.

        The obligations of Pfizer and Acquisition Sub to consummate and effect the merger are also subject to the satisfaction (or waiver by Pfizer and Acquisition Sub, if permitted by applicable law) of the following conditions:

  •
  The representations and warranties of Hospira:

  •
  Regarding Hospira's organization, standing and corporate power, corporate authority, brokers and finder's fees and the inapplicability of certain anti-takeover statutes, being true and correct in all material respects as of the closing date as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which will be true and correct as of such earlier date);

  •
  Regarding Hospira's capitalization being true and correct other than in de minimis respects as of the closing date as if made on such date (except for those representations and warranties which address matters only as of an earlier date which will be true and correct as of such earlier date);

  •
  Other than the representations and warranties described in the two bullets above, being true and correct (without giving effect to any exception or qualification contained therein relating to materiality or a Company Material Adverse Effect) as of the closing date, as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which will be true and correct as of such earlier date), except for such failures to be true and correct as would not have, individually or in the aggregate, a Company Material Adverse Effect.

  •
  Hospira having performed in all material respects its obligations required to be performed by it under the merger agreement on or before the closing date;

  •
  Since the date of the merger agreement, there not having occurred any event, occurrence, development or state of circumstances, change, fact or condition that has had or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect with respect to Hospira; and

  •
  Pfizer's receipt of a certificate signed by Hospira's Chief Executive Officer or Chief Financial Officer certifying the matters in the foregoing six bullets.

        The obligations of Hospira to effect the merger are also subject to the satisfaction (or waiver by Hospira, if permitted by applicable law) of the following conditions:

  •
  The representations and warranties of Pfizer:

  •
  Regarding the organization, standing and corporate power and corporate authority of Pfizer and Acquisition Sub, being true and correct in all material respects as of the closing date as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which will be true and correct as of such earlier date); and

  •
  Other than the representations and warranties described above, being true and correct (without giving effect to any exception or qualification contained therein relating to materiality or a Pfizer Material Adverse Effect) as of the closing date, as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which will be true and correct as of such earlier date), except for such failures to be true and correct as would not have, individually or in the aggregate, a Pfizer Material Adverse Effect.

  •
  Each of Pfizer and Acquisition Sub having performed in all material respects its obligations required to be performed by it under the merger agreement on or before the closing date; and

  •
  Hospira's receipt of a certificate signed by Pfizer's Chief Executive Officer or Chief Financial Officer certifying the matters in the foregoing four bullets.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the effective time, whether before or after approval of the proposal to adopt the merger agreement by the stockholders of Hospira, in the following ways:

  •
  By mutual written consent of Pfizer and Hospira;

  •
  By either Pfizer or Hospira:

  •
  If any governmental authority has, by law or order, permanently enjoined, restrained, prevented, rendered illegal or otherwise prohibited the transactions contemplated by the merger agreement and such law or order has become final and non-appealable;

  •
  If the merger has not been consummated by December 31, 2015, which date we refer to as the termination date, and which may be extended in certain circumstances to a date not later than June 30, 2016 (provided, that any party may not so terminate if its failure to perform any of its obligations under the merger agreement caused or resulted in the failure of the effective time to occur on or before the termination date), which termination right we refer to as the closing date termination right; or

  •
  If Hospira's stockholders fail to approve the proposal to adopt the merger agreement at the special meeting of stockholders, or any adjournment or postponement thereof, at which a vote on such proposal is taken (provided, that Hospira may not so terminate if its failure to perform any of its obligations under the merger agreement has been the principal cause or resulted in the failure to obtain the stockholder approval), which termination right we refer to as the stockholder approval termination right.

  •
  By Hospira:

  •
  So long as it is not then in material breach of any of its covenants or agreements contained in the merger agreement, if there has been a breach of, or inaccuracy in, any of Pfizer's or Acquisition Sub's respective representations, warranties, covenants or other agreements in the merger agreement, which (i) would result in the failure of a related closing condition and (ii) is not capable of being cured, or is not cured within 30 calendar days following Pfizer's receipt of written notice of such breach or failure to perform; we refer to Hospira's right to terminate under this bullet as the Hospira satisfaction termination right; or

  •
  Prior to receiving the stockholder approval, if (i) the Board has, after complying with its non-solicitation obligations, made an adverse recommendation change with respect to a superior proposal, (ii) Hospira enters into a definitive agreement in connection with such superior proposal concurrently with such termination and (iii) Hospira pays to Pfizer the termination fee under the merger agreement of $500 million; we refer to Hospira's right to terminate under this bullet as the Hospira alternative acquisition termination right.

  •
  By Pfizer:

  •
  So long as it is not then in material breach of any of its covenants or agreements contained in the merger agreement, if there has been a breach of, or inaccuracy in, any of Hospira's representations, warranties, covenants or other agreements in the merger agreement, which (i) would result in the failure of a related closing condition and (ii) is not capable of being cured, or is not cured within 30 calendar days following Hospira's receipt of written notice of such breach or failure to perform; we refer to Pfizer's right to terminate under this bullet as the Pfizer satisfaction termination right; or

    •
    If at any time before receiving the stockholder approval,

    •
    (i) the Board makes an adverse recommendation change,

    •
    (ii) the Board fails to publicly reaffirm its approval and recommendation of the merger agreement and the merger within ten (10) business days of Pfizer's written request to do so following receipt by Hospira of an acquisition proposal that is publicly announced or otherwise publicly known, or

    •
    (iii) Hospira violates or breaches in any material respect its non-solicitation obligations.

        In the event that the merger agreement is terminated pursuant to the termination rights above, the merger agreement will become null and void and of no force or effect without liability on the part of any party thereto, except that certain related provisions or documents, including the confidentiality agreement, the reimbursement obligations of Pfizer in relation to the financing and the provisions of the merger agreement relating to the effect of termination of the merger agreement, termination fees, expenses and certain general provisions will survive any termination of the merger agreement.

Termination Fees

        Under the merger agreement, Hospira may be required to pay to Pfizer a termination fee of $500 million (less Pfizer expenses of $20 million, to the extent previously paid by Hospira, as described below) if the merger agreement is terminated:

  •
  By Pfizer, because at any time prior to receiving the stockholder approval, (i) the Board makes an adverse recommendation change, (ii) the Board fails to publicly reaffirm its approval and recommendation of the merger agreement and the merger within ten (10) business days of Pfizer's written request to do so following receipt by Hospira of an acquisition proposal that is publicly announced or otherwise publicly known, or (iii) Hospira violates or breaches in any material respect its non-solicitation obligations;

  •
  By Hospira, pursuant to the Hospira alternative acquisition termination right; or

  •
  By either Pfizer or Hospira pursuant to the closing date termination right or stockholder approval termination right or by Pfizer pursuant to the Pfizer satisfaction termination right, and in either such case:

  •
  Prior to such termination, an acquisition proposal has been publicly announced or otherwise communicated to the Board and not withdrawn prior to the time of termination or prior to the stockholder meeting, as applicable, and (ii) within twelve (12) months after such termination, Hospira enters into a definitive agreement with respect to an acquisition proposal or an acquisition proposal is consummated, provided that for purposes of this bullet, the references to 20% in the definition of acquisition proposal (as defined under "The Merger—No Solicitation") will be deemed references to 50%.

        In no event will Hospira be required to pay the termination fee more than once. In the event Hospira pays the termination fee to Pfizer, such payment will be sole and exclusive remedy of Pfizer and Acquisition Sub under the merger agreement and the transactions contemplated by the merger agreement.

Expense Reimbursement

        If the merger agreement is terminated by either party pursuant to the closing date termination right or the stockholder approval termination right or by Pfizer pursuant to the Pfizer satisfaction termination right, and prior to such termination, an acquisition proposal was publicly announced or otherwise communicated to the Board and not withdrawn, Hospira would be required to reimburse $20 million in expenses incurred by Pfizer and Acquisition Sub in connection with the merger agreement and the transactions contemplated thereby. The payment of any termination fee by Hospira to Pfizer would be reduced by any such expense reimbursement amount previously paid.

Specific Performance

        Pfizer, Acquisition Sub and Hospira are entitled to specific performance to prevent breaches of the merger agreement and to enforce the terms of the merger agreement in addition to any other remedy to which they are entitled at law or in equity.

Fees and Expenses

        Except in specified circumstances, whether or not the merger is consummated, each party to the merger agreement is responsible for all of its respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement.

Amendment

        Generally, the merger agreement may be amended in writing at any time before or after approval of the proposal to adopt the merger agreement by the stockholders of Hospira. However, after the stockholder approval is obtained, no amendment that requires further approval by such stockholders pursuant to law may be made without further stockholder approval.

Governing Law

        The merger agreement is governed by Delaware law.

PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

The Non-Binding Advisory Proposal

        Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory non-binding basis, the payment of certain compensation that will or may become payable by Hospira to its named executive officers in connection with the merger, as disclosed in the section of this proxy statement entitled "The Merger—Interests of the Directors and Executive Officers of Hospira in the Merger—Payments to Executives upon Termination Following Change-in-Control" beginning on page 53.

        We are asking our stockholders to indicate their approval of the compensation that will or may become payable by Hospira to its named executive officers in connection with the merger. These payments are set forth in the section entitled "The Merger—Interests of the Directors and Executive Officers of Hospira in the Merger—Payments to Executives upon Termination Following Change-in-Control" beginning on page 53 of this proxy statement and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made formed part of Hospira's overall compensation program for its named executive officers, and have previously been disclosed to our stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. As noted above under "The Merger—Interests of the Directors and Executive Officers of Hospira in the Merger—Payments to Executives upon Termination Following Change-in-Control", Hospira approved certain amendments to its change in control agreements and arrangements in connection with the merger. The Compensation Committee of the Board, which is composed solely of non-management directors, believes such compensatory arrangements to be reasonable.

        The Board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. The Board unanimously recommends that you vote "FOR" the following resolution:

        "RESOLVED, that the stockholders of Hospira, Inc. approve, on a nonbinding, advisory basis, the compensation that will or may become payable to Hospira's named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled "The Merger—Interests of the Directors and Executive Officers of Hospira in the Merger—Payments to Executives upon Termination Following Change-in-Control" in Hospira's proxy statement for the special meeting."

        Stockholders should note that this proposal is not a condition to completion of the merger, and as an advisory vote, the result will not be binding on Hospira, the Board or Pfizer. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated our named executive officers will be entitled to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.

Vote Required and Board Recommendation

        Approval of the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger requires the affirmative vote of a majority of votes cast.

        The Board unanimously recommends that you vote "FOR" the proposal to approve, by non-binding, advisory vote, compensation that will or may become payable by Hospira to its named executive officers in connection with the merger.

 PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

        We are asking you to approve a proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If our stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.

Vote Required and Board Recommendation

        Approval of the proposal to approve one or more adjournments of the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of votes cast.

        The Board believes that it is in the best interests of Hospira and its stockholders to be able to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in respect of the proposal to adopt the merger agreement if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

        The Board unanimously recommends that you vote "FOR" the proposal to approve one or more adjournments of the special meeting.

 MARKET PRICES AND DIVIDEND DATA

        Hospira's common stock is listed on the NYSE under the symbol "HSP." As of April 8, 2015, there were 172,688,857 shares of our common stock outstanding, held by approximately 23,392 stockholders of record.

        The following table sets forth, for the indicated periods, the high and low sales prices of Hospira's common stock for the periods shown as reported by the NYSE:

	Common Stock Prices
	High	Low
FY 2015—Quarter Ended
June 30 (through April 9, 2015)	$88.15	$86.45
March 31	$88.09	$60.53
FY 2014—Quarter Ended
December 31	$63.36	$46.56
September 30	$56.78	$49.47
June 30	$52.86	$42.01
March 31	$45.25	$40.41
FY 2013—Quarter Ended
December 31	$42.50	$38.11
September 30	$42.60	$38.06
June 30	$38.70	$30.19
March 31	$36.86	$28.71

        Under our current dividend policy, we have never declared or paid any cash dividends on our capital stock and have retained any future earnings to support operations and to finance the growth and development of our business. Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, we may not declare or pay quarterly cash dividends on our common stock without Pfizer's written consent.

        The closing price of our common stock on the NYSE on February 4, 2015, the last trading day prior to the public announcement of the merger agreement, was $64.80 per share. On April 9, 2015, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on the NYSE was $87.65 per share. You are encouraged to obtain current market quotations for our common stock.

        Following the merger, there will be no further market for our common stock and we anticipate that our stock will be delisted from the NYSE and deregistered under the Exchange Act. As a result, following the merger and such deregistration, we would no longer file periodic reports with the SEC.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of the dates indicated below, by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of our common stock. Based on information furnished under Schedules 13D and 13G, as applicable, filed with the SEC, we believe that each person has sole voting and dispositive power over the shares indicated as owned by such person unless otherwise indicated. The address of each director and officer is the same as the address for our executive offices. Percentages are based on 172,688,857 shares outstanding on April 8, 2015.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned
T. Rowe Price Associates, Inc.	21,442,043	(1)	12.4%
100 E. Pratt Street Baltimore, Maryland 21202
BlackRock, Inc.	14,543,640	(2)	8.4%
40 East 52nd Street New York, New York 10022
The Vanguard Group, Inc.	12,982,284	(3)	7.5%
100 Vanguard Blvd. Malvern, Pennsylvania 19355
Wellington Management Group LLP	11,200,643	(4)	6.5%
280 Congress Street Boston, Massachusetts 02210
Franklin Mutual Advisers, LLC	9,917,757	(5)	5.7%
101 John F. Kennedy Parkway Short Hills, New Jersey 07078

(1)
Based on the Schedule 13G/A filed on February 12, 2015, that reported sole voting power for 5,441,676 shares and sole dispositive power for 21,442,043 shares.

(2)
Based on the Schedule 13G/A filed on January 22, 2015, that reported sole voting power for 13,017,717 shares and sole dispositive power for 14,543,640 shares.

(3)
Based on the Schedule 13G/A filed on February 10, 2015, that reported sole voting power for 290,842 shares, sole dispositive power for 12,708,859 shares, and shared dispositive power for 273,425 shares.

(4)
Based on the Schedule 13G filed on February 12, 2015, that reported shared voting power for 1,958,927 shares and shared dispositive power for 11,200,643 shares.

(5)
Based on the Schedule 13G filed on February 3, 2015, that reported sole voting power for 9,917,757 shares and sole dispositive power for 9,917,757 shares.

        The following additional table sets forth information regarding ownership of our common stock as of April 8, 2015, by each of our directors, and by our chief executive officer, chief financial officer and each of the three other most highly paid executive officers (the "named officers" or "NEOs"), and by all directors and executive officers as a group. Each person named below individually benefically owns less than 1% of our outstanding common stock. Our current directors and executive officers as a group, collectively, beneficially own approximately 1.3% of our outstanding common stock. Percentages are based on 172,688,857 shares outstanding on April 8, 2015, adjusted as required by rules promulgated by the SEC.

        Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any share of common stock if such person has or shares the right to vote or dispose of such common stock, or has the right to acquire beneficial ownership at any time within 60 days. Deferred share units held by directors may not be voted or disposed of by the director until the shares are distributed to the director upon or after termination of the director's service on the Board.

        The number of stock options exercisable within 60 days and the number of deferred share units owned by each person are stated separately and not included in the "Number of Shares Benefically Owned" column. Based on the information furnished by such persons, we believe that each such person has sole voting and dispositive power over the shares indicated as owned by such person unless otherwise indicated.

Name	Number of Shares Beneficially Owned(1)	Stock Options Exercisable within 60 Days	Deferred Share Units(1)
Non-Employee Directors
Irving W. Bailey, II, Director(2)	15,000	—	40,785
Barbara L. Bowles, Director	11,183	—	17,207
William G. Dempsey, Director	211	—	20,172
Dennis M. Fenton, Director	6,563	—	8,914
Roger W. Hale, Director	17,701	—	19,166
Jacque J. Sokolov, M.D., Director(3)	11,622	—	33,203
John C. Staley, Chairman of the Board	—	—	52,534
Heino von Prondzynski, Director	22,388	—	—
Mark F. Wheeler, M.D., Director	2,171	—	34,325
Named Officers(4)(5)
F. Michael Ball, Chief Executive Officer and Director	239,647	628,440	—
David J. Endicott, President, Hospira Medical Devices	20,990	18,242	—
Sumant Ramachandra, Senior Vice President, Chief Scientific Officer	30,116	29,446	—
Matthew R. Stober, Senior Vice President, Operations	53,317	—	—
Thomas E. Werner, Senior Vice President, Finance, and Chief Financial Officer	66,644	202,060	—
All directors and executive officers as a group	665,911	1,382,589	226,305

(1)
Except for Mr. Staley, the number of deferred share units held by certain non-employee directors (i.e., Bailey, Dempsey, Fenton and Sokolov) includes 2,171 deferred share units each that have not vested and are subject to forfeiture under certain conditions. Mr. Staley held 3,428 deferred share units that have not vested and are subject to forfeiture under certain conditions.

(2)
Mr. Bailey's shares include 15,000 shares that are held indirectly through IWB Investments, L.P.

(3)
Dr. Sokolov's shares include deferred cash compensation received during 2014 that converted to 1,671 restricted stock units, all of which vest one year from the date of acquisition, and also includes 3,000 shares held through a profit sharing plan and 2,000 shares held through his daughters' trusts.

(4)
The table includes shares held in the officers' accounts in the Hospira 401(k) Retirement Savings Plan as follows: F. M. Ball, 0; D. Endicott 0; S. Ramachandra, 271; M. Stober, 0; and T. Werner, 0; and all executive officers as a group, 10,615. Each officer has shared voting power and sole investment power with respect to the shares held in his or her 401(k) account. The table does not include 2,097 (for Mr. Stober) and 665 (for Mr. Werner) Hospira phantom shares in Hospira's Non-Qualified Savings and Investment Plan.

(5)
The table does not include unvested restricted stock units in the following amounts: M. Ball, 159,086; D. Endicott, 96,512; S. Ramachandra, 61,429; M. Stober, 43,386; and T. Werner, 45,076; and all non-NEO executive officers as a group, 242,253.

 FUTURE STOCKHOLDER PROPOSALS

        If the merger is completed, we will have no public stockholders and there will be no public participation in any of our future stockholder meetings. We intend to hold the 2015 Annual Meeting of stockholders only if the merger is not completed by that time. Any stockholder who intends to present a proposal at the 2015 Annual Meeting must have sent the proposal to the Corporate Secretary of Hospira at 275 North Field Drive, Lake Forest, Illinois 60045, by the following dates:

  •
  Proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in our proxy materials for the 2015 Annual Meeting were due on or prior to November 21, 2014.

  •
  Proposals submitted pursuant to our bylaws, which we are not required to include in our proxy materials, were due no earlier than January 7, 2015 and no later than February 6, 2015. However, if we change the date of the 2015 Annual Meeting by more than 25 days from the anniversary date of last year's annual meeting, then notice must be received not later than the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public announcement in a press release or in a filing with the Securities and Exchange Commission of the date of the annual meeting was made, whichever occurs first.

WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

        The following Hospira filings with the SEC are incorporated by reference:

  •
  Hospira's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 12, 2015;

  •
  Hospira's Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 20, 2015; and

  •
  Hospira's Current Reports on Form 8-K filed with the SEC on January 8, 2015; January 12, 2015; January 13, 2015; February 5, 2015; February 9, 2015; February 12, 2015; February 27, 2015 and April 7, 2015 (other than the portions of such documents not deemed to be filed).

        We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy solicitation materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

        You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Hospira through the Investor Relations section of our website at www.hospirainvestor.com.

        You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Hospira, Inc.
Attn: Investor Relations
275 North Field Drive
Lake Forest, IL 60045
(224) 212-2711

        If you would like to request documents from us, please do so by May 6, 2015, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.hospirainvestor.com. The information included on our website is not incorporated by reference into this proxy statement.

        If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

480 Washington Blvd., 26th Floor
Jersey City, NJ 07310
Email: hospira@georgeson.com
Call toll-free: (800) 676-0194

MISCELLANEOUS

        Hospira has supplied all information relating to Hospira, and Pfizer has supplied, and Hospira has not independently verified, all of the information relating to Pfizer and Acquisition Sub contained in "Summary—Parties Involved in the Merger", "Summary—Financing of the Merger", "The Merger—Parties Involved in the Merger" and "The Merger—Financing of the Merger."

        You should not send in your Hospira stock certificates until you receive transmittal materials after the merger is completed.

        You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 10, 2015. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

AMONG

PFIZER INC,

PERKINS HOLDING COMPANY AND

HOSPIRA, INC.

Dated as of February 5, 2015

A-i

A-ii

Index of Defined Terms

Section
Acquisition Proposal	10.1
Action	3.13
Adverse Recommendation Change	5.2(c)
Agreement	Preamble
Antitrust Laws	6.5(c)
Assignee	9.5(a)
Bankruptcy and Equity Exception	3.2(a)
Book-Entry Share	2.2(b)
Capitalization Date	3.5(a)
Certificate of Merger	1.2
Certificate	2.2(b)
Closing	1.3
Closing Date	1.3
Code	2.4(g)
Collective Bargaining Agreements	3.18(a)
Company	Preamble
Company Board of Directors	Recitals
Company Charter	3.1(c)
Company Charter Documents	3.1(c)
Company Common Stock	2.1
Company Disclosure Letter	Section 3
Company Equity Plan	2.4(b)
Company Financial Advisor	3.24
Company Financial Statements	3.7(b)
Company Intellectual Property	10.1
Company Material Adverse Effect	10.1
Company Notes	10.1
Company Options	2.4(b)
Company Performance Share Awards	2.4(d)
Company Permits	3.20(a)
Company Plan	10.1
Company Preferred Stock	3.5(a)
Company Products	10.1
Company Regulatory Agency	3.20(a)
Company Restricted Shares	2.4(e)
Company Restricted Stock Units	2.4(c)
Company SEC Documents	Section 3
Company Securities	5.1(b)(ii)
Company Stockholder Advisory Vote	3.2(a)
Company Stockholder Approval	3.2(a)
Company Stockholders Meeting	6.2
Confidentiality Agreement	10.1
Conflict Minerals	10.1
Continuation Period	5.3(a)
Contract	10.1
Covered Employees	5.3(a)
Covered Union Employees	5.3(c)
Credit Facility	10.1

A-iii

Section
DEA	3.20(a)
DGCL	Recitals
Dissenting Shares	2.3(a)
D&O Insurance	6.9(b)
EDGAR	Section 3
Effective Time	1.2
Environmental Claim	10.1
Environmental Laws	10.1
Environmental Liability	10.1
Equity Interest	10.1
ERISA	10.1
ERISA Affiliate	10.1
ESPPs	2.4(g)
Exchange Act	10.1
Exchange Fund	2.2(a)
FDA	3.20(a)
FDCA	3.20(a)
Financing	6.10(a)
Foreign Government	10.1
Foreign Official	10.1
Foreign Plans	10.1
GAAP	10.1
Global Trade Control Laws	10.1
Governmental Authority	10.1
Hazardous Materials	10.1
Health Care Laws	3.20(h)
Hedging Transaction	5.1(b)(xxi)
HSR Act	10.1
Indebtedness	10.1
Indemnitee	10.1
Indenture	10.1
Insurance Policies	3.21(a)
Intellectual Property	10.1
Intervening Event	10.1
knowledge of the Company	10.1
Law	10.1
Liens	10.1
Losses	6.10(e)
Material Contracts	3.12(a)
material weakness	3.7(g)
Merger	1.1(a)
Merger Consideration	2.1(c)
NYSE	4.3
Parent	Preamble
Parent Board	Recitals
Parent Employee Benefit Plan	5.3(d)
Parent Material Adverse Effect	10.1
Paying Agent	2.2(a)
Per Share Price	2.1(c)
Permitted Liens	10.1

A-iv

Section
person	10.1
PHSA	3.20(a)
Proxy Statement	3.8
Recognition Plan	2.4(h)
Release	10.1
Representatives	5.2(a)
Restraints	7.1(b)
Restricted Country	10.1
Restricted Party	10.1
Restricted Party List	10.1
Sarbanes-Oxley Act	10.1
SEC	10.1
SEC Filings	3.7(a)
Securities Act	10.1
Stockholder Litigation	6.7
significant deficiency	3.7(g)
significant subsidiaries	3.1(c)
Sub	Preamble
Sub Common Stock	2.1
Superior Proposal	10.1
Surviving Corporation	1.1(a)
Takeover Laws	3.26
Tax	10.1
Tax Return	10.1
Tax Sharing Agreements	10.1
Termination Date	8.1(b)
Termination Fee	8.2(b)
third party	10.1
Treasury Regulation	10.1

A-v

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of February 5, 2015, is among Pfizer Inc. ("Parent"), a Delaware corporation, Perkins Holding Company ("Sub"), a Delaware corporation and a wholly owned subsidiary of Parent, and Hospira, Inc. (the "Company"), a Delaware corporation.

RECITALS

        WHEREAS, the parties intend that, upon the terms and subject to the conditions set forth in this Agreement, Sub will merge with and into the Company, with the Company surviving the Merger (as defined in Section 1.1(a)) as a wholly owned subsidiary of Parent;

        WHEREAS, the Board of Directors of each of the Company (the "Company Board of Directors") and Sub has approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and the Board of Directors of Parent (the "Parent Board") has approved this Agreement and the transactions contemplated hereby, including the Merger, in each case upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

        WHEREAS, the Company Board of Directors has, subject to the terms and conditions of this Agreement, resolved to recommend that the Company's stockholders approve the adoption of this Agreement; and

        WHEREAS, the Company, Parent and Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the other transactions contemplated hereby.

        NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements, representations and warranties set forth herein, the parties hereto agree as follows:

SECTION 1

THE MERGER

        1.1    The Merger.

        (a)   Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and Sub shall consummate a merger (the "Merger"), in accordance with the DGCL, pursuant to which (i) Sub shall be merged with and into the Company and the separate corporate existence of Sub shall thereupon cease, (ii) the Company shall be the successor or surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware and (iii) the corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL.

        (b)   The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety as set forth on Exhibit A hereto and shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law. The name of the Surviving Corporation shall be Hospira, Inc.

        (c)   The By-Laws of Sub, as in effect immediately prior to the Effective Time, but as amended as set forth on Exhibit B hereto, shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

        1.2    Effective Time.     Parent, Sub and the Company shall cause a certificate of merger with respect to the Merger (the "Certificate of Merger") to be filed on the Closing Date or on such other date as Parent and the Company may agree, with the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective on the date and time at which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such other date and time as Parent and the Company shall agree and specify in the Certificate of Merger. The date and time on which the Merger becomes effective is referred to herein as the "Effective Time."

        1.3    Closing.    The closing of the Merger (the "Closing") shall take place at 9:00 a.m., Eastern time, on a date to be specified by the parties hereto, which shall be no later than the second (2nd) business day after satisfaction or waiver of all of the conditions set forth in Section 7 that are susceptible to satisfaction prior to the Closing (the "Closing Date"), at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, New York 10036, unless another date or place is agreed to in writing by the parties hereto.

        1.4    Directors and Officers of the Surviving Corporation.     The directors of Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-Laws.

        1.5    Subsequent Actions.     If at any time after the Effective Time the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each such corporation or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

SECTION 2

CONVERSION OF SECURITIES

        2.1    Conversion of Capital Stock.     As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Sub or the holders of any shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") or any shares of common stock, par value $0.01 per share, of Sub ("Sub Common Stock"):

        (a)    Sub Common Stock.     Each issued and outstanding share of Sub Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

        (b)    Cancellation of Treasury Stock and Parent-Owned Stock.     All shares of Company Common Stock that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Sub or any other direct or indirect wholly owned subsidiary of Parent, in each case, if any, shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

        (c)    Conversion of Shares of Company Common Stock.     Each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock to be cancelled in accordance with Section 2.1(b) and Dissenting Shares) shall be converted into the right to receive $90.00 (the "Per Share Price"), payable to the holder thereof in cash, without interest (the "Merger Consideration"). From and after the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate or book-entry share formerly representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon surrender in accordance with Section 2.2.

        2.2    Exchange of Certificates and Book-Entry Shares.

        (a)    Paying Agent.     Prior to the Effective Time, Parent shall designate a United States bank or trust company reasonably acceptable to the Company to act as agent for the holders of shares of Company Common Stock in connection with the Merger (the "Paying Agent") and to receive the funds to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.1(c). At or prior to the Effective Time, Parent shall deposit, or shall cause one of its direct or indirect wholly owned subsidiaries to deposit, with the Paying Agent cash in an amount necessary to pay for the shares of Company Common Stock converted into the right to receive the Merger Consideration (such cash being hereinafter referred to as the "Exchange Fund"). If for any reason the Exchange Fund is inadequate to pay the amounts to which holders of shares of Company Common Stock shall be entitled under Section 2.1(c), Parent shall promptly deposit or cause a direct or indirect wholly owned subsidiary of Parent to promptly deposit additional cash with the Paying Agent sufficient to make all payments of Merger Consideration, and Parent (and, following the Effective Time, the Surviving Corporation) shall in any event be liable for payment thereof. The Paying Agent shall invest the cash in the Exchange Fund as directed by Parent; provided that (i) no such investment shall relieve Parent from making the payments required by this Section 2; and (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement. Any interest and other income resulting from such investments shall be the sole property of Parent and paid to Parent upon request.

        (b)    Exchange Procedures.     Within three (3) business days of the Effective Time, the Paying Agent shall mail to each holder of record of a certificate (a "Certificate") or book-entry share (a "Book-Entry Share"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, whose shares were converted pursuant to Section 2.1(c) into the right to receive the Merger Consideration: (i) a letter of transmittal (which shall specify, in the case of Certificates, that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for effecting the surrender of the Certificates or Book-Entry Shares in exchange for payment of the Merger Consideration. Upon surrender of a Certificate or a Book-Entry Share for cancellation to the Paying Agent or to such other agent or agents reasonably acceptable to the Company as may be appointed by Parent, together with, if applicable, such letter of transmittal, duly executed and properly completed, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate or Book-Entry Share, and the Certificate or Book-Entry Share so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.2, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2, and shall not evidence any interest in, or any right to exercise the rights of a stockholder or other equity holder of, the Company or the Surviving Corporation.

        (c)    Transfer Books; No Further Ownership Rights in Shares of Company Common Stock.     At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the

Company. From and after the Effective Time, the holders of Certificates or Book-Entry Shares evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except for the right to receive the Merger Consideration as provided herein or as otherwise provided by applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for transfer, they shall be cancelled and exchanged as provided in this Section 2.

        (d)    Termination of Exchange Fund; No Liability.     At any time following one (1) year after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent and not disbursed (or for which disbursement is pending subject only to the Paying Agent's routine administrative procedures) to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates or Book-Entry Shares. Notwithstanding the foregoing, none of Parent, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to and in compliance with any applicable abandoned property, escheat or similar Law. If Certificates and Book-Entry Shares are not surrendered prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority, unclaimed Merger Consideration payable with respect to such shares of Company Common Stock shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

        (e)    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto.

        2.3    Dissenting Shares.

        (a)   Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has complied with Section 262 of the DGCL with respect thereto (the "Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses his, her or its statutory right to appraisal. From and after the Effective Time, a stockholder who has properly exercised such appraisal rights shall not have any rights of a stockholder of the Company or the Surviving Corporation with respect to such shares of Company Common Stock, except those provided under Section 262 of the DGCL. A holder of Dissenting Shares shall be entitled to receive payment of the appraised value of such shares of Company Common Stock held by him, her or it in accordance with Section 262 of the DGCL, unless, after the Effective Time, such holder fails to perfect or withdraws or loses his, her or its right to appraisal, in which case such shares of Company Common Stock shall be converted into and represent only the right to receive the Merger Consideration pursuant to Section 2.2.

        (b)   The Company shall give Parent (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands and any other instruments received by the Company relating to rights of appraisal and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands for appraisal. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for appraisal.

        2.4    Company Compensatory Awards.

        (a)   Prior to the Effective Time, the Company Board of Directors (or the appropriate committee of the Company Board of Directors) shall adopt such resolutions and shall take such other actions as are required to approve and authorize the actions necessary to effect the transactions contemplated by this Section 2.4.

        (b)   Each option to acquire shares of Company Common Stock (a "Company Option" and collectively, "Company Options") granted under the Company's 2004 Long-Term Stock Incentive Plan, as amended (the "Company Equity Plan"), that is outstanding and unvested as of the day that is twenty (20) days prior to the Closing Date shall become vested as of such date. Each Company Option that is outstanding and unexercised immediately prior to the Effective Time shall be cancelled as of the Effective Time and, in consideration of such cancellation, the holder thereof shall be entitled to receive promptly, but in no event later than fifteen (15) days after the Effective Time, a cash payment in respect of such cancellation from the Surviving Corporation in an amount equal to the product of (x) the excess, if any, of the Per Share Price over the exercise price of each such Company Option and (y) the number of unexercised shares of Company Common Stock then subject thereto (such payment, if any, to be net of applicable Taxes withheld pursuant to Section 2.5). Each Company Option for which, as of the Effective Time, the Per Share Price does not exceed the exercise price of such Company Option shall be cancelled without any cash payment being made in respect thereof.

        (c)   Each restricted stock unit granted under the Company Equity Plan (a "Company Restricted Stock Unit" and collectively, "Company Restricted Stock Units") that is outstanding immediately prior to the Effective Time shall be cancelled as of the Effective Time and, in consideration of such cancellation, the holder thereof shall be entitled to receive promptly, but in no event later than fifteen (15) days after the Effective Time, a cash payment in respect of such cancellation from the Surviving Corporation in an amount equal to the product of (x) the Per Share Price and (y) the number of shares of Company Common Stock then subject thereto (such payment to be net of applicable Taxes withheld pursuant to Section 2.5).

        (d)   Each outstanding performance restricted stock unit or performance share award granted under the Company Equity Plan (a "Company Performance Share Award" and collectively, "Company Performance Share Awards") that is outstanding immediately prior to the Effective Time shall be cancelled as of the Effective Time and, in consideration of such cancellation, the holder thereof shall be entitled to receive promptly, but in no event later than fifteen (15) days after the Effective Time, a cash payment in respect of such cancellation from the Surviving Corporation in an amount equal to the product of (x) the Per Share Price and (y) the number of shares of Company Common Stock then subject thereto, assuming target performance has been met with respect to such Company Performance Share Award (such payment to be net of applicable Taxes withheld pursuant to Section 2.5).

        (e)   Each share of Company Common Stock granted under the Company Equity Plan that is subject to vesting or performance conditions (a "Company Restricted Share" and collectively, "Company Restricted Shares") that is outstanding as of immediately prior to the Effective Time shall become fully vested as of the Effective Time and shall be treated as a share of Company Common Stock for purposes of Section 2.1(c) of this Agreement.

        (f)    As of the Effective Time, the Company Equity Plan shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company shall be cancelled (without prejudice to any amounts to which holders thereunder become entitled following the Effective Time pursuant to this Section 2.4).

        (g)   With respect to the Company's Basic Stock Purchase Plan and Supplementary Stock Purchase Plan (collectively, the "ESPPs"), the Company shall as soon as practicable after the date hereof take all actions necessary to provide that (i) no new participants shall be permitted to participate in the ESPPs, (ii) participants in the ESPPs may not increase their rate of payroll deductions, (iii) each participant's outstanding right to purchase shares of Company Common Stock under the ESPPs shall be suspended immediately following the end of the purchase or offering period in effect on the date of this Agreement or, if earlier, the date that is two business days prior to the Closing Date; provided that each participant's accumulated payroll deductions under the ESPPs as of the date of the end of such purchase or offering period shall be used to purchase shares of Company Common Stock on the business day immediately prior to the Closing Date in accordance with the terms of the ESPPs, and the shares of Company Common Stock purchased thereunder shall be cancelled at the Effective Time and converted into the right to receive the Merger Consideration pursuant to Section 2.1(c); and, as promptly as reasonably practicable following the purchase of shares of Company Common Stock in accordance with this Section 2.4(g), the funds, if any, that remain in a participant's accounts after such purchase shall be returned to the participant. The Company shall cause the ESPPs to terminate at the Effective Time, and no further purchase rights shall be granted or exercised under the ESPPs thereafter.

        (h)   With respect to the Company's Equity-Based Award / Recognition Plan (the "Recognition Plan"), the Company shall as soon as practicable after the date hereof take all actions necessary to provide that (i) no new awards shall be granted under the Recognition Plan and (ii) any awards outstanding under the Recognition Plan on the date hereof that have not been settled by their terms as of the Effective Time shall be cancelled as of the Effective Time and converted into the right to receive an amount per share of Company Common Stock subject to such award equal to the Merger Consideration pursuant to Section 2.1(c), which such amount shall be paid to the award holder in accordance with and subject to the terms of the Recognition Plan. The Company shall cause the Recognition Plan to terminate at the Effective Time, and no further awards shall be granted under the Recognition Plan thereafter.

        (i)    The Company shall send out any requisite notices to effectuate the foregoing and shall use reasonable best efforts to obtain all consents necessary to cash out and cancel all Company Options, Company Performance Share Awards, Company Restricted Stock Units and Company Restricted Shares or to ensure that, after the Effective Time, no person shall have any right under the Company Equity Plan, except as set forth herein. Notwithstanding the payment timing described previously in this Section 2.4 with respect to any cash payment made pursuant to this Section 2.4, the Company, Parent and the Surviving Corporation retain the right to defer payment of any such amounts to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

        2.5    Withholding.    Each of Parent and the Surviving Corporation shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from any amounts payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock, Company Options, Company Restricted Stock Units, Company Performance Share Awards or Company Restricted Shares such amounts as are required to be deducted or withheld therefrom under the Code or any provision of applicable Tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld and paid over to the relevant Governmental Authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

        2.6    Transfer Taxes.     If payment of the Merger Consideration payable to a holder of shares of Company Common Stock pursuant to the Merger is to be made to a person other than the person in whose name the surrendered Certificate or Book-Entry Share, as applicable, is registered, it shall be a condition of payment that the Certificate or Book-Entry Share, as applicable, so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid all transfer and other Taxes required by reason of the issuance to a person other than the registered holder of the Certificate or Book-Entry Share, as applicable, surrendered or shall have established to the satisfaction of Parent that such Tax either has been paid or is not applicable.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (i) as disclosed in the reports, statements, schedules, forms and other documents filed or furnished by the Company with the SEC, in each case, on or after January 1, 2014 and prior to the date of this Agreement (such documents, in respect of such periods, collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Company SEC Documents") (but, in each case, excluding any risk factor disclosures contained under the heading "Risk Factors" (other than any factual information contained therein) and any disclosure of risks included in any "forward-looking statements" disclaimer or other statements that are similarly non-specific or predictive or forward-looking in nature) and to the extent publicly available on the SEC's Electronic Data Gathering Analysis and Retrieval System ("EDGAR") or (ii) as set forth in the disclosure letter delivered by the Company to Parent (the "Company Disclosure Letter") prior to the execution of this Agreement, which Company Disclosure Letter identifies items of disclosure by reference to a particular section or subsection of this Agreement (provided, however, that any information set forth in one section or subsection of the Company Disclosure Letter also shall be deemed to apply to and qualify each other section and subsection of this Agreement to which its applicability is reasonably apparent from the text of the disclosure), the Company hereby represents and warrants to Parent and Sub as follows:

        3.1    Organization, Standing and Corporate Power.

        (a)   Each of the Company and its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (or equivalent status, to the extent such concept exists) under the Laws of the jurisdiction of its incorporation, formation or organization, as the case may be, and has all requisite corporate, partnership, limited liability company or similar entity power and authority necessary to own, lease and operate all of its properties and assets and to carry on its business as currently conducted, except, in the case of the Company's subsidiaries, where the failure to be so duly organized, validly existing or in good standing (or equivalent status) or to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (b)   Each of the Company and its subsidiaries is duly licensed or qualified to do business and is in good standing (or equivalent status, to the extent such concept exists) in each jurisdiction in which the nature of the business currently conducted by it or the character or location of the properties and assets currently owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing (or equivalent status) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (c)   The Company has made available to Parent true and complete copies of the Company Charter and by-laws of the Company (together, the "Company Charter Documents"), in each case, as amended to the date of this Agreement. All such Company Charter Documents, and the organizational or governing documents of each of the Company's "significant subsidiaries" (as defined under Regulation S-X) are in full force and effect, and (x) the Company is not in violation of any of the provisions of the Company Charter Documents and (y) none of the Company's significant subsidiaries is in violation of any of the provisions of its organizational or governing documents except, in the case of the Company's significant subsidiaries, where such failures or violations would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        3.2    Corporate Authorization.

        (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval and the occurrence of the stockholder advisory vote contemplated by Rule 14a-21(c) under the Exchange Act, regardless of the outcome of such vote (the "Company Stockholder Advisory Vote"), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Company Board of Directors. Except for (i) obtaining the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock in favor of the approval of this Agreement and the Merger (the "Company Stockholder Approval"), (ii) the occurrence of the Company Stockholder Advisory Vote and (iii) filing the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate action or proceeding on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (A) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws of general application affecting or relating to the enforcement of creditors' rights and remedies generally and (B) is subject to general principles of equity, whether considered in a proceeding at Law or in equity (clauses (A) and (B) together, the "Bankruptcy and Equity Exception").

        (b)   The Company Board of Directors has, by resolutions duly adopted, unanimously (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, (iii) resolved, subject to Section 5.2(c), to recommend that the Company's stockholders approve this Agreement and the transactions contemplated hereby and (iv) directed that the adoption of this Agreement be submitted to a vote of the Company's stockholders.

        3.3    Governmental Authorization.     Except for (a) filings required under, and compliance with other applicable requirements of, (i) the Exchange Act, and any other applicable federal securities Laws, (ii) state securities or "blue sky" Laws and (iii) the rules and regulations of the NYSE, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and evidence of the Merger or other similar documents with relevant authorities of other jurisdictions in which the Company or its subsidiaries is licensed or qualified to do business, (c) filings or notifications required under, and compliance with other applicable requirements of, the HSR Act or any other Antitrust Laws, (d) consents that may be required solely by reason of Parent's or Sub's participation in the transactions contemplated hereby and (e) any notices, applications, authorizations or licenses required under the FDCA and the regulations of the FDA promulgated thereunder or similar Laws of foreign jurisdictions, no consents or approvals of, or filings with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, other than such other consents, approvals or filings that, if not obtained, made or given would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        3.4    No Conflict.     Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Merger or the other transactions contemplated hereby, nor compliance by the Company with any of the provisions of this Agreement will (a) assuming that the Company Stockholder Approval is obtained, conflict with or violate the Company Charter Documents, (b) assuming that the consents, approvals and filings referred to in Section 3.3 and the Company Stockholder Approval are obtained and made (and the Company Stockholder Advisory Vote is held), any applicable waiting periods referred to therein have expired and any condition precedent to such consent has been satisfied, violate any Restraint or Law applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (c) result in a breach or violation of, result in the loss of any benefit to which the Company or its subsidiaries is entitled under, conflict with any provision of, or constitute a default (or an event which, with the notice or lapse of time, or both, would constitute a default) under, result in the termination of or give rise to a right of termination or cancellation under, cause any payment or accelerate the performance required by, or result in the creation of any Lien (other than Permitted Liens) upon the respective properties or assets of, the Company or any of its subsidiaries under, any of the terms, conditions or provisions of any Contract to which the Company or any of its subsidiaries is a party, or by which they and any of their respective properties or assets may be bound or affected, except in the case of clauses (b) and (c) for such violations, breaches, losses, conflicts, defaults, terminations, accelerations or Liens which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        3.5    Capitalization.

        (a)   As of the close of business on January 30, 2015 (the "Capitalization Date"), the authorized capital stock of the Company consisted of (i) 400,000,000 shares of Company Common Stock, of which 170,771,809 shares were issued and outstanding (inclusive of Company Restricted Shares) and 13,194,668 shares were held by the Company as treasury stock and (ii) 50,000,000 shares of the Company's preferred stock, par value $0.01 per share ("Company Preferred Stock"), of which no shares were issued and outstanding. There are no other classes of capital stock of the Company authorized or issued and outstanding. All issued and outstanding shares of the capital stock of the Company have been, and all shares of Company Common Stock that may be issued pursuant to any Company Plan will, when issued be duly authorized, validly issued, fully paid and non-assessable, and no class of capital stock is entitled to preemptive rights.

        (b)   From the close of business on the Capitalization Date through the date of this Agreement, there have been no issuances of shares of Company Common Stock, Company Preferred Stock or any other Equity Interests of the Company other than (i) issuances of shares of Company Common Stock pursuant to the exercise of Company Options and the vesting and settlement of Company Restricted Shares, Company Restricted Stock Units and Company Performance Share Awards, in each case, outstanding as of the Capitalization Date under the Company Equity Plan and (ii) issuances of shares of Company Common Stock under the terms of the ESPPs. As of the close of business on the Capitalization Date, there were no options, warrants, calls, commitments, agreements, convertible securities or any other rights to acquire capital stock from the Company to which the Company is a party other than the ESPPs, Company Options, Company Restricted Shares, Company Restricted Stock Units and Company Performance Share Awards as set forth in Section 3.5(b) of the Company Disclosure Letter. Section 3.5(b)(i) of the Company Disclosure Letter sets forth a true and complete list, as of the Capitalization Date, of the number of shares of Company Common Stock subject to Company Options, Company Restricted Stock Units, Company Performance Share Awards, Company Restricted Shares or any other rights to purchase or receive Company Common Stock granted under the Company Equity Plan or otherwise (other than rights to purchase shares of Company Common Stock under the ESPPs), and with respect to each such award (except as set forth on such Section 3.5(b)(i) of the Company Disclosure Letter), the date of grant and the extent to which such award is vested. Not later than five (5) business days prior to the Effective Time, the Company will update such Section 3.5(b)(i) of the Company Disclosure Letter and provide such updated schedule to Parent.

        (c)   No Indebtedness of the Company having the right to vote (or convertible into or exercisable for securities having the right to vote) generally with the holders of capital stock of the Company is issued or outstanding.

        (d)   As of the date of this Agreement, (i) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries except for purchases, redemptions or other acquisitions of capital stock (A) required by the terms of the Company Equity Plan or any other Company Plan, (B) in order to pay Taxes or satisfy withholding obligations in respect of such Taxes in connection with awards under the Company Equity Plan or otherwise, or (C) as required by the terms of, or necessary for the administration of, any plans, arrangements or agreements existing on the date hereof between the Company or any of its subsidiaries and any director or employee of the Company or any of its subsidiaries and (ii) there are no outstanding stock-appreciation rights, security-based performance units, "phantom" stock or other security rights or other agreements, arrangements or commitments of any character (contingent or otherwise) to which the Company or any of its subsidiaries is a party and pursuant to which any third party is or may be entitled to receive any payment or other value from the Company or its subsidiaries based on the stock price performance of the Company or any of its subsidiaries (other than under the Company Equity Plan or any other Company Plan set forth on Section 3.5(d) of the Company Disclosure Letter).

        (e)   As of the date of this Agreement, except as otherwise set forth in this Section 3.5, with respect to any shares of Company Common Stock, Company Preferred Stock or other Equity Interests in the Company, there are (A) no voting trusts or similar agreements to which the Company is a party with respect to the voting of such shares, (B) to the knowledge of the Company, no agreements to which the Company or its subsidiaries is a party restricting the transfer of such shares and (C) no outstanding contractual obligations of the Company to any third party (i) requiring the sale, issuance or disposition of, or containing any right of first refusal with respect to such shares, (ii) requiring the registration for sale of such shares or (iii) to grant any preemptive or anti-dilutive rights.

        3.6    Subsidiaries.

        (a)   Except for the ownership of Equity Interests in the Company's subsidiaries and investments in marketable securities, none of the Company or any of its subsidiaries directly or indirectly owns any Equity Interest in any third party, or has any obligation or has made any commitment to acquire any such Equity Interest, to provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any of its subsidiaries or any other person that is or would reasonably be expected to be, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole.

        (b)   All outstanding shares of capital stock, voting securities or other Equity Interests of each subsidiary of the Company are duly authorized, validly issued, fully paid and non-assessable; and all such securities are owned beneficially and of record by the Company or another wholly owned subsidiary of the Company free and clear of all Liens (other than Permitted Liens). As of the date of this Agreement, there are no outstanding contractual obligations of any subsidiary of the Company to any third party (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the sales, issuance or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of or (v) granting any preemptive or anti-dilutive rights with respect to any shares of Equity Interests in any subsidiary of the Company.

        (c)   Except to the extent in favor of the Company or any other wholly owned subsidiary of the Company, there are no (i) outstanding options or other rights of any kind which obligate the Company or any of its subsidiaries to issue, transfer, sell or deliver any shares of capital stock, voting securities or other Equity Interests of any subsidiary of the Company or any securities or obligations convertible into, exchangeable or exercisable for any shares of capital stock, voting securities or other Equity

Interests of a subsidiary of the Company or (ii) other options, calls, warrants or other rights, agreements, arrangements or commitments relating to the capital stock, voting securities or other Equity Interests of any subsidiary of the Company to which the Company or any of its subsidiaries is a party.

        (d)   For each of the Company's subsidiaries that are not wholly owned or that are joint ventures, Section 3.6(d) of the Company Disclosure Letter sets forth, as of the date hereof, to the knowledge of the Company, the percentage or number of shares of the outstanding Equity Interests not directly or indirectly owned by the Company.

        3.7    SEC Filings and the Sarbanes-Oxley Act.

        (a)   All of the Company SEC Documents filed by the Company with the SEC, and all of the reports, statements, schedules, forms and other documents filed or furnished by the Company to the SEC in respect of reporting periods commencing on or after January 1, 2012 (including any notice required under Section 13(r) of the Exchange Act) ("SEC Filings") have been timely filed or furnished, as applicable (subject to any extensions permitted pursuant to Rule 12b-25 of the Exchange Act). As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), such SEC Filings complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, and none of such SEC Filings as of their respective filing dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (or, in the case of an SEC Filing that is a registration statement, as amended or supplemented, as applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading). The Company has made available to Parent (including via EDGAR, as applicable) copies of all comment letters received by the Company prior to the date hereof from the SEC in respect of reporting periods commencing on or after January 1, 2012 and relating to such SEC Filings, together with all written responses of the Company thereto submitted to the SEC prior to the date hereof. As of the date of this Agreement, there are no outstanding or unresolved comments received by the Company from the SEC staff with respect to the SEC Filings.

        (b)   All of the audited consolidated financial statements and unaudited condensed consolidated interim financial statements of the Company included in the Company SEC Documents (together with the related notes and schedules thereto, the "Company Financial Statements") complied as to form at the time they were filed in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of filing, were prepared in conformity with GAAP (except as may be indicated therein or in the notes thereto), applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and their consolidated results of operations and cash flows for the respective periods then ended (subject, in the case of the unaudited interim financial statements as permitted by Form 10-Q and to normal year-end audit adjustments and to any other adjustments described therein or in the notes thereto).

        (c)   Neither the Company nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract or arrangement relating to any transaction or relationship between or among the Company and any of its subsidiaries, on the one hand, and any unconsolidated affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or person, or maintains any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC), in each case, where the result, purpose or intended effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the Company's or any of its subsidiaries' published financial statements or any Company SEC Documents.

        (d)   Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, in each case, with respect to the Company SEC Documents, and the statements contained in such certifications were true and complete on the date such certifications were made. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act. No executive officer of the Company has failed to make the certifications required of him or her under Section 302 or 906 of the Sarbanes Oxley Act with respect to any Company SEC Document, except as disclosed in certifications filed with the Company SEC Documents. Since January 1, 2012 through the date of this Agreement, (i) neither the Company nor any of the Company's subsidiaries, nor, to the knowledge of the Company, any director or executive officer of the Company or any of the Company's subsidiaries has received any material written, or to the knowledge of the Company, oral complaint, allegation, assertion or claim, that the Company or any of its subsidiaries has engaged in illegal or fraudulent accounting or auditing practices, or has engaged in improper accounting or auditing practices that have a reasonable likelihood of developing into illegal or fraudulent accounting or auditing practices and (ii) to the knowledge of the Company, no attorney representing the Company or any of its subsidiaries, whether or not employed by the Company or any of its subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board of Directors or any committee thereof or to any director or officer of the Company.

        (e)   The Company has established and maintains a system of "internal control over financial reporting" (as defined in Rules 13a-15(f) and 15d-15(f) promulgated by the SEC under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (f)    The Company's disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act), as required by Rules 13a-15(a) and 15d-15(a) of the Exchange Act, are reasonably designed to ensure that all information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is made known to, as applicable, the chief executive officer and the chief financial officer of the Company by others within the Company as appropriate to allow timely decisions regarding required disclosure as required under the Exchange Act and is recorded, processed, summarized and reported within the time periods specified by the SEC's rules and forms.

        (g)   Since January 1, 2014, through the date hereof, the Company has not received any written, or to the knowledge of the Company, oral notification of any (x) "significant deficiency" or (y) "material weakness" in the Company's internal controls over financial reporting. As of the date hereof, there is no outstanding "significant deficiency" or "material weakness" which the Company's independent accountants certify has not been appropriately and adequately remedied by the Company. For purposes of this Agreement, the terms "significant deficiency" and "material weakness" shall have the meanings assigned to them in Auditing Standard No. 5 of the Public Company Accounting Oversight Board.

        (h)   The Company is in compliance in all material respects with all applicable current listing and corporate governance requirements of the NYSE, and is in compliance in all material respects with all applicable rules, regulations and requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since January 1, 2012, neither the Company nor any of its subsidiaries has made, arranged, modified (in any material way), or forgiven personal loans to any executive officer or director of the Company. Since January 1, 2012, through the date hereof, to the knowledge of the Company, no employee of the Company or any of its subsidiaries has provided or is providing information to any law enforcement agency or Governmental Authority contemplated in Section 806 of the Sarbanes-Oxley Act regarding the commission or possible commission of any crime or the violation or possible violation of any applicable legal requirements of the type described in Section 806 of the Sarbanes-Oxley Act by the Company or any of its subsidiaries. To the knowledge of the Company, since January 1, 2014 the Company has been in compliance in all material respects with applicable U.S. laws related to Conflict Minerals.

        3.8    Information Supplied.     The proxy statement to be provided to the Company's stockholders in connection with the Company Stockholders Meeting (such proxy statement and any amendment thereof or supplement thereto, the "Proxy Statement") on the date first mailed to the Company's stockholders and at the time of the Company Stockholders Meeting will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Sub expressly for inclusion in the Proxy Statement. Subject to the foregoing sentence, the Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

        3.9    Absence of Certain Changes.

        (a)   Since January 1, 2014 through the date hereof, (i) other than in connection with the transactions contemplated hereby, the business of the Company and its subsidiaries has been conducted in the ordinary course consistent with past practices in all material respects and (ii) there has not been any action taken by the Company or any of its subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent's consent, would constitute a breach of Section 5.1(b)(iv), (v), (vii), (xv), (xvii) or (xxi).

        (b)   Since January 1, 2014 through the date hereof, there has not been any event, occurrence, development or state of circumstances, facts or condition in such period that has had or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        3.10    No Undisclosed Liabilities.     Except (a) as reflected, disclosed or reserved against in the most recent unaudited Company Financial Statements (or stated in the notes thereto), (b) for liabilities or obligations incurred in connection with the transactions contemplated hereby, (c) for liabilities or obligations which have been discharged or paid prior to the date of this Agreement, or (d) for liabilities or obligations incurred in the ordinary course of business since the most recent unaudited Company Financial Statements or (e) for liabilities or obligations incurred since the date of the most recent unaudited Company Financial Statements that would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole, neither the Company nor any subsidiary of the Company has any liabilities of any nature, whether or not accrued, contingent or otherwise, whether known or unknown and whether due or to become due, that would be required by GAAP to be reflected on a consolidated balance sheet (or in the notes thereto) of the Company.

        3.11    Compliance with Laws and Court Orders.     Since January 1, 2012, the Company and its subsidiaries are and have been in compliance with all Laws applicable to them, any of their properties or other assets or any of their businesses or operations, except where any such failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, as of the date hereof, no investigation or review by any Governmental Authority with respect to any default or violation of Law applicable to the Company or any of its subsidiaries is pending or threatened except for any such investigations and reviews that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        3.12    Material Contracts.

        (a)   All of the following Contracts, together with (x) the other Contracts set forth on Section 3.12(b)of the Company Disclosure Letter, and (y) any Contract that is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), shall be collectively referred to as the "Material Contracts":

          (i)  pursuant to which the Company or any of its subsidiaries is obligated to pay, or entitled to receive payments in excess of $12,000,000 annually relating to the research, development, clinical trial, distribution, supply, manufacture, marketing or co-promotion of, or collaboration with respect to, any product or product candidate for which the Company or any of its subsidiaries is currently engaged in research or development;

         (ii)  that contains any non-compete or exclusivity provision or limits, or purports to limit, curtail or restrict the ability of the Company or any of its subsidiaries to act in a manner that is material to the business of the Company and its subsidiaries, taken as a whole, as currently conducted;

        (iii)  pursuant to which the Company or any of its subsidiaries licenses in or otherwise is authorized to practice any material third-party Intellectual Property (other than Contracts for standard, off-the-shelf software commercially available on standard terms from third-party vendors; and non-material software and other information technology Contracts, including non-material click-wrap, shrink-wrap, and subscription services agreements) that is necessary for the research, development, manufacture or commercialization of material Company Products;

        (iv)  pursuant to which the Company or any of its subsidiaries licenses or otherwise provides a right to practice any material Company Intellectual Property to third parties, other than in connection with the sale of products or services in the ordinary course of business;

         (v)  for the acquisition, disposition or lease of businesses (whether by merger, purchase or sale of stock or assets or otherwise) entered into since January 1, 2012 in respect of which the amount paid or received exceeded $20 million;

        (vi)  that is a loan or credit agreement, indenture, note or other Contract or instrument evidencing Indebtedness for borrowed money (including any guarantee thereto) in a principal amount in excess of $20 million or any Contract pursuant to which Indebtedness for borrowed money may be incurred or guaranteed by the Company or any of its subsidiaries in a principal amount in excess of $20 million, in each case excluding any such Indebtedness between the Company and any of its wholly owned subsidiaries or among its wholly owned subsidiaries;

       (vii)  that is a mortgage, pledge, security agreement, deed of trust, capital lease or similar agreement that creates or grants a Lien on any material property or asset of the Company or any of its subsidiaries, in each case involving annual payments of more than $20 million; and

      (viii)  that is a Contract granting a right of first refusal or first negotiation to any third party over any asset of the Company of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole;

        (b)   As of the date of this Agreement, none of the Company, any of its subsidiaries or their respective properties or other assets is a party to or bound by any Material Contract (other than Company Plans and Foreign Plans) of the type set forth in Section 3.12(a)(v), (vi), or (vii) or, to the knowledge of the Company, in Section 3.12(a)(ii) or (viii).

        (c)   Except, in each case, as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole, as of the date hereof, (i) each of the Material Contracts is valid, binding and in full force and effect with respect to the Company and its subsidiaries party thereto and, to the knowledge of the Company, each other party thereto and enforceable in accordance with its terms by the Company and its subsidiaries party thereto (subject to the Bankruptcy and Equity Exception); (ii) the Company and each of its subsidiaries has performed all obligations required to be performed by them under the Material Contracts to which they are parties; (iii) to the knowledge of the Company, each other party to a Material Contract has performed all obligations required to be performed by it under such Material Contract and (iv) no party to any Material Contract has given the Company or any of its subsidiaries written notice of its intention to cancel, terminate, change the scope of rights under or fail to renew any Material Contract and neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any other party to any Material Contract has repudiated in writing any provision thereof. Neither the Company nor any of its subsidiaries has received written notice of any violation or default under, and to the knowledge of the Company, neither the Company nor any of its subsidiaries is in violation or default under, any Material Contract or any other Contract to which it is a party or by which it or any of its material properties or assets is bound, except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole.

        3.13    Litigation.    As of the date of this Agreement, there is no complaint, claim, action, suit, arbitration, mediation or proceeding (each, an "Action") pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party by or before any Governmental Authority, other than any such Action that would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole. As of the date of this Agreement, there are no outstanding judgments, writs, injunctions, decrees or orders of any Governmental Authority against or binding on the Company or its subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole. There are no internal investigations that, since January 1, 2012 through the date hereof, have been conducted by or at the direction of the Company Board of Directors (or any committee thereof) concerning any financial or accounting-related misfeasance issues, other than any such investigation with respect to which the Company Board of Directors (or any committee thereof) has made a good faith determination that such issues are immaterial.

        3.14    Properties.    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date of this Agreement, the Company or one of its subsidiaries (i) has good and valid fee simple title to all real property owned by the Company or any of its subsidiaries and to all of the buildings, structures and other improvements thereon, free and clear of all Liens (other than Permitted Liens), (ii) holds all real property owned by the Company or any of its subsidiaries, or any portion thereof or interest therein, free of any outstanding options or rights of first refusal or offer to purchase or lease. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company or one of its subsidiaries is the lessee of all leasehold estates reflected on the Company's most recent unaudited balance sheet included in the Company SEC Documents or acquired after the date thereof, (ii) the Company or one of its subsidiaries has a good and valid leasehold interest in each lease of real property under which the Company or one of its subsidiaries is the lessee, free and clear of all Liens (other than Permitted Liens) and (iii) the Company has not received any written notice of termination or cancellation of or of a breach or default under any such lease.

        3.15    Intellectual Property.

        (a)   With respect to the Company Intellectual Property, (i) the Company and/or at least one of its subsidiaries own all right, title, and interest in and to such Company Intellectual Property; (ii) such Company Intellectual Property is free and clear of all Liens (other than Permitted Liens); (iii) all issued Patents and registered Trademarks included in such Company Intellectual Property are subsisting; and (iv) it is not the subject of any outstanding written injunction, decree, order or judgment, in each case, in which the Company or any of its subsidiaries is a party, that adversely restricts the use, transfer, registration or licensing thereof by the Company or any of its subsidiaries except in each case of clauses (i)-(iv) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, the Company and its subsidiaries have rights to use all Intellectual Property necessary to the conduct of the business or operations of the Company and its subsidiaries, taken as a whole, as currently conducted as of the date hereof (including the current operations with respect to marketed products and the current operations with respect to the development and marketing, if any, of product candidates under current clinical or current preclinical trial or development), except in each case where the failure to have any such rights would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; provided that the foregoing shall not constitute a representation or warranty with respect to infringement, misappropriation or other violation of the Intellectual Property of any third party.

        (b)   To the knowledge of the Company, (i) the Company Products sold or offered for sale as of the date hereof do not infringe, misappropriate or otherwise violate the Intellectual Property of any third party, and (ii) as of the date hereof, no claim of such infringement, misappropriation or other violation is pending and either served or noticed in writing, on, upon, or against the Company or any of its subsidiaries, or to the knowledge of the Company, threatened in writing against the Company or any of its subsidiaries, except in each case of clauses (i) and (ii) as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole. To the knowledge of the Company, no claim is pending and either served or noticed in writing, on, upon, or against the Company or any of its subsidiaries, or to the knowledge of the Company, threatened in writing against the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries received any written notice (i) alleging that the conduct of the business and operations of the Company and its subsidiaries, taken as a whole, as currently conducted infringes, dilutes, misappropriates, or otherwise violates the Intellectual Property of any third party in a manner that is material to the conduct of the business or operations of the Company and its subsidiaries, taken as a whole, or (ii) challenging the validity, scope, use, or registrability of any Company Intellectual Property or the ownership by the Company or its subsidiaries of such Company Intellectual Property or the right of the Company or any of its subsidiaries to use such Company Intellectual Property, except in each case of clauses (i) and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (c)   To the knowledge of the Company, (i) no person is infringing, misappropriating or otherwise violating any Company Intellectual Property and (ii) as of the date hereof, no such claims have been asserted in writing or, to the knowledge of the Company, threatened in writing against any person by the Company, except in each case of clauses (i) and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (d)   To the knowledge of the Company, as of the date hereof, (i) none of the Company Intellectual Property that consists of Patents and Trademarks is the subject of any pending litigation, reissue, interference, reexamination, post grant review inter partes review, covered business method review, derivation proceeding or opposition proceeding that has been served upon, or for which written notice has been provided to, the Company or its subsidiaries, and (ii) the Company and its subsidiaries have not received any written notice within the two (2) year period occurring immediately prior to the date hereof that any of the foregoing will hereafter be commenced, except in each case of clauses (i) and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (e)   To the knowledge of the Company, no funding, facilities or personnel of any Governmental Authority anywhere in the world were used, directly or indirectly, to develop or create in whole or in part, any material Company Intellectual Property, except for the use of any of such funding, facilities or personnel that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (f)    To the knowledge of the Company: (i) all current employees of the Company and its subsidiaries who have contributed in any material respect to the creation or development of any Company Intellectual Property have been advised of, and consented to comply with, the Company policy as set out in the Company's employee handbook, regarding the assignment to the Company or any of its subsidiaries of any Intellectual Property arising or resulting from services performed for or on behalf of the Company or its subsidiaries by such persons during or in the scope of their employment; (ii) all consultants and independent contractors of the Company or its subsidiaries who have contributed in any material respect to the creation or development of any Company Intellectual Property have entered into written agreements requiring such consultants and independent contractors either (a) to assign their rights, title and interests to such Company Intellectual Property to the Company or any of its subsidiaries, or (b) to authorize either the Company or its subsidiary to use such Company Intellectual Property in the manner intended by the Company or such subsidiary, and (iii) no current or former employee, officer, director, consultant, or independent contractor of the Company or its subsidiaries owns, or has claimed in a writing addressed to the Company or any subsidiary, any rights in any material Company Intellectual Property, except in each case of clauses (i), (ii), and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (g)   The Company and its subsidiaries have used commercially reasonable efforts to protect the secrecy and confidentiality of the Company's and its subsidiaries' material Trade Secrets that are owned by the Company or its subsidiaries, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. All current employees of the Company and its subsidiaries who are authorized to access and use the Company's and its subsidiaries' Trade Secrets that are owned by the Company or its subsidiaries have consented to comply with the Company policy regarding, or otherwise are bound with respect to, maintaining the confidentiality of such Trade Secrets of the Company and its subsidiaries and not using such Trade Secrets except as authorized by the Company or any of its subsidiaries, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (h)   The Company and its subsidiaries have used commercially reasonable efforts to comply with all applicable Laws (if any) and with their own internal policies and procedures relating to all personally identifiable information of employees and any third parties (including participants in clinical trials) that they own or control, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        3.16    Taxes.    Except as has not had, and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

        (a)   (i) The Company and each of its subsidiaries have timely filed, or have caused to be duly and timely filed (in each case, taking into account extensions validly obtained) all income Tax Returns and all other material Tax Returns required to be filed; (ii) all such Tax Returns are true, correct, and complete; (iii) all Taxes due and payable by the Company and its subsidiaries that have not been adequately reserved for in accordance with GAAP have been paid; (iv) the Company and each of its subsidiaries have complied with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes and has, within the time and in the manner prescribed by law, withheld and paid over to the proper Governmental Authority all amounts including, but not limited to, in respect of amounts paid to employees, independent contractors, stockholders, creditors, or third parties, required to be so withheld and paid over, except, in each case of clauses (i) through (iv), with respect to matters for which adequate accruals or reserves have been established, in accordance with GAAP, on the Balance Sheet; and (v) to the knowledge of the Company, no Tax authority has asserted a Tax liability in connection with an audit or other administrative or court proceeding involving Taxes of the Company or any of its subsidiaries that has not been paid or otherwise settled.

        (b)   During the two (2) year period ending on the date of this Agreement, neither the Company nor any of its subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

        (c)   To the knowledge of the Company, neither the Company nor any of its subsidiaries (i) is, or has been, a party to any Tax Sharing Agreement (other than an agreement exclusively between or among the Company and its subsidiaries or among the Company's subsidiaries) pursuant to which it will have any obligation to make any payments for Taxes after the Effective Time or (ii) has any liability for the payment of any Tax imposed on any person (other than the Company or any of its subsidiaries) under Treasury Regulations 1.1502-6 or any similar provision of state, local or foreign Law, or as a transferee or successor, by contract or otherwise.

        (d)   Neither the Company nor any of its subsidiaries participates or has participated in a "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b).

        (e)   No jurisdiction in which neither the Company nor any of its subsidiaries files Tax Returns has made a claim in writing within the last five (5) years which has not been resolved that the Company or any of its subsidiaries is or may be liable for Tax in that jurisdiction.

        (f)    To the knowledge of the Company, neither the Company nor any of its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which waiver or extension is currently effective, other than in connection with an extension of time for filing a Tax Return.

        (g)   To the knowledge of the Company, neither the Company nor any of its subsidiaries has entered into any "closing agreement" under Section 7121 of the Code, or other agreement with a Governmental Authority in respect of Taxes that remains in effect, and no request for a ruling, relief, advice, or any other item that relates to the Taxes or Tax returns of the Company or any of its subsidiaries is currently pending with any Governmental Authority, and no such ruling, relief or advice has been obtained since 2008.

        3.17    Employee Benefit Plans.

        (a)   Section 3.17(a) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of each material Company Plan (other than Foreign Plans).

        (b)   With respect to each material Company Plan (other than Foreign Plans), the Company has made available to Parent true and complete copies of (i) each Company Plan and any amendments thereto (or a written summary of all material terms if the Company Plan has not been reduced to writing), (ii) the most recent summary plan descriptions with respect to each Company Plan, to the extent applicable, (iii) any related trust or other funding vehicle, (iv) the two most recent actuarial or other valuation reports and audited financial statements, to the extent applicable and (v) the most recent determination or opinion letter received from the Internal Revenue Service with respect to each Company Plan intended to qualify under Section 401 of the Code. Each Company Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is covered by a determination or opinion letter from Internal Revenue Service upon which it can rely that it is so qualified or, if no such determination has been made, either an application for such determination is pending with the Internal Revenue Service or the time within which such determination may be sought from the Internal Revenue Service has not yet expired. To the knowledge of the Company, nothing has occurred with respect to the operation of each such Company Plan which would reasonably be expected to cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or under the Code.

        (c)   No Company Plan is a "multiemployer plan," as such term is defined in Section 3(37) of ERISA, nor is any Company Plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

        (d)   To the knowledge of the Company, no liability under Title IV, Section 302 of ERISA or Section 412 of the Code has been incurred by the Company, any of its subsidiaries or any of its or their ERISA Affiliates that has not been satisfied in full, and no condition exists that presents a risk to Parent, the Company, the Surviving Corporation, any of its or their subsidiaries or any of its or their ERISA Affiliates of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation arising in the ordinary course (which premiums have been paid when due) and other than liabilities that would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole. No tax, penalty, or other liability has been incurred by the Company or its subsidiaries in respect of the funding or lack of funding of any Company Plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code, and nor do any circumstances exist that could reasonably be expected to give rise to any such tax, penalty or liability.

        (e)   Neither the Company, any of its subsidiaries nor any of its or their ERISA Affiliates have, within the six (6) years immediately preceding the date of this Agreement, withdrawn or partially withdrawn from any "multiemployer plan," as such term is defined in Section 3(37) of ERISA. As of the date hereof, none of the Company, any of its subsidiaries, or any of its or their ERISA Affiliates have, within the past twelve (12) months, received written notice from any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA) that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise Tax, or that such plan intends to terminate or has terminated.

        (f)    Each Company Plan has been drafted, operated and administered in all material respects in accordance with its terms and the requirements of all applicable Laws, including but not limited to ERISA and the Code.

        (g)   Except to the extent required by Section 4980B of the Code or applicable state Law, at the participant's sole expense, no Company Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for current or former directors, consultants, independent contractors, employees of the Company or any of its subsidiaries in the United States for periods extending beyond the last day of the month of their retirement or other termination of service.

        (h)   Neither the execution or delivery of this Agreement nor the consummation of the Merger will, either alone or in conjunction with any other event, (i) entitle any current or former director, employee, consultant or independent contractor of the Company or any of its subsidiaries to severance pay or any other payment, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee, consultant or independent contractor, or (iii) accelerate the time of payment or vesting of compensation due any such director, employee, consultant or independent contractor. No payment or benefit paid or provided, or to be paid or provided, whether contingent or otherwise, to current or former directors, employees, consultants or independent contractors of the Company or any of its subsidiaries (including pursuant to this Agreement) will fail to be deductible for federal income Tax purposes under Section 280G of the Code. No Company Plan or other agreement with any current or former employee provides for a "gross-up"

or similar payment in respect of any Taxes that may become payable under Section 409A or Section 4999 of the Code.

        (i)    As of the date hereof, there are no pending Actions, or to the knowledge of the Company, threatened Actions, audits or investigations against any Company Plan, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of any Company Plans, or otherwise involving any Company Plan (other than routine claims for benefits) that, in each case, could reasonably be expected to result in material liability to the Company or its subsidiaries, taken as a whole.

        (j)    With respect to each Foreign Plan, (A) if required to be funded, the assets of each such Foreign Plan are sufficient under applicable local Law to provide for the payment of such benefits in full, or (B) if not required to be funded, the book reserves (determined in accordance with GAAP) are sufficient to provide for the payment of benefits, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. With respect to any Foreign Plan, the consummation of the transactions contemplated by this Agreement will not give rise to a material liability to or obligation of the Company or its subsidiaries to make any material contributions to such Foreign Plan or otherwise increase or accelerate any material liabilities under any such plan or, to the knowledge of the Company, be likely to cause the trustees of any such Foreign Plan to materially change or alter their investment policy.

        3.18    Employment Matters.

        (a)   As of the date hereof, neither the Company nor any of its subsidiaries is a party to, bound by or is negotiating any collective bargaining agreements or any other labor-related agreements with any labor union, labor organization or works council ("Collective Bargaining Agreements") in the United States, and, to the knowledge of the Company, no employees of the Company or any of its subsidiaries are represented by any labor union, labor organization or works council in the United States in connection with their employment with the Company or any subsidiary other than the labor unions, labor organizations or works councils that are party to a Collective Bargaining Agreement.

        (b)   Except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole, as of the date hereof, (i) to the knowledge of the Company, there are no labor representation proceedings or petitions seeking a labor representation proceeding presently pending before the National Labor Relations Board or any other labor relations tribunal or any other Governmental Authority, (ii) to the knowledge of the Company, since January 1, 2012, there have been no organizational campaigns or petitions by any labor union, workers' council or labor organization seeking recognition of a collective bargaining unit with respect to, or otherwise attempting to represent for collective bargaining purposes, any of the employees of the Company or any of its subsidiaries or compel the Company or any of its subsidiaries to bargain with any such labor union, works council or labor organization, (iii) there are no organized labor strikes, slowdowns, walkouts, work stoppages or other labor-related controversies pending or, to the knowledge of the Company threatened against the Company or any of its subsidiaries; and neither the Company nor any of its subsidiaries has experienced any such organized labor strike, slowdown, walkout, work stoppage or other labor-related controversy since January 1, 2012 and (iv) there is no pending charge or complaint against the Company or any of its subsidiaries by the National Labor Relations Board or any comparable Governmental Authority.

        3.19    Environmental Matters.

        (a)   To the knowledge of the Company, as of the date hereof, there is no pending or threatened Environmental Claim or Environmental Liability regarding the Company or any of its subsidiaries or any property currently or formerly owned, operated or leased by the Company or its subsidiaries that could reasonably be expected to result in the future expenditure by the Company or any subsidiary of more than $100 million in order to satisfy or resolve.

        (b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

          (i)  with respect to real property that is currently owned, leased or operated by the Company and its subsidiaries, and to the knowledge of the Company, with respect to real property that was formerly owned, leased or operated by the Company or any of its subsidiaries (or any predecessor in interest), there have been no releases, spills or discharges of Hazardous Materials at or from any of such real properties that has caused environmental contamination at any location that is reasonably likely to result in an obligation of the Company or any subsidiary to investigate or remediate such environmental contamination pursuant to applicable Environmental Law or contractual agreement or otherwise result in any Environmental Claim or Environmental Liability;

         (ii)  to the knowledge of the Company, neither the Company nor any subsidiary of the Company has expressly agreed to assume or undertake responsibility for any liability or obligation of any other person arising under or relating to Environmental Laws, excluding (i) customary provisions in real property leases or in credit agreements or (ii) the assumption of any such liability as a result of the transfer of assets and liabilities to the Company by Abbott Laboratories; and

        (iii)  to the knowledge of the Company, there are no other activities, conditions or circumstances that would be reasonably likely to result in any material Environmental Claim or Environmental Liability.

        (c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the knowledge of the Company, the Company and each of its subsidiaries are, and for the past five (5) years have been, in compliance with all Environmental Laws (which compliance includes, but is not limited to, possession of all Permits required under applicable Environmental Laws, and compliance with the terms and conditions thereof).

        3.20    Regulatory Matters.

        (a)   Except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole, to the knowledge of the Company, each of the Company and its subsidiaries (or their respective agents) has all licenses, permits, franchises, variances, registrations, exemptions, orders and other governmental authorizations, consents, approvals and clearances, and has submitted notices to, all Governmental Authorities that are concerned with the quality, identity, strength, purity, safety, efficacy, use, manufacturing, advertising, distribution and sale of the Company Products (any such Governmental Authority, a "Company Regulatory Agency"), including, but not limited to, all authorizations and registrations under the Federal Food, Drug and Cosmetic Act of 1938, as amended (the "FDCA"), the Public Health Service Act of 1944, as amended (the "PHSA"), and the regulations of the United States Food and Drug Administration (the "FDA") promulgated thereunder, the Federal Controlled Substances Act of 1970 and the regulations of the U.S. Drug Enforcement Administration (the "DEA") promulgated thereunder and all state controlled substance Laws and regulations, in each case to the extent necessary for the Company or any such subsidiary to own, lease and operate its properties or other assets and to carry on and operate its respective businesses as currently conducted (the "Company Permits"). Except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole, all such Company Permits are valid and in full force and effect. Since

January 1, 2012, there has occurred no violation by the Company or its subsidiaries of, default (with or without notice or lapse of time or both) by the Company or its subsidiaries under, or, to the knowledge of the Company, event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Company Permit, except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole. Except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries are in compliance with the terms of all Company Permits and the consummation of the Merger, in and of itself, will not cause the revocation or cancellation of any Company Permit pursuant to the terms of any such Company Permit.

        (b)   Since January 1, 2012, except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole, all of the Company Products that are subject to the jurisdiction of the FDA, DEA or any other Company Regulatory Agency are being manufactured, imported, exported, processed, developed, labeled, stored, tested, marketed, advertised, promoted, detailed and distributed by or, to the knowledge of the Company, on behalf of the Company or its subsidiaries in compliance with all applicable requirements under any Company Permit or Laws administered or enforced by the FDA, DEA or other Company Regulatory Agency, including those relating to investigational use, premarket approval and applications or abbreviated applications to market a new Company Product.

        (c)   Since January 1, 2012, all preclinical studies and clinical trials, and other studies and tests conducted by or, to the knowledge of the Company, on behalf of the Company or any of its subsidiaries have been, and if still pending are being, conducted in compliance with all applicable Laws, including, but not limited to, the FDCA and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58, 312 and 812, except for such noncompliance as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole. Since January 1, 2012, except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole, no clinical trial conducted by or, to the knowledge of the Company, on behalf of the Company or any of its subsidiaries has been terminated or suspended prior to completion for safety or other non-business reasons, and neither the FDA nor any other applicable Company Regulatory Agency, clinical investigator that has participated or is participating in, or institutional review board that has or has had jurisdiction over, a clinical trial conducted by or, to the knowledge of the Company, on behalf of the Company or any of its subsidiaries has commenced, or, to the knowledge of the Company, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, delay or suspend, any ongoing clinical investigation conducted by or, to the knowledge of the Company, on behalf of the Company or any of its subsidiaries.

        (d)   Since January 1, 2012 through the date hereof, neither the Company nor any of its subsidiaries has received any FDA "warning letters" with respect to the Company Products or any of the Company's manufacturing or distribution processes or procedures.

        (e)   As of the date hereof, none of the Company or any of its subsidiaries, nor to the knowledge of the Company any contract manufacturer with respect to the Company Products, is subject to an unresolved Company Regulatory Agency shutdown or import or export prohibition, FDA Form 483 or other Company Regulatory Agency written notice of material inspectional observations, "warning letters," "untitled letters" or written requests to make material changes, in each case as it applies to the Company Products or any of the Company's manufacturing or distribution processes or procedures, except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole.

        (f)    The current manufacturing operations conducted by or, to the knowledge of the Company, on behalf of the Company or any of its subsidiaries is conducted in compliance with applicable Laws, including the provisions of the FDA's current good manufacturing practice regulations at 21 C.F.R. Parts 210-211 and 820 for Company Products sold in the United States, and the respective counterparts thereof promulgated by Company Regulatory Agencies in countries outside the United States, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole. As of the date hereof, there are no pending or, to the knowledge of the Company, threatened actions or proceedings by the FDA, DEA or any applicable foreign equivalent which would reasonably be expected to prohibit or materially impede the sale of any Company Product currently manufactured and/or sold by the Company or any of its subsidiaries into any market except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole.

        (g)   Since January 1, 2012, to the knowledge of the Company, neither the Company, nor any of its subsidiaries, has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA or any other Company Regulatory Agency to invoke its policy with respect to "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", or similar policies, set forth in any applicable Laws, except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole. Since January 1, 2012, none of the Company, its subsidiaries or, to the knowledge of the Company, any of their respective officers or key employees has been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment under 21 U.S.C. Section 335a or any similar applicable Law except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole. As of the date hereof, no Actions against the Company, its subsidiaries, or, to the knowledge of the Company, any of their respective officers or key employees that would reasonably be expected to result in such a material debarment are pending, and as of the date hereof the Company has not received written notice that any such Actions are threatened except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole.

        (h)   To the knowledge of the Company, each of the Company and its subsidiaries, and each of their respective directors, officers, employees and authorized agents (while acting in such capacity) is, and since January 1, 2012 has been, in compliance with all Health Care Laws applicable to the Company or any of its subsidiaries, including, to the extent applicable, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), the exclusion Laws (42 U.S.C. § 1320a-7), the Food Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Controlled Substances Act (21 U.S.C. §§ 801 et seq), the Medicare Program (Title XVIII of the Social Security Act), the Medicaid Program (Title XIX of the Social Security Act), the regulations promulgated pursuant to such Laws, requirements of the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8) and any state supplemental rebate program, requirements of Medicare average sales price reporting (42 U.S.C. § 1395w-3a), the Public Health Service Act (42 U.S.C. § 256b), the VA Federal Supply Schedule (38 U.S.C. § 8126), state pharmaceutical assistance programs and regulations under such Laws (collectively, "Health Care Laws"), except for non-compliance that would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole. Since January 1, 2012 through the date hereof, except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole, none of the Company or any of its subsidiaries has received any written notification, written correspondence or any other written communication from any Governmental Authority, including, without limitation, the FDA, the DEA, the Centers for Medicare and Medicaid Services, and the Department of Health and Human Services Office of Inspector General, specifically alleging non-compliance by, or liability of, the Company or any of its subsidiaries under any Health Care Laws.

        (i)    As of the date hereof, none of the Company or any of its subsidiaries is a party to any material corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or other similar written agreements, in each case, entered into with or imposed by any Company Regulatory Agency, other than any such agreement, decree or order that has been previously disclosed in any filing with a Company Regulatory Agency.

        (j)    As of the date hereof, neither the Company nor any of its subsidiaries has received any written notice from the FDA, DEA or any other Governmental Authority that it has commenced, or threatened to initiate, any action to withdraw approval, place sales, pricing or marketing restrictions on or request the recall of any Company Product, or that it has commenced, or threatened to initiate, any action to enjoin or place restrictions on the production of any Company Products except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole.

        (k)   As to the Company Products for which a biological license application, new drug application, abbreviated new drug application, investigational new drug application, 510(k) clearance, premarket approval application, investigational device exemption, or similar state or foreign regulatory application has been approved, the Company and its subsidiaries are in compliance with 21 U.S.C. §§ 355, 360, 360e, Section 351 of the PHSA or 21 C.F.R. Parts 312, 314, 600, 601, 812 or 814 et seq., respectively, and all applicable similar state and foreign regulatory requirements of any Governmental Authority, and all terms and conditions of such licenses or applications, except for any such failure or failures to be in compliance that would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole. As to each drug for which the Company has sales, the Company and any relevant subsidiary of the Company, and the officers, employees or agents of the Company and any subsidiary of the Company, have included in the application for such drug, where required, the certification described in 21 U.S.C. § 335a(k)(1) and the list described in 21 U.S.C. § 335a(k)(2) and each such certification and list was true and complete when made except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole. In addition, the Company and each of its subsidiaries is in compliance with all applicable registration and listing requirements set forth in 21 U.S.C. § 360 and 21 C.F.R. Parts 207 and 807, except for failures to so comply that have not had, and would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole.

        3.21    Insurance.

        (a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each insurance policy under which the Company or any of its subsidiaries is an insured or otherwise the principal beneficiary of coverage (collectively, the "Insurance Policies") is in full force and effect and all related premiums have been paid to date.

        (b)   The Company and its subsidiaries are in compliance with the terms and conditions of the Insurance Policies, except for any non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (c)   Except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole, neither the Company nor any of its subsidiaries is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice under any such policy) under any Insurance Policy, and, to the knowledge of the Company, no event has occurred which, with notice or lapse of time, would constitute such breach or default, or permit termination or modification, under such policy.

        3.22    Foreign Corrupt Practices; International Trade Practices.     Except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole, as of the date hereof, to the knowledge of the Company, neither the Company or its subsidiaries, nor any of their respective directors, officers, employees, agents, joint venture partners, vendors or representatives has directly or indirectly offered or paid anything of value (to be broadly construed to include monetary payments such as fees or commissions, as well as nonmonetary benefits such as employment opportunities, gifts, travel, or entertainment) to a Foreign Official or any other person for the purpose of obtaining or retaining business or securing an improper advantage, and, has not accepted such a payment. Except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries have maintained accurate books and records and established sufficient internal controls and procedures to ensure compliance, to the extent applicable, with the Foreign Corrupt Practices Act, the U.K. Bribery Act and other applicable anti-corruption laws.

        3.23    Global Trade Controls.     To the knowledge of the Company, as of the date hereof, the Company and each of its subsidiaries, as well as their respective directors, officers and employees are in compliance with all Global Trade Control Laws, except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole. To the knowledge of the Company, as of the date hereof, neither the Company, nor any of the Company's subsidiaries, nor any of their respective directors, officers or employees is, or in the last five (5) years was a Restricted Party, except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole. To the knowledge of the Company, the Company is not, and in the last five (5) years has not directly or indirectly engaged in any business with, or used, directly or indirectly, any corporate funds to contribute to or finance the activities of, any Restricted Party or in any Restricted Country, except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole. To the knowledge of the Company, as of the date hereof, no investigation, review, audit, or inquiry by any Governmental Authority with respect Global Trade Control Laws is pending or threatened, except as would not, individually or in the aggregate, reasonably be expected to be materially adverse to the Company and its subsidiaries, taken as a whole.

        3.24    Brokers and Finder's Fees.     Except for Morgan Stanley & Co. LLC (the "Company Financial Advisor"), no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's or financial advisor's fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any of its subsidiaries. On or prior to the date hereof, the Company has provided Parent with an unredacted copy of the engagement letter between the Company and the Company Financial Advisor, pursuant to which the Company Financial Advisor would be entitled to any payment relating to the Merger and any other transactions contemplated by this Agreement.

        3.25    Opinion of Financial Advisor.     The Company Financial Advisor has delivered to the Company Board of Directors its opinion, dated on or about the date hereof, to the effect that, as of such date and based upon and subject to the factors, qualifications, assumptions, limitations and other matters set forth therein, the Per Share Price to be received by holders of shares of Company Common Stock (other than certain excluded shares of Company Common Stock as set forth therein) in the Merger is fair, from a financial point of view, to such holders. The opinion of the Company Financial Advisor has not been withdrawn, revoked or modified as of the date hereof. The Company has been authorized by the Company Financial Advisor to permit the inclusion of such opinion in its entirety and a discussion of the Company Financial Advisor's analysis in preparing such opinion in the Proxy Statement, subject to the Company Financial Advisor's satisfaction with such disclosure.

        3.26    Antitakeover Statutes.     The approval of the Company Board of Directors of this Agreement and the transactions contemplated hereby represents all the actions necessary to render inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement the restrictions on "business combinations" set forth in Section 203 of the DGCL, to the extent such restrictions would otherwise be applicable to this Agreement, the Merger and the other transactions contemplated by this Agreement. Assuming the representations and warranties of Parent and Sub set forth in Section 4.8 are true and correct, to the knowledge of the Company, no other state takeover statute or similar statute or regulation in the United States (collectively with Section 203 of the DGCL, "Takeover Laws") will prohibit the execution, delivery or performance of or compliance with this Agreement, the Merger or the other transactions contemplated hereby.

        3.27    No Other Representations or Warranties.     Except for the representations and warranties contained in this Section 3, neither the Company nor any other person on behalf of the Company makes any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Sub prior to the date hereof in connection with the transactions contemplated hereby, including the accuracy, completeness or timeliness thereof.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

        Simultaneously with the execution of this Agreement, Parent and Sub jointly and severally represent and warrant to the Company as follows:

        4.1    Organization, Standing and Corporate Power.

        (a)   Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as currently being conducted, except where the failure to be so duly organized, validly existing or in good standing or to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        (b)   Each of Parent and Sub is duly licensed or qualified to do business and is in good standing (or equivalent status, to the extent such concept exists) in each jurisdiction in which the nature of the business currently conducted by it or the character or location of the properties and assets currently owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing (or equivalent status) would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        4.2    Corporate Authorization.     Each of Parent and Sub has all necessary corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which each is a party and to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Sub, and the consummation by Parent and Sub of the transactions contemplated hereby, have been duly authorized and adopted by their respective Boards of Directors, and will be approved by Parent as the stockholder of Sub immediately following the execution and delivery of this Agreement. Except for filing the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate action on the part of Parent and Sub is necessary to authorize the execution, delivery and performance by Parent and Sub of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Sub and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of each of Parent and

Sub, enforceable against each of them in accordance with its terms (subject to the Bankruptcy and Equity Exception).

        4.3    Governmental Authorization.     Except for (a) filings required under, and compliance with other applicable requirements of, (i) the Exchange Act, and any other applicable federal securities Laws (ii) state securities or "blue sky" Laws and (iii) the rules and regulations of the New York Stock Exchange (the "NYSE"), (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (c) filings or notifications required under, and compliance with other applicable requirements of, the HSR Act or any other Antitrust Laws, no consents or approvals of, or filings with, any Governmental Authority are necessary for the execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby, other than such other consents, approvals or filings that, if not obtained, made or given would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        4.4    No Conflict.     Neither the execution and delivery of this Agreement by Parent or Sub, nor the consummation by Parent or Sub of the transactions contemplated hereby, nor compliance by Parent or Sub with any of the provisions of this Agreement, will (a) conflict with or violate the charter or by-laws of Parent or Sub, (b) assuming that the consents, approvals and filings referred to in Section 4.3 are obtained and made, any applicable waiting periods referred to therein have expired and any condition precedent to such consent has been satisfied, violate any Restraint or Law applicable to Parent or any of its subsidiaries (including Sub) or any of their respective properties or assets, or (c) result in a breach or violation of, result in the loss of any benefit to which Parent or any of its subsidiaries (including Sub) is entitled under, conflict with any provision of, or constitute a default (or an event which, with the notice or lapse of time, or both, would constitute a default) under, result in the termination of or give rise to a right of termination or cancellation under, cause any payment or accelerate the performance required by, or result in the creation of any Lien upon the respective properties or assets of, Parent or any of its subsidiaries under, any of the terms, conditions or provisions of any Contract to which Parent or any of its subsidiaries is a party, or by which they and any of their respective properties or assets may be bound or affected, except in the case of clauses (b) and (c) for such violations, breaches, losses, conflicts, defaults, terminations, accelerations or Liens as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        4.5    Capitalization of Sub; Ownership and Operations of Sub.     As of the date of this Agreement, the authorized share capital of Sub consists of 1,000 shares of Sub Common Stock, 1,000 shares of which are validly issued and outstanding. Parent owns, and at the Effective Time will own, beneficially and of record, all of the outstanding capital stock of Sub directly or, solely to the extent assignment is made in compliance with Section 9.5(a), indirectly. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and as of the date hereof, has engaged in no other business activities, has not incurred any material obligations or liabilities of any nature except pursuant to this Agreement and has conducted its operations only as contemplated by this Agreement. As of the date hereof, Sub has outstanding no option, warrant, right or any other agreement pursuant to which any person other than Parent may acquire any equity security of Sub.

        4.6    Information Supplied.    None of the information supplied by Parent or Sub to the Company specifically for inclusion in the Proxy Statement, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        4.7    Sufficient Funds.     Parent currently has, and at Closing will have, sufficient available funds to consummate the Merger on the terms and conditions set forth herein, including without limitation to pay the Merger Consideration and other amounts payable by Parent hereunder in full in accordance with the terms and conditions of this Agreement. Parent's and Sub's obligations hereunder are not subject to any conditions regarding Parent's, Sub's or any other person's ability to obtain financing for the Merger and the other transactions contemplated by this Agreement.

        4.8    Stock Ownership.     Neither Parent nor any of its subsidiaries or controlled affiliates is, nor at any time for the past three years has been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL. Parent and its subsidiaries collectively own, directly or indirectly, less than 2.5% of the outstanding shares of Company Common Stock or other securities convertible into, exchangeable into or exercisable for shares of Company Common Stock.

        4.9    Litigation.    As of the date of this Agreement, there is no Action pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries by or before any Governmental Authority, other than any such Action that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. As of the date of this Agreement, there are no outstanding judgments, writs, injunctions, decrees or orders of any Governmental Authority against or binding on Parent or any of its subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        4.10    Acknowledgment of Disclaimer of Other Representations and Warranties.     Each of Parent and Sub acknowledges that, except for the representations and warranties contained in Section 3 of this Agreement, none of the Company or any of its affiliates or Representatives or any other person makes or shall be deemed to make (and Parent and Sub are not relying on) any representation or warranty, express or implied, to Parent or Sub in connection with the transactions contemplated by this Agreement.

SECTION 5

COVENANTS AND AGREEMENTS

        5.1    Conduct of Business.

        (a)   The Company covenants and agrees as to itself and its subsidiaries that, from the date of this Agreement until the earlier of the Effective Time and termination of this Agreement in accordance with Section 8.1, except (i) as required or specifically permitted by this Agreement (or as set forth in Section 5.1(a) of the Company Disclosure Letter), (ii) as required by applicable Law or (iii) with Parent's consent in writing, which consent will not be unreasonably withheld, delayed or conditioned, the business of the Company and its subsidiaries shall be conducted in the ordinary course consistent with past practice and, to the extent consistent therewith, the Company and its subsidiaries shall use their respective reasonable best efforts to preserve the Company's assets, keep its business organization intact and maintain its advantageous relations with customers, suppliers, distributors, regulators and others having significant business dealings with them.

        (b)    Negative Covenants Pending Closing.     Except (x) as required or specifically permitted by this Agreement (or as set forth in Section 5.1(b) of the Company Disclosure Letter) or (y) as required by applicable Law, from the date of this Agreement until the earlier of the Effective Time and termination of this Agreement in accordance with Section 8.1, unless Parent otherwise consents in writing, which consent will not be unreasonably withheld, delayed or conditioned, the Company shall not, and shall not permit any of its subsidiaries to:

          (i)  amend the Company Charter Documents or other similar organizational documents of any of its material subsidiaries;

         (ii)  (A) issue, deliver, sell, grant, dispose of, pledge or otherwise encumber any shares of capital stock of any class or any other Equity Interest of the Company or any of its subsidiaries (the "Company Securities"), or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any Company Securities, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any Company Securities, provided that the Company may issue shares of Company Common Stock solely upon the exercise or settlement of Company Options, Company Performance Share Awards and Company Restricted Stock Units that are outstanding on the date of this Agreement in accordance with their terms as of the date of this Agreement; (B) redeem, purchase or otherwise acquire any outstanding Company Securities, or any rights, warrants, options, calls, commitments, convertible securities or any other agreements of any character to acquire any Company Securities, except in connection with the exercise or settlement of Company Options, Company Performance Share Awards and Company Restricted Stock Units that are outstanding on the date of this Agreement and in accordance with their terms as of the date of this Agreement and consistent with past practice; (C) adjust, split, combine, subdivide or reclassify any Company Securities; or (D) except as required by the terms of this Agreement (or by the terms of the Company Equity Plan or an applicable award agreement under the Company Equity Plan, each as in effect on the date of this Agreement), accelerate the vesting of any outstanding Company Option, Company Performance Share Award, Company Restricted Stock Unit or Company Restricted Share;

        (iii)  directly or indirectly acquire from a third party (including by merger, consolidation, or purchase of Equity Interests of) any firm, corporation, partnership, company, limited liability company, trust, joint venture, association or other entity or division thereof or, other than as may be included in the capital expenditure budgets described in Section 5.1(b)(xii), the purchase directly or indirectly of any properties or assets (other than purchases of supplies and inventory in the ordinary course of business consistent with past practice), if (1) the aggregate amount of all consideration to be paid or transferred by the Company and the Company's subsidiaries in connection with such transaction (including the assumption of Indebtedness for borrowed money) exceeds $1 million individually and (2) the total of all consideration to be paid or transferred by the Company and the Company's subsidiaries in such transactions (including the assumption of Indebtedness for borrowed money) described in clause (1) would exceed $25 million in the aggregate;

        (iv)  sell, dispose of, transfer or license any properties, rights or assets (including securities of the Company's subsidiaries, and the Company Intellectual Property) that are material to the Company and its subsidiaries, taken as a whole, except (A) sales of inventory in the ordinary course of business consistent with past practices, (B) non-exclusive licenses of Intellectual Property in connection with the sale of products or services in the ordinary course of business consistent with past practice, (C) transfers among the Company and its wholly owned subsidiaries or (D) dispositions of obsolete or unsalable inventory or equipment;

         (v)  create or subject to any Lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction) (other than a Permitted Lien) any properties, rights or assets (including securities of the Company's subsidiaries, and the Company Intellectual Property) that are material to the Company and its subsidiaries, taken as a whole;

        (vi)  incur, create, assume or otherwise become liable for any Indebtedness for borrowed money (including the issuance of any debt security and the assumption or guarantee of obligations of any person, but excluding any capital leases) (or enter into a "keep well" or similar agreement), or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its subsidiaries, in amounts in excess of $10 million in the aggregate, other than (A) through borrowings (including letters of credit) under the Company's existing Credit Facility, (B) pursuant to inter-company arrangements among or between the Company and one or more of its subsidiaries or among or between subsidiaries of the Company or (C) any Indebtedness to the extent repaid prior to Closing;

       (vii)  declare, set aside, make or pay any dividend or other distribution, whether payable in cash, stock, property or otherwise, in respect of the Company Common Stock, Company Preferred Stock or Equity Interests of any non-wholly owned subsidiary of the Company;

      (viii)  (A) increase in any respect the compensation of any of its directors, officers, employees or independent contractors or consultants, other than as required pursuant to applicable Law or the terms of Collective Bargaining Agreements as in effect on the date of this Agreement or in the ordinary course of business consistent with past practice; (B) grant any severance or termination benefits to any director, officer, employee, independent contractor or consultant of the Company or any of its subsidiaries, except as required under the terms of any Company Plan or Collective Bargaining Agreement, as each is in effect on the date of this Agreement or as required by applicable Law or except in the ordinary course of business consistent with past practice; (C) make any new equity or equity-based awards to any director, officer, employee, independent contractor or consultant of the Company or any of its subsidiaries other than pursuant to Company obligations in effect as of the date hereof and listed on Section 5.1(b)(viii) of the Company Disclosure Letter; (D) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment of, compensation or benefits under any Company Equity Plan or Company Plan to the extent not required by the terms of such Company Equity Plan or Company Plan as in effect on the date of this Agreement; (E) except as would not result in an incremental cost or expense to the Company, enter into, negotiate, establish, amend or terminate any Company Plan or any employment, retention or change in control agreement, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity (or equity-based), pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, arrangement that would have been a Company Plan if it were in existence on the date hereof other than as required by applicable Law or except in the ordinary course of business consistent with past practice (except that such ordinary course carve-out shall not apply to retention or change in control agreements, stock option or other equity (or equity-based) plans, policies, agreements or arrangements or any modifications to applicable targets or target awards under any bonus or incentive plans, agreements or arrangements); (F) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, other than as required pursuant to terms of any Company Plan or as may be required by applicable Law; or (G) enter into, establish or terminate any Collective Bargaining Agreement, other than as required by applicable Law, or negotiate or amend any Collective Bargaining Agreement other than as required by applicable Law or in the ordinary course of business consistent with past practice;

        (ix)  make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by GAAP (or any interpretation thereof), applicable Law or regulatory or quasi-regulatory (including the Financial Accounting Standards Board or any similar organization) guidelines;

         (x)  release, compromise, assign or settle any suit, action, claim, proceeding, investigation or litigation (including without limitation any suit, action, claim, proceeding, investigation or litigation relating to this Agreement or the Merger and the other transactions contemplated hereby) other than releases, assignments, compromises and settlements in the ordinary course of business consistent with past practice that involve the payment of monetary damages (not covered by insurance) not in excess of $25,000,000 in the aggregate and do not (A) restrict in any material respect the ongoing operations of the Company and its subsidiaries or, after the Effective Time, the Surviving Corporation or Parent and their respective subsidiaries, or (B) include the admission of wrongdoing by the Company or any of its subsidiaries;

        (xi)  except in the ordinary course of business consistent with past practice (A) make, change or revoke any Tax election or adopt or change any method of Tax accounting, (B) enter into any "closing agreement" as described in Section 7121 of the Code (or any comparable or similar provisions of applicable Law), settle or compromise any liability with respect to Taxes or surrender any claim for a refund of Taxes, (C) file any amended Tax Return, or (D) consent to any extension or waiver of the limitations period applicable to any claim or assessment with respect of Taxes, in each case, to the extent such action could materially affect Parent, the Company, or any of their subsidiaries in a taxable period (or portion thereof) ending after the Closing;

       (xii)  make or commit to any material capital expenditures on an annual basis which have an aggregate value in excess of 110% of the aggregate budgeted amount reflected in the capital expenditure budgets provided to Parent by the Company prior to the date hereof;

      (xiii)  (A) enter into any Contract that would be a Material Contract or terminate any Material Contract, (B) enter into, materially modify or materially amend, waive any material rights under or renew for a period longer than six months, any Contract for the distribution of Company Products in any market outside of the United States pursuant to which the Company or any of its subsidiaries has received, or would reasonably expect to receive, payments in excess of $500,000 annually, (C) terminate any Material Contract other than in the ordinary course of business consistent with past practice, (D) materially modify, amend, waive any right under or renew or extend any Material Contract (other than renewals or extensions that, by their terms, renew or extend for periods of one year or less), or (E) enter into or extend the term or scope of any Contract that purports to restrict the Company, or any of its subsidiaries, from engaging or competing in any line of business or in any geographic area in any material respect; provided, however, that clauses (A) and (D), this Section 5.2(b)(xiii) shall not restrict the Company or any of subsidiaries from entering into, modifying, waiving or amending any Contract in the ordinary course of business consistent with past practice and that is: (1) a Contract for the sale of Company Products, including Contracts with group purchasing organizations and wholesalers, (2) a supply or procurement Contract with respect to any raw materials, active pharmaceutical ingredients or other goods or services purchased by the Company or its subsidiaries in the ordinary course of business, or (3) a Contract that has a term of one year or less or that may be terminated by the Company or such subsidiary on written notice of one year or less without incurring any material cost or penalty;

      (xiv)  enter into any material joint venture, license, alliance, joint promotion, co-marketing or development agreement or arrangement with any other person, including with respect to any products or products in development with any other person;

       (xv)  intentionally fail to pay any required filing, prosecution, maintenance, or other fees, or otherwise intentionally fail to make any document filings or payments required to maintain any material Company Intellectual Property in full force and effect or to diligently prosecute applications for registration of material Company Intellectual Property;

      (xvi)  (1) except for any such programs already announced or in progress as of the date hereof and disclosed in reasonable detail to Parent, implement or effect or (2) announce, any reduction in force, lay-off, early retirement program, severance program or other similar program concerning the termination of employment of employees of the Company or any of its subsidiaries, in each case, except in the ordinary course of business and consistent with past practice;

     (xvii)  make any material investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or material loan (other than (i) travel and similar advances to its employees in the ordinary course of business consistent with past practice and (ii) deferred purchase price of property or services, including trade payables and obligations extended in the ordinary course of business) to any person other than a direct or indirect wholly owned subsidiary of the Company in the ordinary course of business and consistent with the Company's past practice;

    (xviii)  (A) terminate any officer of the Company with the title of Corporate Vice President or higher or (B) hire or offer employment to any individual as a director, officer, employee, independent contractor or consultant of the Company or any of its subsidiaries with total annual base compensation in excess of $250,000;

      (xix)  enter into, amend or cancel any material Insurance Policies other than in ordinary course of business;

        (xx)  merge or consolidate the Company or any of its subsidiaries with any person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

      (xxi)  (A) enter into, amend or terminate any interest rate, currency, commodity, equity, credit or other derivative or any other Specified Transaction (as defined in the 2002 ISDA Master Agreement) (a "Hedging Transaction") other than in the ordinary course of business; or (B) amend, terminate or unwind any Hedging Transaction prior to its maturity, or take such other action that would have a similar effect, to the extent that all such actions would result in a gain or loss to the Company or any of its subsidiaries that exceeds $5,000,000, in the aggregate;

     (xxii)  agree or commit to the FDA, United States Department of Justice or European Medicines Agency to take, or refrain from taking, any action regarding any of the Company Products or the Company facilities, if such action or inaction would, individually or in combination with other such agreements or commitments, reasonably be expected to be materially adverse to the Company and its subsidiaries taken as a whole; provided, however, that this Section 5.1(b)(xxii) shall not prohibit the Company from agreeing or committing to take any action of the type set forth on Section 5.1(b)(xxii) of the Company Disclosure Letter so long as the Company provides Parent with prompt written notice of such agreement or commitment if the agreed or committed act is or would reasonably be expected to be material to the Company and its subsidiaries as a whole;

    (xxiii)  make voluntary contributions to pension plans of the Company or any of its subsidiaries except as required by Law;

     (xxiv)  take any action prohibited by Section 5.1(b)(xxiv) of the Company Disclosure Letter; or

      (xxv)  enter into any agreement in writing or otherwise commit to take any of the foregoing actions.

        5.2    No Solicitation.

        (a)   The Company has ceased, and has instructed its officers, directors, employees, investment bankers, attorneys, accountants or other advisors, agents or representatives that have been involved in the negotiation of the transactions contemplated hereby or any proposal received since January 1, 2014 that would have constituted an Acquisition Proposal if received following the date hereof (collectively, "Representatives") to cease, and caused to be terminated all existing discussions, negotiations and communications with any persons or entities with respect to any offer or proposal or potential offer or proposal relating to any transaction or proposed transaction or series of related transactions, other than the transactions contemplated hereby, involving any Acquisition Proposal. Except as provided in Section 5.2(b) or 5.2(c) below, from the date of this Agreement until the earlier of termination of this Agreement or the Effective Time, the Company shall not and shall not authorize its Representatives (and shall use its reasonable best efforts not to permit its Representatives), to directly or indirectly through another person, (i) initiate, solicit or knowingly encourage (including by way of furnishing any non-public information relating to the Company or any of its subsidiaries), or knowingly induce or knowingly take any other action which is intended to lead to the making, submission or announcement of any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, (iii) engage in negotiations or discussions with, or provide any information or data to, any person

(other than Parent or any of its affiliates or representatives) relating to any Acquisition Proposal, (iv) approve, endorse or recommend an Acquisition Proposal or any letter of intent, memorandum of understanding or other Contract contemplating an Acquisition Proposal or (v) resolve to do any of the foregoing. The Company shall, within 24 hours of the date hereof, terminate access by any third party to any data room (virtual or actual) containing any of the Company's confidential information. Within two (2) business days from the date hereof, the Company shall request the return or destruction of all confidential, non-public information provided to third parties prior to the date hereof that have, since January 1, 2014, entered into confidentiality agreements relating to a possible Acquisition Proposal with the Company or any of its subsidiaries. Notwithstanding the foregoing, nothing contained in this Section 5.2(a) or in Section 6.4 or any other provision hereof shall prohibit the Company or the Company Board of Directors from (A) taking and disclosing to the Company's stockholders its position with respect to any tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or from issuing a "stop, look and listen" statement pending disclosure of its position thereunder or (B) making any disclosure to its stockholders if the Company Board of Directors determines in good faith that the failure to make such disclosure would be inconsistent with the Company Board of Directors' fiduciary duties to the Company's stockholders under applicable Law; provided, however, that (1) in no event shall this Section 5.2(a) affect the obligations specified in Section 5.2(b) or 5.2(c) and (2) any such disclosure (other than issuance by the Company of a "stop, look and listen" or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) that addresses or relates to the approval, recommendation or declaration of advisability by the Company Board of Directors with respect to this Agreement or an Acquisition Proposal shall be deemed to be an Adverse Recommendation Change unless the Company Board of Directors in connection with such communication publicly states that its recommendation with respect to this Agreement has not changed or refers to the prior recommendation of the Company Board of Directors, without disclosing any Adverse Recommendation Change.

        (b)   Notwithstanding the foregoing, prior to the date on which the Company has received Company Stockholder Approval, if the Company receives a written Acquisition Proposal with respect to the Company from a third party and the receipt of such Acquisition Proposal was not initiated, solicited, knowingly encouraged or knowingly induced in violation of Section 5.2(a), then the Company may furnish information concerning its business, properties or assets to any person pursuant to a confidentiality agreement with terms relating to the confidential information of the Company no less favorable, in the aggregate, to the Company than those contained in the Confidentiality Agreement and may negotiate and participate in discussions and negotiations with such person concerning an Acquisition Proposal if the Company Board of Directors determines in good faith by resolution duly adopted that such Acquisition Proposal constitutes or is reasonably likely to constitute a Superior Proposal. The Company shall promptly (and in any case within 24 hours and prior to furnishing information concerning the Company to such third party) (i) provide Parent notice (A) of the receipt of any Acquisition Proposal and (B) of any inquiries, proposals or offers received by, or any discussions or negotiations sought to be initiated or continued with, the Company or its Representatives concerning an Acquisition Proposal or that could reasonably be expected to lead to an Acquisition Proposal and disclose the identity of the other party and the material terms of such inquiry, offer, proposal or request and, in the case of written materials, provide copies of such materials and (ii) provide Parent with copies of all written information concerning the Company provided by the Company to such party to the extent not previously provided or made available to Parent. The Company will keep Parent reasonably informed on a reasonably prompt basis (and, in any case within 24 hours of any material development) of the status and details (including material amendments and material proposed amendments) of any such Superior Proposal or other inquiry, offer, proposal or request. The Company shall promptly (and in any case within 24 hours), following a determination by the Company Board of Directors that an Acquisition Proposal is a Superior Proposal, notify Parent of such determination.

        (c)   Except as permitted by this Section 5.2(c), neither the Company Board of Directors nor any committee thereof shall (i) withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to Parent or Sub, the approval or recommendation by the Company Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend or publicly propose to approve or recommend any Acquisition Proposal or (iii) enter into any agreement (other than a confidentiality agreement in compliance with Section 5.2(b)) with respect to any Acquisition Proposal (any action described in this sentence being referred to as a "Adverse Recommendation Change"). Notwithstanding the foregoing, prior to the date on which the Company has received Company Stockholder Approval, the Company Board of Directors may effect an Adverse Recommendation Change if (x) the Company receives an Acquisition Proposal that was not initiated, solicited, knowingly encouraged or knowingly induced, or the result of any action knowingly taken which was intended to lead to the making, submission or announcement of such Acquisition Proposal in violation of Section 5.2(a) that the Company Board of Directors concludes constitutes a Superior Proposal or (y) an Intervening Event occurs and as a result thereof the Company Board of Directors determines in good faith that the failure to effect an Adverse Recommendation Change would be inconsistent with its fiduciary duties to the Company's stockholders under applicable Law; provided that (1) prior to effecting such an Adverse Recommendation Change with respect to a Superior Proposal, (A) the Company has notified Parent in writing that it intends to effect an Adverse Recommendation Change; (B) the Company has provided Parent a copy of all proposed definitive agreements (including all financing documents if applicable) with respect to such Superior Proposal; (C) if requested to do so by Parent, for a period of four (4) business days following delivery of such notice, the Company shall have discussed and negotiated in good faith, and shall have made its Representatives available to discuss and negotiate in good faith, with Parent's representatives any bona fide proposed modifications to the terms and conditions of this Agreement; and (D) no earlier than the end of such four (4) business day period, the Company Board of Directors shall have concluded, after considering the terms of any proposed amendment or modification to this Agreement proposed by Parent during such four (4) business day period, that such Superior Proposal still constitutes a Superior Proposal (it being understood and agreed that any change to the financial or other material terms of a proposal that was previously the subject of a notice hereunder shall require a new notice to the Parent as provided above, but with respect to any such subsequent notices references herein to a "four (4) business-day period" shall be deemed references to a "three (3) business day period") and (2) prior to effecting such an Adverse Recommendation Change with respect to an Intervening Event, (x) the Company has notified Parent in writing that it intends to effect an Adverse Recommendation Change, describing in reasonable detail the reasons for such Adverse Recommendation Change; (y) if requested to do so by Parent, for a period of four (4) business days following delivery of such notice, the Company shall have discussed and negotiated in good faith, and shall have made its Representatives available to discuss and negotiate in good faith, with Parent's representatives any bona fide proposed modifications to the terms and conditions of this Agreement; and (z) no earlier than the end of such four (4) business day period, the Company Board of Directors shall have determined in good faith, after considering the terms of any proposed amendment or modification to this Agreement proposed by Parent during such four (4) business day period, that the failure to effect an Adverse Recommendation Change would still be inconsistent with the Company Board of Directors' fiduciary duties to the Company's stockholders under applicable Law. Any such Adverse Recommendation Change shall not change the approval of the Company Board of Directors for purposes of causing any state takeover statute or other state Law to be inapplicable to the transactions contemplated by this Agreement, including the Merger.

        5.3    Employee Matters.

        (a)   For purposes of this Section 5.3, (i) the term "Covered Employees" shall mean employees (other than Covered Union Employees) who are employed by the Company or its subsidiaries at the Effective Time and whose employment will continue with the Surviving Corporation, Parent or one of their respective subsidiaries following the Effective Time; and (ii) the term "Continuation Period" shall mean the period beginning at the Effective Time and ending on the second anniversary of the Effective Time. For the avoidance of doubt, an employee who is a Covered Union Employee as of the Effective Time who ceases to be a Covered Union Employee during the Continuation Period but remains an employee of the Surviving Corporation, Parent or one of their respective subsidiaries shall be a Covered Employee for purposes of this Section 5.3.

        (b)    Base Compensation; Annual Target Bonus Opportunity; Post-Effective Time Bonus Payments.     For the Continuation Period, Parent shall provide, or shall cause the Surviving Corporation to provide to each Covered Employee, an annual base salary or hourly rate of pay and an annual target cash bonus opportunity (expressed as a percentage of base salary) that, in each case, is no less than the base salary or hourly rate of pay or the annual target bonus, as applicable, that such Covered Employee received from the Company immediately prior to the Effective Time. Parent shall provide, or shall cause the Surviving Corporation to provide, to each Covered Employee who remains employed through the last day of the calendar year in which the Effective Time occurs, an annual bonus payment for such year that is not less than their pro-rata annual target bonus for the period commencing on the Effective Time and ending on the last day of the calendar year in which the Effective Time occurs.

        (c)    Benefit Plans.     During the Continuation Period, Parent shall maintain or cause the Surviving Corporation to maintain employee benefit plans, programs, policies, arrangements and agreements including without limitation severance plans, arrangements and agreements for Covered Employees that are no less favorable in the aggregate (and individually, with respect to any severance plan or arrangement) to the Company Plans that were in effect immediately prior to the Effective Time (other than the bonus plans described in Section 5.3(b) above, long-term incentives, change in control, retention, transaction, stay or similar arrangements); provided, however, that (i) with respect to employees who are subject to Collective Bargaining Agreements and who are employed by the Company or its subsidiaries at the Effective Time and whose employment will continue with the Surviving Corporation, Parent or one of their respective subsidiaries following the Effective Time ("Covered Union Employees"), employee benefits shall be provided in accordance with the applicable Collective Bargaining Agreements, (ii) Parent's obligations under this Section 5.3 shall be subject to such modifications as are necessary to comply with applicable Laws of the foreign countries and their political subdivisions, and applicable Collective Bargaining Agreements, and (iii) Parent shall have no obligation to offer any Covered Employee or any Covered Union Employee the opportunity to participate in any of Parent's or its subsidiaries' employee benefit plans, programs, policies or arrangements.

        (d)    Crediting of Payments.     In the event any Covered Employee first becomes eligible to participate under any employee benefit plan, program, policy, or arrangement of the Parent or Surviving Corporation ("Parent Employee Benefit Plan") following the Effective Time, Parent shall, or shall cause the Surviving Corporation to use reasonable best efforts to, (i) waive any pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements applicable to any Covered Employee under any Parent Employee Benefit Plan providing medical, dental, or vision benefits to the same extent such limitation would have been waived or satisfied under the employee benefit plan Covered Employee participated in immediately prior to coverage under the Parent Employee Benefit Plan; and (ii) provide each Covered Employee with credit for any co-payments and deductibles paid prior to the Covered Employee's coverage under any Parent Employee Benefit Plan during the calendar year in which such amount was paid, to the same extent such credit was given under the employee benefit plan Covered Employee participated in immediately prior to coverage under the Parent Employee Benefit Plan, in satisfying any applicable deductible or out-of-pocket requirements under the Parent Employee Benefit Plan.

        (e)    Service Crediting.     As of the Effective Time, Parent shall recognize, or shall cause the Surviving Corporation to recognize, all service of each Covered Employee prior to the Effective Time, to the Company and its subsidiaries (as well as predecessor entities of the Company or any of its subsidiaries) for purposes of eligibility to participate and vesting credit but the service of each Covered Employee prior to the Effective Time shall not be recognized for the purpose of (i) other than with respect to severance and vacation benefits, any entitlement to benefits or benefit accruals, including, but not limited to, under any pension or post-retirement benefit plans; (ii) the level of non-elective employer contributions under any 401(k) plan of Parent or (iii) eligibility to participate in, or the level of benefits under, any Parent retiree medical program in which any Covered Employee participates after the Effective Time. In no event shall anything contained in this Section 5.3(e) result in any duplication of benefits for the same period of service.

        (f)    From the date of this Agreement until the Effective Time, the Company and its subsidiaries shall, following consultation with Parent, use their reasonable best efforts to satisfy all notice, consultation and consent requirements with respect to the employees of the Company and its subsidiaries under applicable Law, or the terms of any Collective Bargaining Agreement.

        (g)   Nothing in this Section 5.3 shall be construed to limit the right of Parent or any of its subsidiaries (including, following the Effective Time, the Company and its subsidiaries) to amend or terminate any Company Plan or other employee benefit plan, program, agreement or arrangement in accordance with its terms, nor shall anything in this Section 5.3 be construed to require Parent or any of its subsidiaries (including, following the Effective Time, the Company and its subsidiaries) to retain the employment of any particular Covered Employee or Covered Union Employee for any fixed period of time following the Effective Time.

        (h)   Notwithstanding anything in this Agreement to the contrary, after the Effective Time, the terms and conditions of employment for any Covered Union Employee, to the extent applicable and in accordance with the terms of the relevant Collective Bargaining Agreement, shall continue to be governed by such Collective Bargaining Agreement until its expiration, modification or termination in accordance with its terms and applicable Laws.

        (i)    Without limiting the generality of Section 9.5, the provisions of this Section 5.3 are solely for the benefit of the parties hereto, and no current or former employee, director or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of the Agreement and nothing herein shall be interpreted to establish or amend any Company Plan or any other employee benefit or compensation plan, program or arrangement maintained, sponsored or contributed to by Parent, the Company or their respective subsidiaries.

SECTION 6

ADDITIONAL COVENANTS AND AGREEMENTS

        6.1    Proxy Statement.     The Company shall, subject to Parent's compliance with its obligations under this Section 6.1, as soon as practicable following the date of this Agreement and in any event within fifteen (15) business days, prepare and file with the SEC the Proxy Statement in preliminary form, and the Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC with respect thereto. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all written correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt of the Company Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto), the Company shall provide Parent, Sub and their counsel a reasonable opportunity to review and comment on such document and shall give due consideration to all reasonable additions, deletions, or changes suggested thereto by

Parent, Sub and their counsel. Parent shall furnish to the Company all information concerning Parent and Sub as may be reasonably requested by the Company in connection with the Proxy Statement, including such information that is required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement, and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of comments from the SEC. The Company shall establish a record date for the Company Stockholders Meeting, commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith and thereafter mail the Proxy Statement to the Company's stockholders as promptly as reasonably practicable after being informed by the SEC staff that the SEC will have no further comments on the document. Subject to the terms and conditions of this Agreement, the Proxy Statement shall contain the recommendation of the Company Board of Directors in favor of adoption of this Agreement.

        6.2    Meeting of Stockholders of the Company.     The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of seeking the Company Stockholder Approval and, unless the Company Board of Directors shall have effected a Change of Recommendation, use its reasonable best efforts to solicit approval of this Agreement. The Company shall schedule the Company Stockholders Meeting to be held within forty-five (45) days of the initial mailing of the Proxy Statement; provided, however, that the Company may postpone, recess or adjourn the Company Stockholders Meeting: (i) with the consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed or (ii) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure required under applicable Laws and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company's stockholders prior to the Company Stockholders Meeting. The Company may, and at the instruction of Parent shall, postpone, recess or adjourn the Company Stockholders Meeting if there are not sufficient affirmative votes in person or by proxy at such meeting to adopt this Agreement to allow reasonable additional time for solicitation of proxies for purposes of obtaining the Company Stockholder Approval; provided, that (x) Parent shall require no more than two such postponements, recesses or adjournment, which together shall last no more than twenty (20) business days and (y) acting without the consent, or at the direction, of Parent, the Company may not postpone, recess or adjourn the meeting more than two times, which together shall last no more than twenty (20) business days. Any additional postponements, recesses or adjournments shall be by mutual agreement of Parent and the Company.

        6.3    Access to Information.     Prior to the Effective Time, Parent shall be entitled, through its employees and representatives, to have such reasonable access to the assets, properties, records, business and operations of the Company as is reasonably necessary or appropriate in connection with Parent's investigation of the Company with respect to the transactions contemplated hereby and with respect to Parent's integration planning and transaction structuring. Any such investigation and examination shall be conducted at reasonable times during business hours upon reasonable advance notice and under reasonable circumstances so as to minimize disruption to or impairment of the Company's business. No investigation by Parent or the Company (whether conducted prior to or after the date of this Agreement) shall diminish or obviate any of the representations, warranties, covenants or agreements of the Company or Parent contained in this Agreement. In order that Parent may have a reasonable opportunity to make such investigation, the Company shall furnish the representatives of Parent during such period with such information and copies of such documents concerning the affairs of the Company as such representatives may reasonably request and use its reasonable best efforts to cause its officers, employees, consultants, agents, accountants and attorneys to reasonably cooperate with such representatives in connection with such investigation. Notwithstanding the foregoing, the Company shall not be required to provide access to or disclose (a) any information or documents which would (in the reasonable judgment of the Company) be reasonably likely to (i) constitute a waiver of the attorney-client or other privilege held by the Company or any of its subsidiaries, (ii) violate any applicable Laws or (iii) breach any agreement of the Company or any of its subsidiaries with any third party; provided, however, that each party shall use its reasonable best efforts to obtain any required consents and take such other reasonable action (such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney-client privilege) to permit such access or disclosure; or (b) if the Company or any of its affiliates, on the one hand, and Parent or any of its affiliates, on the other hand, are adverse parties in a litigation, any information that is reasonably pertinent thereto. Notwithstanding anything to the contrary herein, Parent shall not be entitled to undertake any environmental sampling or testing in connection with its investigation of the Company's (or its subsidiaries') properties, business and operations. The information and documents so provided shall be subject to the terms of the Confidentiality Agreement.

        6.4    Public Disclosure.     The initial press release concerning the Merger shall be a joint press release and, thereafter, so long as this Agreement is in effect, neither Parent, Sub nor the Company will disseminate any press release or other announcement concerning the Merger or this Agreement or the other transactions contemplated by this Agreement, except as may be required by Law, without the prior consent of each of the other parties hereto, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, without prior consent of the other parties, each party (a) may communicate information that is not confidential information of any other party with financial analysts, investors and media representatives in a manner consistent with its past practice in compliance with applicable Law and (b) may disseminate the information included in a press release or other document previously approved for external distribution by the other parties. Each party agrees to promptly (and in any event within two (2) business days) make available to the other parties copies of any written communications made without prior consultation with the other parties. Notwithstanding any other provision of this Agreement, (i) no party will be required to consult with the other party in connection with any such press release or announcement if the Company Board of Directors has effected any Adverse Recommendation Change or shall have resolved to do so and (ii) the requirements of this Section 6.4 shall not apply to any disclosure by the Company or Parent of any information concerning this Agreement or the transactions contemplated hereby in connection with a determination by the Company in accordance with Section 5.2(b) that an Acquisition Proposal constitutes, or may constitute, a Superior Proposal or any dispute between the parties regarding this Agreement, the Merger or the transactions contemplated by this Agreement.

        6.5    Regulatory Filings; Reasonable Best Efforts.

        (a)   Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, Parent and the Company each agree to (i) file a Notification and Report Form pursuant to the HSR Act and to make filings required by applicable foreign Antitrust Laws with respect to the Merger within thirty (30) business days of the date of the Agreement (and Parent may "pull and refile" any such form or filing, if in its reasonable good faith judgment in consultation with and considering in good faith the views of counsel for the Company, such step is consistent with expeditiously obtaining a required approval), and (ii) to supply as promptly as practicable any additional information and documentary material required pursuant to the HSR Act or any foreign Antitrust Law. Parent and the Company may agree to postpone any filings required under Section 6.5(a)(i) based on input from counsel.

        (b)   Parent and the Company will consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other in advance (to the extent legally permissible), any analyses, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Laws. Without limiting the foregoing, the parties hereto agree (A) to give each other reasonable advance notice of all meetings with any Governmental Authority relating to any Antitrust Laws, (B) to give each other an opportunity to participate in each of such meetings, (C) to the extent practicable, to give each other reasonable advance notice of all substantive oral communications with any Governmental Authority relating to any Antitrust Laws, (D) if any Governmental Authority initiates a substantive oral communication regarding any Antitrust Laws, to promptly notify the other party of the substance of such communication, (E) to provide each other with a reasonable advance opportunity to review and comment upon all written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals) with a Governmental Authority regarding any Antitrust Laws and (F) to provide each other with copies of all written communications from any Governmental Authority relating to any Antitrust Laws. Any such disclosures or provision of copies by one party to the other may be made on an outside counsel basis if appropriate. Notwithstanding the foregoing, Parent shall (after consulting with and considering in good faith the views of the Company) in its sole discretion control all aspects of the Company's efforts to gain regulatory clearance under any applicable Antitrust Law either before any Governmental Authority or in any action brought to enjoin the Merger and the other transactions contemplated hereby pursuant to any Antitrust Law.

        (c)   Notwithstanding anything in this Agreement to the contrary, and subject to the good faith cooperation of the Company and its subsidiaries, Parent agrees, and will cause each of its subsidiaries and affiliates, to take any and all actions necessary to obtain any consents, clearances or approvals required under or in connection with the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade, the creation or strengthening of a dominant position or the significant impediment of effective competition or similar effects (collectively "Antitrust Laws") to enable all waiting periods under applicable Antitrust Laws to expire, and to avoid or eliminate impediments under applicable Antitrust Laws asserted by any Governmental Authority, in each case, to cause the Merger to occur prior to the Termination Date, including but not limited to (1) promptly complying with or modifying any requests for additional information (including any second request) by any Governmental Authority, (2) if necessary to obtain clearance by any Governmental Authority before the Termination Date, offering, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, license or other disposition of any and all of the capital stock, assets, rights, products or businesses of Parent or the Company and their respective subsidiaries and any other restrictions on the activities of Parent or the Company and their respective subsidiaries and (3) contesting, defending and appealing any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would prevent closing of the Merger; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, Parent shall not be required to sell, divest or otherwise dispose of, hold separate, enter into any license or similar agreement with respect to, restrict the ownership or operation of, or agree to sell, divest or otherwise dispose of, hold separate, enter into any license or similar agreement with respect to, or restrict the ownership or operation of any assets or businesses of either Parent or the Company, or any of their respective subsidiaries, to the extent that such sale, divestiture, disposition or agreement would, individually or together with other sales, divestitures, dispositions or agreements, involve assets owned by either Parent or the Company, or any of their respective subsidiaries, that generated revenue in excess of $450,000,000 during the twelve (12) months ended September 30, 2014, it being understood that such limitation shall not apply to any sale, divestiture, disposition or agreement that, but for the fact that Parent or any of its subsidiaries entered into or consummated any acquisitions, mergers, consolidations or other business combinations by Parent after the date hereof, would not have been necessary to obtain clearance by a Governmental Authority or otherwise remove a Restraint prior to the Termination Date (it being understood that the subject company or business in any such transaction shall be deemed to be a subsidiary of Parent for purposes of this Section 6.5(c).

        (d)   Each party will bear its own expenses and costs incurred by such party in connection with any filings and submissions pursuant to Antitrust Laws.

        (e)   In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Authority challenging the Merger, each of Parent, Sub and the Company will cooperate in all respects with each other and will use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger; provided that Parent, in its sole discretion, may determine to settle such challenge provided that the terms of such settlement do not prevent or unreasonably delay consummation of the Merger prior to the Termination Date.

        (f)    Prior to the Effective Time, each party will use reasonable best efforts to obtain any consents, approvals or waivers of third parties with respect to any Contracts to which it is a party as may be necessary for the consummation of the transactions contemplated by this Agreement or required by the terms of any Contract as a result of the execution, performance or consummation of the transactions contemplated by this Agreement; provided, that in no event will the Company or its subsidiaries be required to pay, prior to the Effective Time, any fee, penalty or other consideration to any third party to obtain any consent, approval or waiver required with respect to any such Contract, unless Parent agrees to reimburse the Company such amount in the event this Agreement is terminated.

        6.6    Notification of Certain Matters.     Parent shall give prompt notice to the Company of the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would reasonably be expected to cause any condition set forth in Section 7.3 not to be satisfied at any time from the date of this Agreement to the Closing Date, and the Company shall give prompt notice to Parent of the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would reasonably be expected to cause any condition set forth in Section 7.2 not to be satisfied at any time from the date of this Agreement to the Closing Date. No such notification shall affect the representations, warranties, covenants or agreements of the parties, the conditions to the obligations of the parties under this Agreement or the remedies available to the party receiving such notification.

        6.7    Stockholder Litigation.     The Company shall, as promptly as practicable under the circumstances, after it has notice of any of the following notify the Parent of actions, suits, claims, governmental investigations or proceedings instituted or threatened against the Company or any of its directors, officers or affiliates, including by any stockholder of the Company (by any stockholder and relating to this Agreement or the transactions contemplated hereby, "Stockholder Litigation"), before any court or Governmental Authority, relating to or involving or otherwise affecting the Company, any of its affiliates, or any of its subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or relating to this Agreement or the transactions contemplated hereby, or seeking damages or discovery in connection with such transactions. Subject to entry into a customary joint defense agreement, Parent shall have the right to participate in the defense of any such actions, suits, claims, investigations or proceedings, the Company shall consult with Parent regarding the defense of any such actions, suits, claims, investigations or proceedings, and the Company may not settle or compromise any Stockholder Litigation without the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed.

        6.8    Resignations; Integration Planning.

        (a)   Prior to the Effective Time, at the written request of Parent, the Company shall use reasonable best efforts to cause any director and any officer of the Company and each subsidiary of the Company identified by Parent in such written request (by name, category or other reasonable manner of identification) to execute and deliver a letter effectuating his or her resignation as a director or officer (but not as an employee and without prejudice to such person's rights) of such entity effective as of the Effective Time. At the written request of Parent, the Company will use reasonable best efforts to cooperate with Parent to effect the replacement of any such directors and officers selected by Parent at the Effective Time.

        (b)   The Company shall obtain Parent's prior written consent (which consent will not be unreasonably withheld, delayed or conditioned) before broadly disseminating to the Company's employees any written communications regarding compensation, benefits or other treatment they will receive in connection with or following the Merger, unless any such communications are consistent with prior directives or documentation provided to the Company by Parent (in which case, the Company shall, to the extent reasonably practicable, provide Parent with prior notice of and the opportunity to review and comment upon any such communications).

        (c)   After the date hereof and prior to the Effective Time, Parent and the Company shall establish a mechanism, subject to applicable Law, reasonably acceptable to both parties by which the parties will confer on a regular and continued basis regarding the general status of the ongoing operations of the Company and its subsidiaries and integration planning matters and communicate and consult with specific persons to be identified by each party to the other with respect to the foregoing. In furtherance of the foregoing, the Company shall reasonably cooperate with Parent to the extent reasonably required in connection with any Tax matters relating to the Merger including with respect to its structure and Parent's integration planning (including by the provision of reasonably relevant records or information and the using reasonable best efforts to make available relevant third party advisors).

        (d)   Prior to the Effective Time, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and use reasonable best efforts to do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NYSE to cause the delisting of the Company Common Stock from NYSE as promptly as practicable after the Effective Time, and in any event no more than ten (10) days following the Effective Time (such period between the Effective Time and the date of which shares of the Company Common Stock are delisted, the "Delisting Period"), and deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting. The Company shall take no action that would cause the Company Common Stock to be delisted from the NYSE prior to the Effective Time. If the Surviving Corporation is reasonably likely to be required to file any periodic reports pursuant to the Exchange Act during the Delisting Period, then the Company will use reasonable best efforts to deliver to Parent at least five (5) business days prior to the Closing a substantially final draft of any such periodic reports reasonably likely to be required to be filed during the Delisting Period.

        (e)   The parties agree that any action taken or not taken with respect to the matters contemplated by this Section 6.8 will not be taken into account for purposes of determining whether any condition in Section 7 is satisfied or whether any right of termination arises under Section 8, and will not in any event give rise to liabilities or obligations of the Company or its subsidiaries.

        6.9    Director and Officer Liability.

        (a)   Parent and Sub agree that all rights to exculpation and indemnification (and all rights to advancement of expenses relating thereto) for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement, including the Merger), now existing in favor of the Indemnitees as provided in the Company Charter Documents or in any Contract between such Indemnitee and the Company listed on Section 6.9 of the Company Disclosure Letter (in each case as in effect on the date of this Agreement) shall survive the Merger and shall continue in full force and effect. From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless, and advance expenses to, Indemnitees with respect to (x) all acts or omissions by them in their capacities as such at any time at or prior to the Effective Time or (y) any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to the Merger, this Agreement and any transactions contemplated hereby, in either case, in each of (x) and (y) to the extent provided in the Company Charter Documents or in any Contract between such Indemnitee and the Company listed in Section 6.9 of the Company Disclosure Letter (in each case as in effect on the date of this Agreement). For a period of six (6) years after the Effective Time, Parent shall cause the certificate of incorporation, bylaws or other organizational documents of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses and limitation of director, officer and employee liability that are no less favorable to the Indemnitees than those set forth in the Company Charter Documents as of the date of this Agreement, which provisions thereafter shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any Indemnitees.

        (b)   Prior to the Effective Time, Sub shall obtain and fully pay the premium for a six-year "tail" prepaid policy on terms and conditions no less advantageous to the Indemnitees than the existing directors' and officers' insurance policies and the Company's existing fiduciary liability insurance policies ("D&O Insurance") with respect to any claim related to any period of time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company's existing policies as in effect as of the date of this Agreement; provided, however, that neither Sub nor Parent shall be required to pay for such "tail" prepaid policy more than three hundred percent (300%) of the annual premium currently paid by the Company for its D&O Insurance. The Surviving Corporation shall maintain such "tail" policy in full force and effect for its full term. If the Surviving Corporation is unable to, or otherwise does not, obtain such "tail" prepaid policy prior to the Effective Time, the Surviving Corporation shall continue to maintain in effect, for a period of at least six (6) years from and after the Effective Time, the D&O Insurance in place as of the date of this Agreement with the Company's current insurance carrier or with an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company's existing policies as of the date of this Agreement or, if such insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of two hundred fifty percent (250%) of the annual premium currently paid by the Company for such insurance; provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.

        (c)   The Indemnitees to whom this Section 6.9 applies shall be express third-party beneficiaries of this Section 6.9.

        (d)   Notwithstanding any other provision of this Agreement, this Section 6.9 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent, the Surviving Corporation and its subsidiaries, and shall be enforceable by the Indemnitees. In the event that Parent or the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or a majority of its properties and assets to any person, then, and in each such case, Parent shall ensure that proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as applicable, shall succeed to the obligations set forth in this Section 6.9. From and after the Effective Time, Parent shall guaranty, and shall cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants and agreements contained in this Section 6.9.

        6.10    Company Notes; Credit Facility; Financing Cooperation.     Subject in each case to Section 6.10(d) and (e):

        (a)   From the date hereof, if Parent requests in writing, the Company shall use reasonable best efforts to comply with the terms of the Indenture with respect to, subject to applicable Law, (i) conditioned upon the Closing, the repurchase at or after the Effective Time of the Company Notes from the holders thereof at the "make-whole" price set forth in the Indenture, including the delivery of any and all appropriate notices required by the terms of the Indenture, or (ii) the solicitation of consents from the holders of the Company Notes regarding the amendment, conditioned upon the Closing and effective as of the Effective Time, of certain covenants in the Indenture. Prior to taking any of the foregoing actions, the Company shall consult with and reasonably cooperate with Parent with respect to the action and the intended manner and form thereof.

        (b)   At the written request of Parent at least ten (10) days prior to the Effective Time, the Company shall terminate the Credit Facility as of the Effective Time, and shall use reasonable best efforts to obtain at the Effective Time a payoff letter (or confirmation that no amounts are then outstanding under the Credit Facility) from the agent under the Credit Facility in form and substance reasonably satisfactory to the Company and Parent with respect thereto.

        (c)   After the date hereof and prior to the Closing, the Company shall, and shall use its reasonable best efforts to cause each of its representatives, including legal, tax, regulatory and accounting advisors, to, provide Parent with reasonable cooperation reasonably requested in writing by Parent and reasonably necessary and customary in connection with Parent obtaining debt financing, the proceeds of which would solely be used to finance the Merger and related fees and expenses (the "Financing"), including, to the extent reasonably requested and reasonably necessary, customary, and not otherwise publicly available, using reasonable best efforts to (i) furnish Parent with (x) audited consolidated balance sheets of the Company and its consolidated subsidiaries for the three most recently completed fiscal years, and related audited statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the three most recently completed fiscal years, in each case ended at least 90 days prior to the Effective Time and (y) unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for each fiscal quarter (other than the fourth quarter) ended after the close of its most recent fiscal year and at least 45 days prior to the Effective Date; provided that in no event shall the Company be required to provide pro forma financial statements or adjustments or projections), in the case of this clause (i) to the extent such information is (1) reasonably available to the Company and its subsidiaries, (2) prepared in the ordinary course of the Company's business, and (3) customarily required and necessary for the preparation of the documents required to close the Financing, (ii) provide reasonable assistance to Parent in the preparation of one or more confidential information memoranda, prospectuses, offering memoranda and other marketing and syndication materials reasonably requested in writing by Parent and customarily used and required in connection with the Financing, (iii) following reasonable advance written notice and at mutually agreed times, participate in customary and a reasonable number of meetings, presentations and road shows with prospective lenders and investors and in drafting sessions and due diligence sessions, as applicable

(including the reasonable participation in such meetings by the Company's senior management), required in connection with the Financing and (iv) using reasonable best efforts to assist Parent in obtaining from the Company's auditors customary comfort letters with respect to the Company's financial information provided pursuant to Section 6.10(c)(i) (and using reasonable best efforts to assist Parent in obtain consents of the Company's accountants for use of such information in any materials customarily used and required to close the Financing and in connection with any customary filings required to be made by Parent pursuant to the Securities Act or the Exchange Act where information relating to the Company is required to be included or incorporated by reference).

        (d)   Notwithstanding Sections 6.10(a), 6.10(b), 6.10(c) or any other sections in this Agreement to the contrary, the actions contemplated in this Section 6.10 or under any other provision of this Agreement do not and shall not (A) require such cooperation to the extent it would require the Company, any of its subsidiaries, or any of its or their respective Representatives to waive or amend any terms of this Agreement, incur any actual or potential liabilities (of any kind), pay any fees, reimburse any expenses, or provide any indemnity, or enter into any definitive agreement, in each case, with respect to any Financing, any actions with respect to the Company Notes or Credit Facility or any cooperation provided pursuant to this Section 6.10, in each case prior to the Closing for which it has not received prior reimbursement by or on behalf of Parent, or take any actions that would cause the Company or any of its subsidiaries to breach this Agreement or become unable to satisfy a condition to the Closing, (B) require such cooperation from the Company, any of its subsidiaries, or any of its or their respective Representatives to the extent it would reasonably be expected to interfere in any material respect with the ongoing operations of the Company or any of its subsidiaries, (C) cause the Company, any of its subsidiaries, or any of its or their respective Representatives to incur any actual or potential liability under any certificate, agreement, arrangement, document or instrument relating to the Financing, the Company Notes or the Credit Facility, (D) involve any binding commitment by the Company, any of its subsidiaries, or any of its or their respective Representatives which commitment is not conditioned on the Closing and does not terminate without liability to the Company, any of its subsidiaries, or any of its or their respective Representatives upon the termination of this Agreement, (E) require the Company, any of its subsidiaries, or any of its or their respective Representatives to be the issuer of any securities or issue any offering document prior to Closing or require the Company, any of its affiliates, or any of its or their respective Representatives to enter into or approve any Financing or purchase agreement for any Financing prior to the Closing, (F) require the Company, any of its subsidiaries, or any of its or their respective Representatives to provide any information the disclosure of which is prohibited or restricted by applicable Law or legal proceeding or that is legally privileged, (G) require the Company, any of its subsidiaries, or any of its or their respective Representatives to take any action that will conflict with or violate the organizational documents of such person or any applicable Law or legal proceeding, (H) require any Representative of the Company or any of its subsidiaries to deliver or be required to deliver any certificate or take any other action pursuant to this Section 6.10 to the extent any such action would reasonably be expected to result in personal liability of any kind to such Representative, or (I) require the Company, any of its subsidiaries, or any of its or their respective Representatives to make any representation to Parent, any of its affiliates, any lender, agent or lead arranger to any Financing, or any other person with respect to any actions under this Section 6.10, as to the solvency of the Company, any of its subsidiaries, or any of its or their respective Representatives, or to deliver or require to be delivered any solvency or similar certificate. Notwithstanding anything to the contrary in this Section 6.10, the parties agree that any action taken or not taken with respect to the matters contemplated by this Section 6.10 will not be taken into account for purposes of determining whether any condition in Section 7 is satisfied or whether any right of termination arises under Section 8, and will not in any event give rise to liabilities or obligations of the Company or its subsidiaries. All non-public or other confidential information provided by the Company or any of its subsidiaries or any of its or their Representatives to Parent or any of its affiliates pursuant to this Section 6.10 shall be kept confidential in accordance with the terms set forth in the Confidentiality Agreement.

        (e)   Parent shall indemnify the Company, its subsidiaries, and their respective Representatives from, against and in respect of any losses, liabilities, damages, reasonable out-of-pocket costs or expenses, of any kind ("Losses"), imposed on, sustained, incurred or suffered by, or asserted against, any of them, directly or indirectly relating to, arising out of or resulting from the arrangement of the Financing, any other cooperation pursuant to this Section 6.10, and/or the provision of information utilized in connection therewith to the fullest extent permitted by applicable Law, except to the extent such Losses arise out of the willful misconduct or intentional fraud of the Company or any of its subsidiaries. Parent shall from time to time (and upon request by the Company) promptly reimburse the Company for any reasonable out-of-pocket expenses and costs (including reasonable out-of-pocket attorney's fees and expenses) incurred in connection with the Company's or its subsidiaries' or Representatives' obligations under Section 6.10. This Section 6.10(e) shall survive the Effective Time or earlier termination of this Agreement.

        6.11    Section 16 Matters.     Prior to the Effective Time, the Company shall take all such steps as may be required and permitted to cause any dispositions of Company Common Stock (including derivative securities with respect to such Company Common Stock) by each director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        6.12    Takeover Statute.     If any Takeover Law is or may become applicable to the Merger or any of the other transactions contemplated by this Agreement, the Company and the Company Board of Directors shall grant such approvals and take such actions within the Company's control as are permitted and necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

        6.13    Sub.    Parent will take all actions necessary to cause Sub to comply with this Agreement, perform its covenants and agreements under this Agreement and to consummate the Merger, in each case, on the terms and conditions set forth in this Agreement.

SECTION 7

CONDITIONS PRECEDENT TO THE OBLIGATION OF PARTIES TO CONSUMMATE THE MERGER

        7.1    Conditions to Obligations of Each Party to Effect the Merger.     The respective obligations of each party to this Agreement to consummate and effect the Merger shall be subject to the satisfaction (or waiver by such party, if permitted by applicable Law) at or prior to the Closing of the following conditions:

        (a)    Stockholder Approval.     The Company Stockholder Approval shall have been obtained.

        (b)    Statutes; Court Orders.     No order, injunction, judgment, decree or ruling (whether temporary, preliminary or permanent) enacted, promulgated, issued or entered after the date of this Agreement by any Governmental Authority of competent jurisdiction (collectively, "Restraints") or Laws enacted or promulgated after the date of this Agreement shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making consummation of the Merger illegal.

        (c)    HSR Act.     The waiting period (and any extension thereof) applicable to the Merger under the Antitrust Laws of the jurisdictions set forth on Exhibit C shall have been terminated or shall have expired.

        7.2    Additional Conditions to the Obligations of Parent and Sub.     The obligations of Parent and Sub to consummate and effect the Merger shall be further subject to the satisfaction (or waiver by

Parent and Sub, if permitted by applicable Law) at or prior to the Closing of the following additional conditions:

        (a)    Representations, Warranties and Covenants.     (i) Each of the representations and warranties of the Company contained in Section 3.1 (Organization, Standing and Corporate Power) with respect to the Company, Section 3.2 (Corporate Authorization), Section 3.24 (Brokers and Finder's Fees) and Section 3.26 (Antitakeover Statutes) shall be true and correct in all material respects as of the Closing Date as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which shall have been so true and correct as of such earlier date), (ii) the representations and warranties of the Company contained in Section 3.5 (Capitalization) shall be true and correct other than in de minimis respects as of the Closing Date as if made on such date (except for those representations and warranties which address matters only as of an earlier date which shall have been so true and correct as of such earlier date) and (iii) each of the other representations and warranties of the Company contained in Section 3 of this Agreement shall be true and correct (without giving effect to any exception or qualification contained therein relating to materiality or a Company Material Adverse Effect) as of the Closing Date, as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which shall have been so true and correct as of such earlier date), except in the case of this clause (iii), where the failure of such other representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not be reasonably expected to have, a Company Material Adverse Effect.

        (b)    Performance of Covenants of the Company.     The Company shall have performed in all material respects the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date.

        (c)    No Company Material Adverse Effect.     Since the date of this Agreement, there shall not have occurred any event, occurrence, development or state of circumstances, change, fact or condition that has had or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (d)    Closing Certificate.     The Company shall have furnished Parent with a certificate dated as of the date of determination signed on its behalf by its Chief Executive Officer or Chief Financial Officer to the effect that the conditions set forth in Sections 7.2(a), 7.2(b), and 7.2(c) have been satisfied.

        7.3    Additional Conditions to the Obligations of the Company.     The obligations of the Company to consummate and effect the Merger shall be further subject to the satisfaction (or waiver by the Company, if permitted by applicable Law) at or prior to the Closing of the following additional conditions:

        (a)    Representations, Warranties and Covenants.     (i) Each of the representations and warranties of Parent and Sub contained in Section 4.1 (Organization, Standing and Corporate Power) and Section 4.2 (Corporate Authorization) shall be true and correct in all material respects as of the Closing Date as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which shall have been so true and correct as of such earlier date) and (ii) each of the other representations and warranties of Parent and Sub contained in Section 4 of this Agreement shall be true and correct (without giving effect to any exception or qualification contained therein relating to materiality or a Parent Material Adverse Effect) as of the Closing Date, as if made as of such date (except for those representations and warranties which address matters only as of an earlier date which shall have been so true and correct as of such earlier date), except in the case of this clause (ii), where the failure of such other representations and warranties to be true and correct, individually or in the aggregate, has not had, or would not be reasonably expected to have a Parent Material Adverse Effect.

        (b)    Performance of Covenants of Parent and Sub.     Each of Parent and Sub shall have performed in all material respects the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date.

        (c)    Closing Certificate.     Parent shall have furnished the Company with a certificate dated as of the date of determination signed on its behalf by its Chief Executive Officer or Chief Financial Officer to the effect that the conditions set forth in Sections 7.3(a) and Section 7.3(b) have been satisfied.

SECTION 8

TERMINATION, AMENDMENT AND WAIVER

        8.1    Termination.    This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Effective Time, whether before or after Company Stockholder Approval is obtained:

        (a)   By mutual written consent of Parent and the Company authorized by the Parent Board and the Company Board of Directors;

        (b)   By either Parent or the Company (i) if a Restraint prohibiting the Merger shall be in effect and have become final and non-appealable; (ii) if the Merger has not been consummated by December 31, 2015 (the "Termination Date"); provided, however, that if the conditions set forth in Section 7.1(b) or Section 7.1(c) shall not have been satisfied or duly waived by all parties entitled to the benefit of such conditions by the fifth (5th) business day prior to the Termination Date, the Company or Parent may by written notice delivered to the other parties hereto extend the Termination Date from time to time to a date no later than June 30, 2016; provided further, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party whose breach of any covenants or agreements contained in this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; or (iii) the approval of the adoption of this Agreement has been submitted to the stockholders of the Company at the Company Stockholders Meeting and the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to the Company if the failure by the Company to perform any of its obligations under this Agreement has been the principal cause or resulted in the failure to obtain the Company Stockholder Approval;

        (c)   By Parent, so long as it is not then in material breach of any of its covenants or agreements contained in this Agreement, if there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of the Company set forth in this Agreement, which breach or inaccuracy has resulted in any condition set forth in Section 7.2(a), Section 7.2(b) or Section 7.2(c) not being satisfied (and such breach or inaccuracy has not been cured or such condition has not been satisfied within thirty (30) days after the receipt of notice thereof or such breach or inaccuracy is not reasonably capable of being cured or such condition is not reasonably capable of being satisfied within such period);

        (d)   By the Company, so long as it is not then in material breach of any of its covenants or agreements contained in this Agreement, if there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of the Parent or Sub set forth in this Agreement, which breach or inaccuracy has resulted in any condition set forth in Section 7.3(a) or Section 7.3(b) not being satisfied (and such breach or inaccuracy has not been cured or such condition has not been satisfied within thirty (30) days after the receipt of notice thereof or such breach or inaccuracy is not reasonably capable of being cured or such condition is not reasonably capable of being satisfied within such period);

        (e)   By Parent, at any time prior to the Company Stockholder Approval, if (i) an Adverse Recommendation Change shall have occurred, (ii) the Company Board of Directors fails to publically reaffirm the approval and recommendation of the Company Board of Directors of this Agreement and the Merger within ten (10) business days of receipt of a written request by Parent to provide such reaffirmation following receipt by the Company of an Acquisition Proposal that is publicly announced or otherwise publicly known (which notice may only be given once with respect to each such Acquisition Proposal) or (iii) the Company shall have violated or breached in any material respect its obligations under Section 5.2; or

        (f)    By the Company, at any time prior to the Company Stockholder Approval, if (i) the Company Board of Directors effects an Adverse Recommendation Change with respect to a Superior Proposal in accordance with Section 5.2(c) and (ii) the Company shall enter into the definitive agreement providing for such Superior Proposal concurrently with such termination.

        8.2    Effect of Termination.

        (a)   In the event of termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall forthwith become null and void and be of no further force or effect, and there shall be no liability on the part of Parent, Sub or the Company (or any of their respective directors, officers, employees, stockholders, agents or representatives), except for the Confidentiality Agreement and as set forth in the last sentence of Section 6.3, Section 6.10(e), this Section 8.2 and Section 9, each of which shall remain in full force and effect and survive any termination of this Agreement; provided, however, that nothing herein shall relieve any party from liability for fraud or the intentional breach of any of its covenants or agreements set forth in this Agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity, including liability for damages determined taking into account all relevant factors, including the loss of the benefit of the transactions contemplated hereby to the party, any lost stockholder premium, any lost synergies, the time value of money, and any benefit to breaching party or its stockholders arising from such intentional breach. For purposes of this Agreement, "intentional breach" of a covenant or agreement shall mean an action or omission taken or omitted to be taken that the breaching person intentionally takes (or fails to take) and knows (or should reasonably have known) would, or would reasonably be expected to, cause a material breach of such covenant or agreement.

        (b)   If Parent shall have terminated this Agreement pursuant to Section 8.1(e), the Company shall pay or cause to be paid to Parent within two (2) business days of such termination a termination fee of $500,000,000 (the "Termination Fee"). If the Company terminates this Agreement pursuant to Section 8.1(f), it shall, concurrently with and as a condition to such termination, pay or cause to be paid the Termination Fee to Parent. If (i) this Agreement is terminated pursuant to Section 8.1(b)(ii), Section 8.1(b)(iii) or Section 8.1(c) with respect to the breach of a covenant or agreement, (ii) after the date of this Agreement and (x) prior to the time of termination in case of such a termination pursuant to Section 8.1(b)(ii) or Section 8.1(c) or (y) prior to the Company Stockholder Meeting in the case of a such a termination pursuant to Section 8.1(b)(iii), an Acquisition Proposal shall have been publicly announced or otherwise communicated to the Company Board of Directors and not withdrawn prior to the time of termination or prior to the Company Stockholder Meeting, as applicable, and (iii) within twelve (12) months after the date on which this Agreement shall have been so terminated, the Company enters into a definitive agreement with respect to an Acquisition Proposal or an Acquisition Proposal is consummated (for purposes of this Section 8.2(b), all references in the definition of Acquisition Proposal to "twenty percent (20%)" shall be deemed references to "fifty percent (50%)"), the Company shall pay or cause to be paid to Parent the Termination Fee upon the earlier of the execution of such definitive agreement or consummation of such Acquisition Proposal. All amounts due hereunder shall be payable by wire transfer in immediately available funds to such account as Parent may designate in writing to the Company. If the Company fails to promptly make any payment required under this Section 8.2(b) and Parent commences a suit to collect such payment, the Company shall indemnify Parent for its reasonable fees and expenses (including reasonable attorneys fees and expenses) incurred in connection with such suit and shall pay interest on the amount of the payment at the prime rate in the Wall Street Journal in effect on the date the payment was payable pursuant to this Section 8.2(b). Notwithstanding anything to the contrary contained herein, (i) in no event shall the Company be required to pay the Termination Fee on more than one occasion and (ii) if Parent receives the Termination Fee in accordance with this Section 8.2(b), such payment shall be the sole and exclusive remedy of Parent and Sub hereunder, and upon such payment, the Company shall have no further liability (in contract, tort, or otherwise) arising out of, or with respect to, this Agreement or the transactions contemplated hereby to Parent, Sub or any of their respective affiliates.

        8.3    Fees and Expenses.     Except as otherwise set forth herein, including Section 6.10(e), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that if (i) this Agreement is terminated pursuant to Section 8.1(b)(ii), Section 8.1(b)(iii) or Section 8.1(c) with respect to the breach of a covenant or agreement, and (ii) after the date of this Agreement and (x) prior to the time of termination in case of such a termination pursuant to Section 8.1(b)(ii) or Section 8.1(c) or (y) prior to the Company Stockholder Meeting in the case of a termination pursuant to Section 8.1(b)(iii), an Acquisition Proposal shall have been publicly announced or otherwise communicated to the Company Board of Directors and not withdrawn prior to the time of termination or prior to the Company Stockholder Meeting, as applicable, the Company shall reimburse Parent and Sub within five (5) business days following Parent's written request for $20,000,000 for expenses incurred or paid by or on behalf of Parent in connection with this Agreement or the consummation of any of the transactions contemplated by this Agreement (the "Expenses"); provided further that for purposes of this Section 8.3, (A) all references in the definition of Acquisition Proposal to "twenty percent (20%)" shall be deemed references to "fifty percent (50%)", and (B) any such Expenses paid to the Company shall be credited against the Termination Fee when the Termination Fee is paid.

        8.4    Amendment.    Subject to applicable Law and as otherwise provided in the Agreement, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors, but after the approval of this Agreement by the stockholders of the Company, no amendment shall be made which by Law requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        8.5    Waiver.    At any time prior to the Effective Time, each of the Company, on the one hand, and Parent and Sub, on the other hand, hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party or parties (as applicable) hereto or (b) waive compliance with any of the agreements of any other party or parties (as applicable) or any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit; provided, that any such extension or waiver shall be binding upon a party only if such extension or waiver is set forth in a writing executed by such party.

SECTION 9

MISCELLANEOUS

        9.1    No Survival.     None of the representations or warranties in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement contained in this Agreement or in any document or instrument delivered pursuant to or in connection with this Agreement that by its terms applies in whole or in part after the Effective Time.

        9.2    Notices.    Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, by overnight courier, by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two (2) business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

(a)	if to Parent or Sub, to:
Pfizer Inc. 235 East 42nd Street New York, NY 10017 Attn: Senior Vice President & Associate General Counsel Telephone: 212-733-2323 Facsimile: 212-573-0768
with a copy (which shall not be considered notice) to:
Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199 Attn: Paul M. Kinsella Marko S. Zatylny Telephone: (617) 951-7921 Facsimile: (617) 951-7050
(b)	if to the Company, to:
Hospira, Inc. 275 North Field Drive Lake Forest, IL 60045 Attn: Royce Bedward, General Counsel Telephone: 224-212-2894 Facsimile: 224-212-3284
with a copy (which shall not be considered notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP 155 North Wacker Drive Chicago, IL 60606 Attn: Charles W. Mulaney, Jr. Richard C. Witzel, Jr. Telephone: (312) 407-0700 Facsimile: (312) 407-0411

Any party may by notice given in accordance with this Section 9.2 to the other parties designate another address or person for receipt of notices hereunder.

        9.3    Entire Agreement.     This Agreement and the Confidentiality Agreement contain the entire agreement among the parties with respect to the Merger and related transactions, and supersedes all prior agreements, written or oral, among the parties with respect thereto.

        9.4    Governing Law.     This Agreement and all actions arising under or in connection therewith shall be governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law thereof.

        9.5    Binding Effect; No Assignment; No Third-Party Beneficiaries.

        (a)   This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that (i) the Sub may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to Parent, and (ii) each of Parent and the Sub may assign, in their respective sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more direct or indirect wholly owned subsidiaries of Parent (each, an "Assignee"), in each case, so long as such assignment would not delay, impair or prevent consummation of the Merger or otherwise result in a Parent Material Adverse Effect. Any such Assignee shall be a "party" for purposes of this Agreement and may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Assignees. Subject to the preceding sentences, but without relieving any party hereto of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Notwithstanding any such assignment contemplated by this Section 9.5(a), nothing herein shall relieve Parent or Sub of any obligation under this Agreement.

        (b)   Other than the provisions of Section 2 (which, from and after the Effective Time, shall be for the benefit of holders of Company Common Stock, Company Options, Company Restricted Stock Units, Company Performance Share Awards and Company Restricted Shares as of the Effective Time to the extent necessary to receive the consideration due such persons thereunder), and Section 6.9, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than Parent, Sub and the Company and their respective successors and permitted assigns any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        9.6    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        9.7    Severability.    If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to attempt to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

        9.8    Submission to Jurisdiction; Waiver.     Each of the Company, Parent and Sub (and any Assignee) irrevocably agrees that any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby shall be brought and determined by the Delaware Court of Chancery and any appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) and each of the Company, Parent and Sub (and any Assignee) hereby irrevocably submits with regard to any action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts and agrees not to commence any litigation relating thereto except in such courts. Each of the Company, Parent and Sub (and any Assignee) hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Notwithstanding the foregoing, each such party agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the aforesaid courts in any other court or jurisdiction.

        9.9    Enforcement.    The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, any other party shall be entitled to an injunction (without posting a bond or other undertaking) restraining any violation or threatened violation of the provisions of this Agreement or to enforce specifically the terms and provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law.

        9.10    No Waiver; Remedies Cumulative.     No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

        9.11    Waiver of Jury Trial.     EACH OF PARENT, COMPANY AND SUB (AND ANY ASSIGNEE) HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) BETWEEN THEM ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENT OR ACTION RELATED HERETO OR THERETO.

SECTION 10

DEFINITIONS

        10.1    Certain Definitions.     As used herein, the following terms have the following meanings:

                  "Acquisition Proposal" means a bona fide proposal or offer from any person (other than Parent and its subsidiaries) relating to any (i) merger, consolidation, share exchange, business combination, recapitalization or other similar transaction involving the Company, pursuant to which any such person would own or control, directly or indirectly, twenty percent (20%) or more of the voting power of the Company, (ii) sale, lease, license, liquidation, dissolution or other disposition directly or indirectly of assets of the Company (including Equity Interests of any of its subsidiaries) or any subsidiary of the Company representing twenty percent (20%) or more of the consolidated assets, revenues or net income of the Company and its subsidiaries, taken as a whole, or to which twenty percent (20%) or more of the Company's revenues, earnings or assets on a consolidated basis are attributable, taken as a whole, (iii) issuance or sale or other disposition of Equity Interests representing twenty percent (20%) or more of the voting power of the Company, (iv) tender offer, exchange offer or any other similar transaction or series of transactions in which any person will acquire, directly or indirectly, beneficial ownership or the right to acquire beneficial ownership of Equity Interests representing twenty percent (20%) or more of the voting power of the Company or (v) any combination of the foregoing.

                  "Company Charter" means the Restated Certificate of Incorporation of the Company, as amended on or prior to the date hereof.

                  "Company Intellectual Property" means all registered and unregistered Intellectual Property exclusively owned by the Company or its subsidiaries.

                  "Company Material Adverse Effect" means any event, occurrence, development or state of circumstances, change, fact or condition that (i) prevents, materially impedes or materially delays the consummation of the Merger to a date following the Termination Date (provided, that the parties hereto agree that this clause (i) shall be disregarded for purposes of Section 7 and Section 8 herein) or (ii) has had a material adverse effect on the financial condition, assets, liabilities, business or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that a Company Material Adverse Effect shall not be deemed to include, and determination as to whether a Company Material Adverse Effect has occurred shall not take into account, effects, events, occurrences, developments or state of circumstances, changes, facts or conditions arising out of, relating to or resulting from: (A) changes generally affecting the economy, financial or securities markets or political, legislative or regulatory conditions, except to the extent (and only to the extent) such changes have a disproportionate adverse impact on the Company and its subsidiaries, taken as a whole, relative to other participants in the Company's industry; (B) changes in the Company's industry, except to the extent (and only to the extent) such changes have a disproportionate adverse impact on the Company and its subsidiaries, taken as a whole, relative to other participants in the Company's industry; (C) any change in Law or the interpretation thereof, except to the extent (and only to the extent) such changes have a disproportionate adverse impact on the Company and its subsidiaries, taken as a whole, relative to other participants in the Company's industry, or any change in applicable accounting regulations or principles, including GAAP, or the interpretation thereof; (D) any outbreak, escalation, or acts of war, armed hostility or terrorism, or any acts of God or natural disasters, except to the extent (and only to the extent) such event or development has a disproportionate adverse impact on the Company and its subsidiaries, taken as a whole, relative to other participants in the Company's industry; (E) any change attributable to the announcement or pendency of the Merger, including any litigation resulting therefrom, or any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Company and its subsidiaries due to the announcement and pendency of the Merger or the identity of the parties to this Agreement (or any communication by Parent regarding the plans or intentions of Parent with respect to the conduct of the business of the Company or any of its subsidiaries); (F) any failure by the Company to meet (x) its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself or (y) published industry analyst estimates, expectations, projections or forecasts or estimates of the Company's revenues, earnings or other financial performance or results of operations for any period, in and of itself (it being understood and agreed that the facts and circumstances giving rise to such failure in the foregoing clause (F) that are not otherwise excluded from the definition of "Company Material Adverse Effect" may be deemed to constitute, and may be taken into account in determining whether there has been, a Company Material Adverse Effect); (G) any change in the price or trading volume of Company Common Stock on the NYSE (it being understood and agreed that the facts and circumstances giving rise to such change that are not otherwise excluded from the definition of "Company Material Adverse Effect" may be deemed to constitute, and may be taken into account in determining whether there has been, a Company Material Adverse Effect); (H) any actions required pursuant to Section 6.5 to secure removal of any Restraints or to otherwise obtain approval or clearance as contemplated under Section 6.5; and (I) any actions taken (or omitted to be taken) at the specific written request of Parent or any action not taken for which Parent's prior consent or approval was requested and such consent or approval was not given in breach of this Agreement.

                  "Company Notes" means, collectively, the Company's 6.05% Notes due 2017, 5.20% Notes due August 2020, 5.80% Notes due August 2023 and 5.60% Notes due 2040.

                  "Company Plan" means each deferred compensation, incentive compensation, sales incentive, stock purchase, stock option and other equity or equity-based compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, disability, Section 125 flexible benefit, life insurance, retiree health insurance, retiree life insurance, and each other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each retirement, defined benefit pension, savings, individual account based savings, supplemental retirement plan, profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each fringe benefit, bonus, employment, consulting, retention, change in control, termination or severance plan, program, fund, agreement or arrangement; and each other employee benefit plan, fund, program or agreement or arrangement, in each case, whether oral or written, whether or not subject to ERISA, that is, in each case, sponsored, maintained or contributed to or required to be contributed to by the Company, any of its subsidiaries or its or their ERISA Affiliates, or to which the Company, any of its subsidiaries or any of its or their ERISA Affiliates is party, for the benefit of any director, employee, consultant, or independent contractor or former director, employee, consultant or independent contractor of the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries has or could have any liability, contingent or otherwise, including as a result of its or their ERISA Affiliates (other than any plan mandated by applicable statutory Law).

                  "Company Products" means all products being developed, tested in clinical trials, manufactured, sold or distributed by the Company or any of its subsidiaries.

                  "Confidentiality Agreement" means the Confidentiality Agreement, dated January 20, 2015 (as it may be amended from time to time), between Parent and the Company.

                  "Conflict Minerals" means (1) columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten, unless the Secretary of State of the United States determines that additional derivatives are financing conflict in the Democratic Republic of the Congo or a country that shares an internationally recognized border with the Democratic Republic of the Congo; and (2) any other mineral or its derivatives determined by the Secretary of State of the United States to be financing conflict in the Democratic Republic of the Congo or a country that shares an internationally recognized border with the Democratic Republic of the Congo.

                  "Contract" means, with respect to any person, any of the agreements, contracts, leases (whether for real or personal property), notes, bonds, mortgages, indentures, deeds of trust, loans, evidences of Indebtedness, letters of credit, settlement agreements, franchise agreements, undertakings, employment agreements, license agreements or instruments to which such person or its subsidiaries is a party, whether oral or written.

                  "Credit Facility" means the Credit Agreement and Guaranty, dated October 28, 2011, between the Company and the lenders and agents named therein, as amended on April 30, 2013.

                  "Environmental Claim" means any and all written complaints, summons, citations, directives, orders, decrees, claims, liens, litigation, investigations, notices of violation, judgments, administrative, regulatory or judicial actions, suits, demands or proceedings, or notices of noncompliance or violation by any Governmental Authority or person involving or alleging potential liability of the Company or any of its subsidiaries arising out of or resulting from any violation of any Environmental Law or the presence or Release of Hazardous Material at, from, or otherwise relating to: (i) any of the Company's or its subsidiaries' facilities or any other properties or facilities currently or formerly owned, leased, operated or otherwise used by Company or any of its subsidiary or any predecessor in interest; (ii) nearby properties or businesses; or (iii) any facilities that received Hazardous Material generated by the Company or any of its subsidiaries or any predecessor in interest.

                  "Environmental Laws" means all applicable federal, state, local or foreign Laws, statutes, regulations, ordinances, decrees, directives, judgments, common law, or other enforceable requirements of Governmental Authorities, relating to pollution or protection of human health and safety (including workplace health and safety) or the environment, including, without limitation, Laws relating to Releases or threatened Release of Hazardous Materials, the protection of human health as a result of exposure to Hazardous Materials, the storage, transport or disposal of solid and hazardous waste, discharges of substances to surface water or groundwater, air emissions, recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all Laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

                  "Environmental Liability" means all liabilities, monetary obligations, losses, damages of any kind, including without limitation punitive damages, consequential damages, treble damages, and natural resource damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants, costs of investigations and feasibility studies, compliance costs, abatement and cleanup costs), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party or requirement of Environmental Law, and which relate to any environmental condition, violation or alleged violation of Environmental Laws or Releases of Hazardous Materials at, from, or otherwise relating to (i) any of the Company's or its subsidiaries' facilities or any other properties or facilities currently or formerly owned, leased, operated or otherwise used by Company or any of its subsidiaries, the Company's current business or any predecessor in interest; (ii) nearby properties or businesses; or (iii) any facilities that received Hazardous Material generated by the Company or any of its subsidiaries or any predecessor in interest.

                  "Equity Interest" means any share, capital stock, partnership, limited liability company, membership, member, joint venture or similar interest, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable thereto or therefor.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Foreign Official" is broadly interpreted and includes: (i) any elected or appointed official of a Foreign Government (e.g., a member of a ministry of health), (ii) any employee or person acting for or on behalf of a Foreign Government official, Foreign Government agency, or enterprise performing a function of a Foreign Government, (iii) any non-U.S. political party officer, employee or person acting for or on behalf of a non-U.S. political party, or candidate for non-U.S. political office, (iv) any employee or person acting for or on behalf of a public international organization, (v) any member of a royal family or member of a Foreign Government military and (vi) any person otherwise categorized as an official of a Foreign Government under local Law. For purposes of this definition, "Foreign Government" includes all levels and subdivisions of non-U.S. governments (i.e., local, regional, or national and administrative, legislative, or executive). Without limiting the generality of the foregoing and for the avoidance of doubt, for purposes of this Agreement, all Foreign Government employees and employees of enterprises owned or controlled by Foreign Governments (e.g., doctors employed in hospitals owned or controlled by Foreign Governments, researchers employed by universities owned or controlled by Foreign Governments, and Foreign Government ministers, civil servants, and regulators) are considered Foreign Officials.

                  "Foreign Plan" means (i) any Company Plan that is maintained, sponsored or contributed to primarily for the benefit of any current or former director, employee, consultant, or independent contractor of the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries has or could have any liability, contingent or otherwise, who are or were providing services outside the United States and (ii) any plan that would be a Company Plan except for the fact that it is subject to any Law other than U.S. federal, state or local Law.

                  "GAAP" means generally accepted accounting principles in the United States.

                  "Global Trade Control Laws" means the U.S. Export Administration Regulations; the U.S. International Traffic in Arms Regulations; the economic sanctions rules and regulations implemented under statutory authority or President's Executive Orders and administered by the U.S. Treasury Department's Office of Foreign Assets Control; European Union ("E.U.") Council Regulations on export controls, including Nos. 428/2009, 267/2012; other E.U. Council sanctions regulations, as implemented in E.U. Member States; United Nations sanctions policies; all relevant regulations made under any of the foregoing; and other relevant economic sanctions or export and import control laws imposed by a relevant Governmental Authority.

                  "Governmental Authority" means any court, nation, government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial regulatory or administrative functions of, or pertaining to or on behalf of, government.

                  "Hazardous Materials" means any materials, chemicals, pollutants, contaminants, wastes, toxic or hazardous substances, including without limitation petroleum and petroleum products or compounds, gasoline, diesel fuel, solvents, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead and lead-based paints and materials, radon, radioactive materials, pesticides, urea formaldehyde, and mold, (i) that can cause harm to living organisms, human welfare, or the environment, (ii) that are regulated, or for which liability can be imposed, pursuant to Environmental Laws, or (iii) the presence, handling, or management of which requires registration, authorization, investigation or remediation under Environmental Laws, including by example "hazardous substances" and "hazardous wastes" as defined in CERCLA and RCRA, respectively.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indebtedness" means, with respect to any person, (i) indebtedness, notes payable, bonds, debentures or other obligations of such person for borrowed money, whether current, short-term or long-term, secured or unsecured; (ii) lease obligations under leases which are classified as capital leases of such person under GAAP (excluding any operating leases of such person under GAAP); (iii) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person; (iv) obligations of such person for the deferred purchase price of property or services (other than trade payables and obligations of such person to creditors incurred in the ordinary course of business); (v) obligations of such person pursuant to or evidenced by hedging, swap, factoring, interest rate, currency or commodity derivatives arrangements or other similar instruments; (vi) off-balance sheet financing of such person including synthetic leases and project financing; (vii) indebtedness of another person referred to in clauses (i) through (vi) above guaranteed, directly or indirectly, jointly or severally, in any manner by such person; (viii) indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such person; and (ix) reimbursement obligations of such person with respect to letters of credit (other than (A) letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business consistent with past practices, (B) standby letters of credit relating to workers' compensation insurance and surety bonds, and (C) surety bonds and customs bonds), bankers' acceptance or similar facilities issued for the account of such person.

                  "Indemnitee" means any current or former director or officer of the Company.

                  "Indenture" means the Indenture, dated as of June 14, 2004, between the Company and LaSalle Bank National Association, as trustee, as supplemented from time to time prior to the date of the Agreement.

                  "Intellectual Property" means any or all of the following in any jurisdiction throughout the world: (i) issued patents, patent applications (including provisional and Patent Cooperation Treaty applications), supplementary protection certificates, and statutory invention certificates, including divisions, continuations, continuations-in-part, renewals, substitutions, extensions, reissues, and reexaminations of any of the foregoing (collectively, "Patents"); (ii) trademarks, service marks, certification marks, collective marks, trade dress, trade names, corporate names, and other designators of source or origin, and all registrations and applications for any of the foregoing (including all renewals of same), and together with all goodwill associated with and symbolized by each of the foregoing (collectively, "Trademarks"); (iii) Internet domain names; (iv) published and unpublished original works of authorship, copyrights and moral rights therein and thereto, and registrations and applications therefor, and all renewals and extensions thereof (collectively, "Copyrights"); (v) any secret, confidential and proprietary information, including formula, process, device, or compilation, used in and valuable to a business and which (by virtue of its nature and secrecy) gives its owner an advantage over competitors who do not know or use it ("Trade Secrets"); and (vi) all other intellectual property or intellectual property rights (in each case whether or not subject to statutory registration or protection).

                  "Intervening Event" means a material event or circumstance that was not known to the Company Board of Directors on the date of this Agreement (or if known, the consequences of which were not known to the Company Board of Directors as of the date of this Agreement), which event or circumstance, or any consequence thereof, becomes known to the Company Board of Directors prior to the Company Stockholder Approval; provided, however that in no event shall any Acquisition Proposal or any inquiry, offer or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal constitute an Intervening Event.

                  "knowledge of the Company" means the actual knowledge of the individuals listed on Section 10.1 of the Company Disclosure Letter.

                  "Law" means any federal, state, local, national or supranational or foreign law (including common law), statute, ordinance, rule, regulation, order, code ruling, decree, arbitration award, agency requirement, license, permit, standard, binding guideline or policy, or other enforceable requirements of any Governmental Authority.

                  "Lien" means, with respect to any property or asset (including any security), any lien, mortgage, pledge, encumbrance, security interest or deed of trust.

                  "Parent Material Adverse Effect" means any change, effect, event or occurrence that, individually or in the aggregate, is or would reasonably be expected to prevent, materially delay or materially impair the ability of Parent and Sub to perform its obligations under this Agreement or to consummate the Merger and the other transactions contemplated hereby prior to the Termination Date.

                  "Permitted Liens" means any (i) statutory Liens for Taxes, business improvement district charges, water and sewer charges, assessments and other lienable services and other governmental charges and impositions not yet delinquent or that are being contested in good faith through appropriate proceedings for which adequate reserves have been established, in accordance with GAAP, on the consolidated financial statements included in the most recent Company SEC Documents, (ii) statutory Liens arising out of operation of Law, including carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Liens incurred in the ordinary course of business, (iii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation, (iv) with respect to real property, (A) all matters, whether or not of record, that arise out of the actions of Parent or its agents, representatives or contractors, (B) any state of facts an accurate survey would show, (C) all easements, covenants, rights-of-way, restrictions, encumbrances of record or title defects, and (D) any and all Laws affecting real property (including any Laws relating to zoning, building and the use, occupancy, subdivision or improvement of real property), (v) statutory landlords' Liens and Liens granted to landlords under any lease or sublease, (vi) intercompany Liens by and among the Company and any of its subsidiaries, (vii) any Liens created pursuant to or in connection with this Agreement or disclosed in the Company Disclosure Letter, (viii) licenses of Intellectual Property, (ix) Liens approved in writing by Parent and (x) Liens that, individually or in the aggregate, do not materially impair the current use and operation of the assets to which they relate.

                  "person" means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Authority.

                  "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching, migration, or other movement or presence in, into or through the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or at or from any property.

                  "Restricted Country" or "Restricted Countries" means, for any and all global transactions, Cuba, Iran, North Korea, Sudan, Syria, and the Crimea region of Ukraine. For all transactions originating from Canada, Restricted Countries shall also mean Belarus.

                  "Restricted Party" or "Restricted Parties" means any individual or entity on one or more of the Restricted Party Lists.

                  "Restricted Party List" or "Restricted Party Lists" include the list of sanctioned entities maintained by the United Nations; the Specially Designated Nationals List, the Foreign Sanctions Evaders List and the Sectoral Sanctions Identifications List, all administered by the U.S. Department of the Treasury Office of Foreign Assets Control; the U.S. Denied Persons List, the U.S. Entity List, and the U.S. Unverified List, all administered by the U.S. Department of Commerce; the entities subject to restrictive measures and the consolidated list of Persons, Groups and Entities Subject to E.U. Financial Sanctions, as implemented by the E.U. Common Foreign & Security Policy; the List of Excluded Individuals / Entities, as published by the U.S. Health and Human Services—Office of Inspector General; any lists of prohibited or debarred parties established under the U.S. Federal Food Drug and Cosmetic Act; the list of persons and entities suspended or debarred from contracting with the U.S. government; and, to the extent applicable to the activities under this Agreement, similar lists of restricted parties maintained by the Governmental Authorities of the jurisdictions of import and export.

                  "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002, including its rules and regulations.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Superior Proposal" means a bona fide written Acquisition Proposal (provided, that for purposes of this definition references to twenty percent (20%) in the definition of "Acquisition Proposal" shall be deemed to be references to fifty (50%)) which the Company Board of Directors determines in good faith (after consultation with its financial advisor) to be more favorable to the Company's stockholders than the Merger and the other transactions contemplated hereby, in each case, taking into account at the time of determination such circumstances as the Company Board of Directors determines in good faith to be appropriate, including the various legal, financial and regulatory aspects of the proposal, all the terms and conditions of such proposal and this Agreement and the ability of the person making such Acquisition Proposal to consummate the transactions contemplated by such Acquisition Proposal (based upon, among other things, expectation of obtaining required approvals).

                  "Tax" means all taxes, levies, imposts, duties, and other like charges or assessments, including any income, alternative minimum or add-on tax, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, license, capital, paid-up capital, profits, withholding, employee withholding, payroll, worker's compensation, unemployment insurance, social security, employment, excise, severance, stamp, transfer occupation, premium, recording, real property, personal property, or windfall profit tax, or other tax of any kind whatsoever, together with any interest, penalties, related liabilities, fines or additions to tax that may become payable in respect thereof imposed by any country, any state, county, provincial or local government or subdivision or agency thereof.

                  "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any Governmental Authority with respect to Taxes, including information returns.

                  "Tax Sharing Agreements" means all agreements binding a party or any of its subsidiaries that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit (excluding any indemnification agreement or arrangement pertaining to the sale or lease of assets or subsidiaries and any commercially reasonable indemnity, sharing or similar agreements or arrangements where the inclusion of a Tax indemnification or allocation provision is customary or incidental to an agreement the primary nature of which is not Tax sharing or indemnification).

                  "third party" means any person, including as defined in Section 13(d) of the Exchange Act, other than Parent or any of its affiliates or the Company and any of its affiliates, and the Representatives of such person.

                  "Treasury Regulations" means the regulations promulgated under the Code.

        10.2    Other Definitional and Interpretative Provisions.     The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections and Schedules are to Sections and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in the Company Disclosure Letter but not otherwise defined therein, shall have the meaning as defined in this Agreement. The inclusion of any item in the Company Disclosure Letter shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish any standard of materiality for any purpose whatsoever. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder (provided, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date). References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any person include the successors and permitted assigns of that person. All references to "dollars" or "$" are to United States dollars. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisors and, accordingly, it is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger under seal as of the date first stated above.

PFIZER INC.
By:	/s/ IAN C. READ
	Name:	Ian C. Read
	Title:	Chairman & Chief Executive Officer
PERKINS HOLDING COMPANY
By:	/s/ DOUGLAS GIORDANO
	Name:	Douglas Giordano
	Title:	President

        IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger under seal as of the date first stated above.

HOSPIRA, INC.
By:	/s/ F. MICHAEL BALL
	Name:	F. Michael Ball
	Title:	Chief Executive Officer

EXHIBIT A
CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION

A-A-1

STATE of DELAWARE

 CERTIFICATE OF INCORPORATION

OF

HOSPIRA, INC.

        THE UNDERSIGNED, IN ORDER TO FORM A CORPORATION FOR THE PURPOSE HEREINAFTER STATED, UNDER AND PURSUANT TO THE PROVISIONS OF THE DELAWARE GENERAL CORPORATION LAW, HEREBY CERTIFIES THAT:

        1.     The name of the corporation is: Hospira, Inc. (the "Corporation").

        2.     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

        3.     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        4.     The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, $0.01 par value per share. Each share of Common Stock shall be entitled to one vote.

        5.     The name and address of the incorporator is: [            ], c/o Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199.

        6.     Elections of directors need not be by written ballot unless the by-laws of the Corporation (the "By-Laws") shall provide.

        7.     Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the Corporation.

        8.     A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

        B. Any repeal or modification of this Article 8 shall be prospective and shall not affect the rights under this Article 8 in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

        9.     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

[Remainder of Page Intentionally Left Blank]

A-A-2

        IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on [      ] day of [                  ], 2015.

/s/ [ ]
Name:	[ ]
Title:	Sole Incorporator

A-A-3

EXHIBIT B
BYLAWS OF SURVIVING CORPORATION

A-B-1

BY-LAWS

OF

HOSPIRA, INC.

ARTICLE I

OFFICES

        Section 1.1.    Registered Office.     The registered office of the Corporation in the State of Delaware shall be located at the principal place of business in such state of the corporation or individual acting as the Corporation's registered agent in Delaware.

        Section 1.2.    Other Offices.     In addition to its registered office in the State of Delaware, the Corporation may have an office or offices in such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II

MEETING OF STOCKHOLDERS

        Section 2.1.    Time and Place.     All meetings of the stockholders of the Corporation shall be held at such time and place, either within or outside the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2.2.    Annual Meeting.     The annual meeting of stockholders of the Corporation shall be held at such date, time and place, either within or outside the State of Delaware, as shall be determined by the Board of Directors and stated in the notice of meeting.

        Section 2.3.    Special Meetings of Stockholders.     Special meetings of stockholders for any purpose or purposes if not otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Board of Directors, the President, or the Secretary and shall be called by the President or Secretary at the request of stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at a meeting of stockholders. Such request shall state the purpose or purposes of the proposed meeting. The time of any such special meeting shall be fixed by the officer calling the meeting and shall be stated in the notice of such meeting, which notice shall specify the purpose or purposes thereof. Business transacted at any special meeting shall be confined to the purposes stated in the notice of meeting and matters germane thereto.

        Section 2.4.    Notice of Meetings.     Notice of the time and place of every annual or special meeting of the stockholders shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, in the manner prescribed by Section 6.1 of these By-Laws, except that where the matter to be acted upon is a merger or consolidation of the Corporation, or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty nor more than sixty days prior to such meeting.

        Section 2.5.    Quorum and Adjournment of Meetings.     The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by the Certificate of Incorporation. If a majority shall not be present in person or represented by proxy at any meeting of the stockholders at which action is to be taken by the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until holders of the requisite number of shares of stock entitled to vote shall be present or represented by proxy. At such adjourned meeting at which such holders of the requisite number of shares of capital stock shall be present or represented by proxy, any business may

A-B-2

be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

        Section 2.6.    Vote Required.     At any meeting of stockholders, directors shall be elected by a plurality of votes, and all other matters shall be decided by a majority of votes, cast by the stockholders present in person or represented by proxy and entitled to vote, unless the matter is one for which, by express provisions of statute, of the Certificate of Incorporation or of these By-Laws, a different vote is required, in which case such express provision shall govern and control the determination of such matter.

        Section 2.7.    Voting.     At any meeting of the stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy. To determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date which shall be not more than sixty days nor less than ten days before the date of such meeting. Except as otherwise provided by the Certificate of Incorporation or by statute, each stockholder of record shall be entitled to one vote for each outstanding share of capital stock standing in his or her name on the books of the Corporation as of the record date. A complete list of the stockholders entitled to vote at any meeting of stockholders arranged in alphabetical order with the address of each and the number of shares held by each, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting, at the locations specified by the Delaware General Corporation Law. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 2.8.    Proxies.     Each proxy shall be in writing executed by the stockholder giving the proxy or his or her duly authorized attorney. No proxy shall be valid after the expiration of three years from its date, unless a longer period is provided for in the proxy. Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or his or her legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

        Section 2.9.    Consents.     The provision of these By-Laws covering notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted. Where corporate action is taken in such manner by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all stockholders who have not consented in writing thereto and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.

ARTICLE III

DIRECTORS

        Section 3.1.    Board of Directors.     The business and affairs of the Corporation shall be managed by a Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things on its behalf as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

        Section 3.2.    Number; Election and Tenure.     The number of directors shall be fixed initially by the incorporator of the Corporation and thereafter such number may be increased from time to time by

A-B-3

the stockholders or by the Board of Directors or may be decreased by the stockholders; provided that no decrease in the number of directors shall shorten the term of any incumbent director. Except as provided by law or these By-Laws, directors shall be elected each year at the annual meeting of stockholders. Each director shall hold office until the annual meeting of stockholders next succeeding his or her election or until his or her successor is elected and has qualified or until his or her earlier resignation or removal.

        Section 3.3.    Resignation and Removal.     A director may resign at any time by giving written notice to the Board of Directors or to the President of the Corporation. Such resignation shall take effect upon receipt thereof by the Board of Directors or by the President, unless otherwise specified therein. Any one or more of the directors may be removed, either with or without cause, at any time by the affirmative vote of a majority of the then existing shares outstanding at any special meeting of the stockholders called for such purpose.

        Section 3.4.    Vacancies.     A vacancy occurring for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled by the vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director, or by the stockholders.

        Section 3.5.    Compensation.     Each director shall receive for services rendered as a director of the Corporation such compensation as may be fixed by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

MEETINGS OF THE BOARD

        Section 4.1.    Time and Place.     Meetings of the Board of Directors shall be held at such places, within or without the State of Delaware, and within or outside the United States of America, as shall be determined in accordance with these By-Laws.

        Section 4.2.    Annual Meeting.     Immediately after and at the place of the annual meeting of the stockholders, or at such other place as the Board of Directors may designate, a meeting of the newly elected Board of Directors for the purpose of organization and the election of officers and otherwise may be held. Such meeting may be held without notice.

        Section 4.3.    Regular Meetings.     Regular meetings of the Board of Directors may be held without notice, at such time and place as shall, from time to time, be determined by the Board of Directors.

        Section 4.4.    Special Meetings.     Special meetings of the Board of Directors may be held at any time and place as shall be determined by resolution of the Board of Directors or upon the call of the President, the Secretary, or any member of the Board of Directors on two days notice to each director by mail or on one day's notice personally or by telecopy, telephone or telegraph. Meetings of the Board of Directors may be held at any time without notice if all the directors are present, or if those not present waive notice of the meeting in writing, either before or after the meeting.

        Section 4.5.    Quorum and Voting.     A majority of the entire Board of Directors shall constitute a quorum at any meeting of the Board of Directors and the act of a majority of the directors shall be the act of the Board of Directors, except as may otherwise be specifically provided by law, the Certificate of Incorporation or by these By-Laws. If at any meeting of the Board of Directors there shall be less than a quorum present, the director or directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained.

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        Section 4.6.    Consents.     Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent to such action in writing, and such writing or writings are filed with the minutes of the proceedings of the Board of Directors.

        Section 4.7.    Telephonic Meetings of Directors.     The Board of Directors may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at such meeting.

ARTICLE V

COMMITTEES OF THE BOARD

        Section 5.1.    Designation and Powers.     The Board of Directors may in its discretion designate one or more committees. Each committee shall consist of one or more of the directors of the Corporation. Such committee or committees shall have duties and powers not inconsistent with the laws of the State of Delaware, the Certificate of Incorporation, these By-Laws, and the respective resolution or resolutions of the Board of Directors.

ARTICLE VI

NOTICES

        Section 6.1.    Delivery of Notices.     Notices to directors and stockholders shall be in writing and may be delivered personally or by mail. Notice by mail shall be deemed to be given at the time when deposited in the United States mail, postage prepaid, and addressed to directors or stockholders at their respective addresses appearing on the books of the Corporation, unless any such director or stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him or her be mailed or delivered to some other address, in which case the notice shall be mailed to or delivered at the address designated in such request. Notice to directors may also be given by telegram or by telecopy.

        Section 6.2.    Waiver of Notice.     Whenever notice is required to be given by statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting of stockholders, directors or any committee of directors, as the case may be, shall constitute a waiver of notice of such meeting, except where the person is attending for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or committee of directors need be specified in any written waiver of notice.

ARTICLE VII

OFFICERS

        Section 7.1.    Executive Officers.     At the annual meeting of directors the Board of Directors shall elect a Chairman of the Board, President, Secretary and Treasurer and may elect one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers and such other officers as the Board of Directors may from time to time designate or the business of the Corporation may require. Except for the Chairman of the Board, no executive officer need be a member of the Board. Any number of offices may be held by the same person, except that the office of Secretary may not be held by the Chairman of the Board or the President.

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        Section 7.2.    Other Officers and Agents.     The Board of Directors may also elect such other officers and agents as the Board of Directors may at any time or from time to time determine to be advisable, such officers and such agents to serve for such terms and to exercise such powers and perform such duties as shall be specified at any time or from time to time by the Board of Directors.

        Section 7.3.    Tenure; Resignation; Removal; Vacancies.     Each officer of the Corporation shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal; provided, that if the term of office of any officer elected or appointed pursuant to Section 7.2 of these By-Laws shall have been fixed by the Board of Directors, he or she shall cease to hold such office no later than the date of expiration of such term regardless of whether any other person shall have been elected or appointed to succeed him or her. Any officer elected by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors; provided, that any such removal shall be without prejudice to the rights, if any, of the officer so employed under any employment contract or other agreement with the Corporation. An officer may resign at any time upon written notice to the Board of Directors. If the office of any officer becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Board of Directors may choose a successor or successors to hold office for such term as may be specified by the Board of Directors.

        Section 7.4.    Compensation.     Except as otherwise provided by these By-Laws, the salaries of all officers and agents of the Corporation appointed by the Board of Directors shall be fixed by the Board of Directors.

        Section 7.5.    Authority and Duties.     All officers as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws. In addition to the powers and duties hereinafter specifically prescribed for the respective officers, the Board of Directors may from time to time impose or confer upon any of the officers such additional duties and powers as the Board of Directors may see fit, and the Board of Directors may from time to time impose or confer any or all of the duties and powers hereinafter specifically prescribed for any officer upon any other officer or officers.

        Section 7.6.    Chairman of the Board.     The Chairman of the Board of Directors, who shall be a director, shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. As director, he or she shall perform such other duties as may be assigned from time to time by the Board of Directors.

        Section 7.7.    President.     The President shall be the chief executive officer of the Corporation. He or she shall perform such duties as may be assigned to him or her by the Board of Directors, and in the event of disability or absence of the Chairman of the Board, perform the duties of the Chairman of the Board, including presiding at meetings of stockholders and directors. He or she shall from time to time report to the Board of Directors all matters within his or her knowledge which the interest of the Corporation may require to be brought to their notice, and shall also have such other powers and perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors. The President shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection with the foregoing, shall be authorized to delegate to the Vice President and the other officers such of his or her powers and such of his or her duties as he or she may deem to be advisable.

        Section 7.8.    The Vice President(s).     The Vice President, or if there be more than one, the Vice Presidents, shall perform such duties as may be assigned to them from time to time by the Board of Directors or as may be designated by the President. In case of the absence or disability of the President the duties of the office shall, if the Board of Directors or the President has so authorized, be performed by the Vice President, or if there be more than one Vice President, by such Vice President as the Board of Directors or President shall designate.

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        Section 7.9.    The Treasurer.     The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors or by any officer of the Corporation authorized by the Board of Directors to make such designation. The Treasurer shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office and shall perform such other duties as may be specifically assigned to him or her from time to time by the Board of Directors or by the President or any Vice President.

        Section 7.10.    The Secretary.     The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for any committee when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and, when necessary, of the Board of Directors. The Secretary shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his or her office and he or she shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the President or by any Vice President.

ARTICLE VIII

CERTIFICATES OF STOCK

        Section 8.1.    Form and Signature.     The certificates of stock of the Corporation shall be in such form or forms not inconsistent with the Certificate of Incorporation as the Board of Directors shall approve. They shall be numbered, the certificates for the shares of stock of each class to be numbered consecutively, and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman of the Board, the President or a Vice President and the Treasurer (or any Assistant Treasurer) or the Secretary (or any Assistant Secretary); provided, however, that where any such certificate is signed by a transfer agent or an assistant transfer agent, or by a transfer clerk acting on behalf of the Corporation, and registered by a registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the Corporation.

        Section 8.2.    Lost or Destroyed Certificates.     The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representatives, to advertise the same in such manner as it shall require, and to give a bond in such sum as the Board of Directors may direct, indemnifying the Corporation, any transfer agent and any registrar against any claim that may be made against them or any of them with respect to the certificate alleged to have been lost or destroyed.

        Section 8.3.    Registration of Transfer.     Upon surrender to the Corporation of a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to

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transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction on its books.

ARTICLE IX

GENERAL PROVISIONS

        Section 9.1.    Record Date.     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

        Section 9.2.    Registered Stockholders.     The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

        Section 9.3.    Dividends.     Dividends upon the capital stock of the Corporation shall in the discretion of the Board of Directors from time to time be declared by the Board of Directors out of funds legally available therefor after setting aside of proper reserves.

        Section 9.4.    Checks and Notes.     All checks and drafts on the bank accounts of the Corporation, all bills of exchange and promissory notes of the Corporation, and all acceptances, obligations and other instruments for the payment of money drawn, signed or accepted by the Corporation, shall be signed or accepted, as the case may be, by such officer or officers, agent or agents as shall be thereunto authorized from time to time by the Board of Directors or by officers of the Corporation designated by the Board of Directors to make such authorization.

        Section 9.5.    Fiscal Year.     The fiscal year of the Corporation shall be fixed by the Board of Directors.

        Section 9.6.    Voting of Securities of Other Corporations.     In the event that the Corporation shall at any time own and have power to vote any securities (including but not limited to shares of stock) of any other issuer, such securities shall be voted by such person or persons, to such extent and in such manner, as may be determined by the Board of Directors.

        Section 9.7.    Transfer Agent.     The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock. It may appoint one or more transfer agents and one or more registrars and may require all stock certificates to bear the signature of either or both.

        Section 9.8.    Corporate Seal.     The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware".

        Section 9.9.    Interested Officers and Directors.

        (a)   No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation's directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof

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which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (i)  The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

         (ii)  The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

       (iii)  The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

        (b)   Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE X

INDEMNIFICATION

        Section 10.1.    Directors and Officers.     The Corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the Corporation may modify the manner of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law or (iv) such indemnification is required under a contract not inconsistent with subsection 10.4.

        Section 10.2.    Expenses.     The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

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        Section 10.3.    Enforcement.     Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefore. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article X or otherwise shall be on the corporation.

        Section 10.4.    Non-Exclusivity of Rights.     The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to indemnify and provide advances to any or all of its directors, officers, employees or agents to the fullest extent not prohibited by the Delaware General Corporation Law. The terms and conditions of such indemnification or advances may, in each case, but need not be, set forth in a contract between the Corporation and the indemnified party.

        Section 10.5.    Survival of Rights.     The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        Section 10.6.    Insurance.     To the fullest extent permitted by the Delaware General Corporation Law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

        Section 10.7.    Amendments.     Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation

        Section 10.8.    Saving Clause.     If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

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        Section 10.9.    Certain Definitions.     For the purposes of this Bylaw, the following definitions shall apply:

        (a)   The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

        (b)   The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

        (c)   The term the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        (d)   References to a "director," "executive officer," "officer," "employee," or "agent" of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        (e)   References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Bylaw.

ARTICLE XI

AMENDMENTS

        Section 11.1.    By the Stockholders.     These By-Laws may be altered, amended or repealed in whole or in part, and new By-Laws may be adopted, by the affirmative vote of the holders of a majority of the shares of capital stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, if notice thereof shall be contained in the notice of the meeting.

        Section 11.2.    By the Board of Directors.     These By-Laws may be altered, amended or repealed by the Board of Directors at any regular or special meeting of the Board of Directors if notice thereof shall be contained in the notice of the meeting.

Adopted: [            ]

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EXHIBIT C
APPLICABLE JURISDICTIONS

United States, Canada, European Union, Brazil, India (to the extent required under applicable law), New Zealand, Australia, Taiwan.

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Annex B

1585 Broadway 35th Floor New York, NY 10036

February 4, 2015

Board of Directors
Hospira, Inc.
275 North Field Drive
Lake Forest, IL 60045

Members of the Board:

We understand that Hospira, Inc. (the "Company"), Pfizer Inc. (the "Buyer") and Perkins Holding Company, a wholly owned subsidiary of the Buyer ("Acquisition Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated February 4, 2015 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, par value $0.01 per share (the "Company Common Stock") of the Company, other than shares held in treasury, by the Buyer, Acquisition Sub or any direct or indirect wholly owned subsidiary of Parent or as to which dissenters' rights have been perfected, will be converted into the right to receive $90.00 per share in cash (the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

1)
Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)
Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)
Reviewed certain financial projections prepared by the management of the Company;

4)
Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)
Reviewed the pro forma impact of the Merger on the Buyer's earnings per share, cash flow, consolidated capitalization and financial ratios;

6)
Reviewed the reported prices and trading activity for the Company Common Stock;

7)
Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

8)
Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

9)
Reviewed the Merger Agreement and certain related documents; and

10)
Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions and that the definitive Merger Agreement will not differ in any respect material to our analysis from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, and regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock in the transaction. Our opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction involving the Company.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services for the Buyer and the Company and have received fees in connection with such services. Morgan Stanley may also seek to provide such services to the Buyer and the Company in the future and expects to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. Morgan Stanley expresses no opinion or recommendation as to how the stockholders of the Company should vote at the stockholders' meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ MICHAEL BOUBLIK Michael Boublik Managing Director

Annex C

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

    a.
    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

    b.
    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

    c.
    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

    d.
    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation", and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation".

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either

  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease.

Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0 0000243392_1 R1.0.0.51160 HOSPIRA, INC. 275 N. FIELD DRIVE LAKE FOREST, IL 60045 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 12, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 12, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 1. The proposal to adopt the Agreement and Plan of Merger, dated February 5, 2015, among Pfizer Inc., Perkins Holding Company, a wholly owned subsidiary of Pfizer Inc., and Hospira, Inc., as it may be amended from time to time. 2. The proposal to approve, by non-binding advisory vote, compensation that will or may become payable by Hospira, Inc. to its named executive officers in connection with the merger contemplated by the merger agreement. 3. The proposal to approve one or more adjournments of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For address change/comments, mark here. (see reverse for instructions)

Hosprira, inc. proxy solicited by the board of directors for the special meeting of stockholders May 13, 2015, 9:00 a.m., mountain time Hosprira, inc.275 N. field drive lake forest, Illinois 60045 0000243392_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Combined Document is/are available at www.proxyvote.com . PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2015 AT 9:00 A.M., MOUNTAIN TIME Four Seasons Hotel, 1111-14th Street, Denver CO 80202 TO THE STOCKHOLDERS OF HOSPIRA, INC.: NOTICE IS HEREBY GIVEN that the Special Meeting of stockholders of HOSPIRA, INC., a Delaware corporation, will be held on May 13, 2015, at the Four Seasons Hotel at 1111-14th Street, Denver, Colorado 80202, at 9:00 a.m., Mountain time for the purposes stated on the reverse. By signing the proxy, you revoke all prior proxies and appoint F. Michael Ball and Royce R. Bedward, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may come before the special meeting and all adjournments or postponements thereof. All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible. In order to ensure your representation at the meeting, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. The foregoing items of business are more fully described in the proxy statement accompanying this Notice. The Board of Directors has fixed the close of business on April 8, 2015, as the record date for the determination of stockholders entitled to notice of and to vote at this Special Meeting and at any adjournment or postponement thereof. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address Changes/Comments: PLEASE VOTE YOUR PROXY CARD TODAY! Items to be voted appear on reverse side.